Exhibit 4.3

HARRIS COUNTY INDUSTRIAL DEVELOPMENT CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

AMENDED AND RESTATED BOND INDENTURE

Dated as of August 19, 2014

$100,000,000

HARRIS COUNTY INDUSTRIAL DEVELOPMENT CORPORATION

MARINE TERMINAL REVENUE BONDS

(HFOTCO LLC PROJECT)

SERIES 2012

[This page is intentionally left blank]

-i-

(cont’d)

ARTICLE V

REVENUES; FUNDS AND ACCOUNTS; PAYMENT OF PRINCIPAL AND INTEREST

-ii-

(cont’d)

-iii-

(cont’d)

-iv-

BOND INDENTURE

THIS AMENDED AND RESTATED BOND INDENTURE, dated as of August 19, 2014 (this “Bond Indenture”), between the Harris County Industrial Development Corporation, a Texas public non-profit corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), being qualified to accept and administer the trusts hereby created,

W I T N E S S E T H:

WHEREAS, the Issuer was created pursuant to the Development Corporation Act of 1979, now codified as Chapter 501, Texas Local Government Code, as amended (the “Act”), to act on behalf of Harris County, Texas, for the purpose of, among other things, the promotion and development of enterprises to promote and encourage employment and the public welfare; and

WHEREAS, HFOTCO LLC, a limited liability company organized under the laws of the State of Texas (the “Borrower”), requested financial assistance from the Issuer to provide funds to finance eligible costs of the projects described in the Loan Agreement referred to herein (the “Projects”); and

WHEREAS, the Issuer issued its Marine Terminal Revenue Bonds (HFOTCO LLC Project), Series 2012 (the “Bonds”) to finance eligible costs of the Projects; and

WHEREAS, the Issuer entered into a Loan Agreement, dated as of October 1, 2012, with the Borrower, under which the Issuer loaned to the Borrower the proceeds of the Bonds to provide for the financing of eligible costs of the Projects and the Borrower agreed to make loan payments in amounts and by times sufficient to pay the principal of and premium, if any, and interest on the Bonds and certain related expenses; and

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds were to be issued and secured, and to secure the payment of the principal thereof and premium, if any, and interest thereon, the Issuer executed and delivered that certain Bond Indenture, dated as of October 1, 2012, with the Trustee (the “Original Bond Indenture”); and

WHEREAS, at the request of the Borrower, the Issuer desires to amend and restate the Original Bond Indenture as herein provided in order to permit the Bonds to be converted to a Mode in which they will bear interest at a function of an interest rate index for a term ending prior to the Maturity Date, and the Original Bond Indenture may be amended for such purpose on the conditions described in Section 9.01B(7); and

WHEREAS, all acts and proceedings required by law necessary to make the Bonds, when executed by the Issuer, authenticated and delivered by the Trustee, and duly issued (including as authorized hereby to be amended), valid, binding and legal limited obligations of the Issuer, and to constitute this Bond Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Bond Indenture have been in all respects duly authorized;

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Bond Indenture to read as follows:

THIS BOND INDENTURE WITNESSETH, that in order to secure the payment of the principal of and premium, if any, and the interest on all Bonds at any time issued and outstanding under this Bond Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders thereof, and for other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Issuer does hereby covenant and agree with the Trustee, for the benefit of the respective registered owners from time to time of the Bonds, as follows:

ARTICLE I

DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS

SECTION 1.01. Definitions.

Unless the context otherwise requires, the terms defined in this Section shall, for all purposes of this Bond Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined.

“Act” means Chapter 501, Texas Local Government Code, as amended.

“Additional Payments” means the payments so designated and required to be made by the Borrower pursuant to Sections 3.06, 5.03 and 5.05 of the Loan Agreement.

“Administrative Fees and Expenses” means any application, commitment, financing or similar fee charged, or reimbursement for administrative or other expenses incurred, by the Issuer or the Trustee.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether by contract, through the ownership of voting securities or the power to appoint and remove directors or trustees, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternate Rate” means, unless as otherwise set forth in a Supplemental Bond Indenture, (1) with respect to Bonds in a Daily Mode or a Weekly Mode, an annual rate equal to the lower of the percentages of the SIFMA Municipal Swap Index shown in the following table opposite the highest short-term and the highest long-term rating assigned to the Bonds by any Rating Agency:

Short-Term Rating		Long-Term Rating	% of SIFMA Municipal Swap Index (Tax- Exempt)
A1 or P-1 or F1	and	AAA or Aaa or AAA	150%
A1 or P-1 or F1	and	AA or Aa or AA	250%
A1 or P-1 or F1	and	A or A or A	350%
A2 or P-2 or F2	and	BBB or Baa or BBB	450%
A3 or P-3 or F3 or below	and	BBB- or Baa3 or BBB- or below	Maximum Rate

(2) with respect to Bonds in a Commercial Paper Mode or a Term Rate Mode, an annual rate equal to the lower of the percentages shown in the following table, opposite the highest short-term rating (except during a Term Rate Mode with Interest Periods longer than three years) and the highest long-term rating assigned to the Bonds by any Rating Agency, of LIBOR with a term nearest to the length of the Interest Period for which the Alternate Rate is calculated:

			% of LIBOR
Short-Term Rating		Long-Term Rating	(Tax-Exempt)
A1 or P-1 or F1	and	AAA or Aaa or AAA	100%
A1 or P-1 or F1	and	AA or Aa or AA	200%
A1 or P-1 or F1	and	A or A or A	300%
A2 or P-2 or F2	and	BBB or Baa or BBB	400%
A3 or P-3 or F3 or below	and	BBB- or Baa3 or BBB- or below	Maximum Rate

(3) with respect to Bonds in any R-FLOATs Mode, an annual rate equal to the Maximum Rate, and (4) with respect to Bonds in a Term Indexed Mode (a) if the LIBOR Index is less than 1% per annum as of the most recent LIBOR Index Reset Date on or before such day, then 1% per annum, and (b) if the LIBOR Index is equal to or greater than 1% per annum as of such LIBOR Index Reset Date, then 74% of the LIBOR Index for such LIBOR Index Reset Date.

“Applicable Factor” means (1) 70% for the initial Interest Period in the Initial LIBOR Term Indexed Mode and (2) for any subsequent Interest Period in a LIBOR Term Indexed Mode means the factor greater than 65% but not more than 135% to be applied to LIBOR for the Rate Determination Date for such Interest Period in determining the LIBOR Term Indexed Rate in such Interest Period, which shall be as determined by the Remarketing Agent on the Rate Determination Date for such Interest Period.

“Applicable Spread “ means the per annum rate to be added to the LIBOR Index or any function thereof (as described in the definition thereof in this Section) when Bonds are in a LIBOR Term Indexed Mode, or to the SIFMA Index when Bonds are in a SIFMA Term Indexed Mode, to determine the Indexed Rate for such Bonds pursuant to Section 2.07. During any day in the initial Interest Period of the Initial LIBOR Term Indexed Mode, the Applicable Spread shall be the “Applicable Spread” (as defined in the initial Bondholder Agreement) so determined for such day in accordance with the initial Bondholder Agreement, which is 1.40% per annum on the first day of such Initial LIBOR Term Indexed Mode, provided that no change in the Applicable Spread in the Initial

LIBOR Term Indexed Mode shall be effective unless and until the Trustee receives written notice of such change from the Bondholder Representative or the Borrower. The Applicable Spread for any other Indexed Mode or Interest Period shall be as determined by the Remarketing Agent, or pursuant to any function or scale determined by the Remarketing Agent, prior to the first day of such Interest Period.

“Authorized Representative” means the President, the Chief Financial Officer, the Treasurer, or any Vice President of the Borrower or any other person designated as an Authorized Representative of the Borrower by a Certificate of the Borrower signed by another Authorized Representative of the Borrower and filed with the Trustee.

“Available Money” means all amounts as to which the Trustee and the Credit Facility Providers have received an Opinion of Counsel stating that no disbursement thereof pursuant to this Bond Indenture may be avoided or otherwise recovered under Section 547 (or under Section 550 in respect of such Section) of the Bankruptcy Code or under any similar provision of applicable state law in the event of the bankruptcy, insolvency, liquidation, reorganization, or similar proceeding in respect of the Issuer or the Borrower.

“Bank Settlement Deadline” means 30 minutes before the applicable DTC Settlement Deadline.

“Bond Counsel” means legal counsel of recognized national standing in the field of obligations the interest on which is excluded from gross income for federal income tax purposes, selected by the Borrower and not objected to by the Trustee or the Credit Facility Provider (if any).

“Bond Indenture” means this Bond Indenture, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Bond Indenture.

“Bond Register” means the register maintained by the Trustee to record ownership and transfers of the Bonds.

“Bondholder” means the Holder of a Bond.

“Bondholder Agreement “ means (1) until the Bonds are all repurchased by the Borrower or upon remarketing at the end of or during the initial Interest Period in the Initial LIBOR Term Indexed Mode, the Continuing Covenant Agreement, dated as of August 19, 2014, among the Borrower, Buffalo Gulf Coast Terminals LLC, Bank of America, N.A., as Administrative Agent and Collateral Agent, and the Bondholders from time to time party thereto, as originally executed or (if the Trustee receives a Favorable Opinion of Bond Counsel or no change to the definition of “Applicable Spread,” “Default Rate,” or “Determination of Taxability” therein is effected thereby) as supplemented and amended from time to time, and (2) thereafter any agreement entered into by the Borrower with a Bondholder to induce the Bondholder to purchase Bonds, stating that it is a “Bondholder’s Agreement” hereunder, and delivered to the Trustee, if (a) the Trustee receives a Favorable Opinion of Bond Counsel and (b) such agreement requires a Person (who may be the Bondholder Representative) to give prompt notice to the Trustee of any change in the Reserve Percentage, the Default Rate, the Applicable Factor, or the Applicable Spread, when applicable.

“Bondholder Representative” means the Person or Persons, if any, authorized by the Bondholder Agreement to take actions, give directions, provide consents, or give or rescind notices to the Trustee on behalf of all (or any required percentage) of the Bondholders and otherwise take such actions and exercise such powers as are delegated by the Bondholders to the Bondholder Representative under the Bondholder Agreement, but only while such Bondholder Agreement is in effect. The Bondholder Representative during the initial Interest Period in the Initial LIBOR Term Indexed Mode is Bank of America, N.A., in its capacity as administrative agent under the initial Bondholder Agreement, or its successors or assigns in such capacity under the initial Bondholder Agreement. Upon any resignation of the Bondholder Representative under the Bondholder Agreement (with written notice of such resignation given to the Trustee) and until the Trustee receives written notice that a new Bondholder Representative has been appointed, the references in this Bond Indenture to “Bondholder Representative” shall be of no effect. For the avoidance of doubt, any resignation or replacement of Bank of America, N.A., as administrative agent under the initial Bondholder Agreement with written notice to the Trustee shall automatically constitute its resignation or replacement as Bondholder Representative hereunder.

“Bonds” means all Marine Terminal Revenue Bonds (HFOTCO LLC Project), Series 2012 of the Issuer, authenticated and delivered under the Original Bond Indenture or this Bond Indenture.

“Borrower” means HFOTCO LLC, a limited liability company duly organized and existing under the laws of the State of Texas.

“Borrower Purchase Account” means the account by that name within the Purchase Fund established pursuant to Section 4.12.

“Business Day,” when used in respect of the Bonds or any subseries thereof, means a day that is not a Saturday, Sunday or legal holiday on which banking institutions generally in the State of Texas, the State of New York or any state in which the office of the Liquidity Facility Provider (if any), Credit Facility Provider (if any), Calculation Agent (if any), Bondholder Representative (if any), or Remarketing Agent (if any) for such Bonds, the Tender Agent (unless such Bonds are in a Term Rate Mode, Term Indexed Mode, Stepped Coupon Mode, or Fixed Rate Mode), or the Trustee at which its obligations under the applicable Credit Facility, Liquidity Facility, or Remarketing Agreement or this Bond Indenture are performed is located are authorized to remain closed or a day on which the New York Stock Exchange is closed and, when used with respect to any LIBOR Index determination, means any day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank market and on which the principal office of the Calculation Agent is open for business.

“Calculation Agent” means any Person engaged by the Borrower to determine the Indexed Rates (which shall be Bank of America, N.A., or any successor approved by it, during the initial Interest Period in the Initial LIBOR Term Indexed Mode) and its successors and assigns.

“Certificate,” “Statement,” “Request,” “Requisition” and “Order” of the Issuer or the Borrower, mean, respectively, a written certificate, statement, request, requisition or order signed in the name of the Issuer by the President or any Vice President of the Issuer or such other person as may be designated and authorized to sign for the Issuer and designated by the President or any Vice President of the Issuer in writing to the Trustee, or in the name of the Borrower by an Authorized Representative of the Borrower. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the two or more so combined shall be read and construed as a single instrument. If and to the extent required by Section 1.02, each such instrument shall include the statements provided for in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto, and any regulations promulgated thereunder, to the extent applicable to the taxation of interest on the Bonds.

“Commercial Paper Mode” means the Mode during which the Bonds or any subseries bear interest at the Commercial Paper Rate.

“Commercial Paper Rate” means the per annum interest rate determined pursuant to Section 2.05 with respect to any Bond in any Interest Period while in the Commercial Paper Mode.

“Common Issue Bonds” means the Bonds and any other tax- exempt bonds sold within 15 days of the first day on which there is a binding written contract for the sale or exchange of the Bonds and which are payable from loan payments to be made by the Borrower, which bonds are part of the same “issue,” as defined in section 1.150-1(c) of the Regulations, as the Bonds and include the Issuer’s Marine Terminal Revenue Bonds (HFOTCO LLC Project) Series 2010 and Series 2011.

“Cost” when used with respect to any Project has the meaning stated in the Loan Agreement.

“Costs of Issuance” means all items of expense directly or indirectly payable by or reimbursable to the Issuer or the Borrower and related to the authorization, issuance, sale and delivery of the Bonds, including but not limited to costs of preparation and reproduction of documents, printing expenses, filing and recording fees, initial fees and charges of the Trustee and its counsel, the Remarketing Agents and the Tender Agent, legal fees and charges, fees and disbursements of consultants and professionals, fees and charges for preparation, execution and safekeeping of the Bonds and any other cost, charge or fee in connection with the original issuance of the Bonds.

“Costs of Issuance Fund” means the fund of the Borrower by that name established pursuant to Section 3.03.

“Credit Facility” for the Bonds or any subseries thereof means a letter of credit, including, if applicable, a confirming letter of credit, bond insurance policy or similar credit facility issued by a commercial bank, savings institution, insurer or other financial institution, or any portion thereof, which, by its terms, shall provide for or insure the payment of the principal of and interest on such Bonds when due, and delivered to and accepted by the Trustee pursuant to Section 5.09.

“Credit Facility Fund” means the fund of the Trustee by that name established pursuant to Section 5.10.

“Credit Facility Provider”, when used in respect of the Bonds or any subseries thereof, means the commercial bank, savings institution, insurer or other Person issuing the Credit Facility for such Bonds. The initial Credit Facility Provider is Bank of America, N.A.

“Current Mode” shall have the meaning specified in Section 2.12.

“Daily Mode” means the Mode during which the Bonds or any subseries thereof bear interest at the Daily Rate.

“Daily Rate” means an interest rate that is determined pursuant to Section 2.06 on each Business Day with respect to the Bonds or any subseries thereof while in the Daily Mode.

“Default Rate” as of any date means (1) the rate defined as the “Default Rate” in any Bondholder Agreement then in effect, and (2) at all other times, the rate of interest that would then be borne by the Bonds if they did not bear interest at the Default Rate.

“Depository Participant” means a member of, or participant in, the Securities Depository.

“Determination of Taxability”shall have the meaning stated in the Bondholder Agreement, except that no Determination of Taxability shall occur or exist unless and until the Trustee has received written notice thereof from the Bondholder Representative or, if none, a Bondholder.

“Draw Deadline” means the time by which the Credit Facility Provider or Liquidity Facility Provider must receive documentation from the Trustee to be obligated to advance funds to pay principal of or interest on or the Purchase Price of Bonds by the applicable Bank Settlement Deadline. While the initial Credit Facility and Liquidity Facility remains in effect, the Draw Deadline for purchases of Bonds tendered for purchase in accordance with Article IV is 12:00 noon, New York City time, and for payment of principal of and interest on Bonds is 4:00 p.m., New York City time, on the immediately preceding Business Day.

“DTC Settlement Deadline” means the time of day by which funds must be deposited with the Securities Depository to pay the applicable transactions on such day in accordance with its operating procedures from time to time in effect. Such times are currently 2:30 p.m., New York City time, for purchases of Bonds and 3:00 p.m., New York City time, for the payment of principal of and interest on Bonds.

“Electronic Means” means by electronic transmission administered by the Society for Worldwide Interbank Financial Telecommunication (SWIFT) or other secure electronic transmission containing applicable authorization codes, passwords, and/or authentication keys issued by the Trustee; facsimile transmission; email transmission; or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Eligible Bonds” means any Bonds other than Liquidity Facility Bonds or Bonds owned by, for the account of, or on behalf of, the Issuer or the Borrower.

“Event of Default” means any of the events specified in Section 7.01.

“Excluded Purchaser” means each of the Issuer, the Borrower, and, to the knowledge of the Tender Agent, any Affiliate of the Borrower and any nominee, pledgee, or other Person to the extent such Person is purchasing a Bond for the benefit of any of the foregoing, there being no guarantor of any of the Borrower’s obligations under the Loan Agreement.

“Expiration Date” for the Bonds of any subseries means the date upon which the Liquidity Facility or Credit Facility for such Bonds is scheduled to expire (taking into account any extensions of such Expiration Date) in accordance with its terms without regard to any early termination thereof.

“Favorable Opinion of Bond Counsel” means, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, rendered by Bond Counsel, to the effect that such action is permitted under this Bond Indenture and will not, in and of itself, result in the inclusion of interest on any Common Issue Bond in gross income for federal income tax purposes (subject to the inclusion of any exceptions contained in the opinion delivered upon the effective date of this Bond Indenture).

“Fitch” means Fitch Inc., a corporation organized and existing under the laws of the state of its organization, and its successors and assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower by notice to the Issuer, the Credit Facility Provider (if any), the Liquidity Facility Provider (if any) and the Trustee.

“Fixed Rate” means the interest rate on Fixed Rate Bonds determined pursuant to Section 2.10.

“Fixed Rate Bonds” means the Bonds while in the Fixed Rate Mode.

“Fixed Rate Mode” means the Mode during which the Bonds or any subseries thereof bear interest at a Fixed Rate.

“Governmental Obligations” means noncallable (1) direct obligations of the United States of America, (2) obligations the full and timely payment of which is unconditionally guaranteed by the United States of America, (3) interest obligations of the Resolution Funding Corp. which are separately registered by book-entry on the books of the Federal Reserve Bank of New York, and (4) obligations of a state or an agency, county, municipality, or other political subdivision thereof that have been refunded and that are rated in the highest rating category by S&P or Moody’s and are secured by cash, obligations of or guaranteed by the United States of America.

“Holder,” when used with respect to a Bond, means the Person in whose name such Bond is registered on the Bond Register.

“Indexed Mode” means the Long Indexed Mode or a Term Indexed Mode.

“Indexed Rate” means a Long Indexed Rate or a Term Indexed Rate.

“Initial LIBOR Term Indexed Mode” means the LIBOR Term Indexed Mode that commences on the effective date of this Bond Indenture.

“Interest Fund” means the fund by that name established pursuant to Section 5.02.

“Interest Payment Date” means:

(1) Commercial Paper: with respect to Bonds in a Commercial Paper Mode (a) with an Interest Period of 180 days or less, the Purchase Date, and (b) with an Interest Period of 181 days or more, each May 1 and November 1 prior to the Purchase Date and the Purchase Date;

(2) Short-Term Modes: with respect to Bonds in a Daily Mode, a Weekly Mode, a weekly R-FLOATs Mode or a monthly R-FLOATs Mode, the first Business Day of each month;

(3) Special R-FLOATs: with respect to Bonds in a Special R-FLOATs Rate Period of 180 days or less, the first Business Day of the month immediately following the last day of such Special R-FLOATs Rate Period, and with respect to Bonds in a Special R- FLOATs Rate Period of more than 180 days, each May 1 and November 1 following the commencement of such Special R-FLOATs Rate Period and the last day of such Special R-FLOATs Rate Period;

(4) Term Modes: with respect to Bonds in a Term Rate Mode or a term rate R-FLOATs Mode, each May 1 and November 1 prior to the Purchase Date and the Purchase Date;

(5) Fixed Rate Mode: with respect to Bonds in the Fixed Rate Mode, each May 1 and November 1;

(6) Mode Change Dates: any Mode Change Date;

(7) Indexed Mode: with respect to Bonds (a) in a Long Indexed Mode, the dates determined by the Remarketing Agent for such Bonds pursuant to Section 2.07, and (b) in a Term Indexed Mode, (x) the first Business Day of each month during any Interest Period, if the Initial LIBOR Term Indexed Mode is in effect or if elected by the Borrower when directing a change to any Interest Mode, (y) otherwise on the first Business Day of each February, May, August, and November, and (z) each Purchase Date;

(8) Stepped Coupon Mode: with respect to Bonds in a Stepped Coupon Mode, the dates determined by the Remarketing Agent for such Bonds pursuant to Section 2.08;

(9) Maturity Dates: the respective Maturity Dates of the Bonds; and

(10) Liquidity Facility Bonds: with respect to Liquidity Facility Bonds of any subseries, the Interest Payment Dates for other Bonds of such subseries (or any other dates specified in any amendment to the initial Reimbursement Agreement or any replacement thereof approved by the Issuer, if the Trustee has received a Favorable Opinion of Bond Counsel).

“Interest Payment Period” for any Bond and Interest Payment Date means the period commencing on the last Interest Payment Date therefor to which interest thereon has been paid (or, if no interest has been paid on such Bond, from the date of original issuance of the Bonds) to, but not including, such Interest Payment Date.

“Interest Period” for any Bond means the period of time that an interest rate thereon (or the percentage or spread used to determine the same) remains in effect, which period:

(1) Daily Mode: with respect to Bonds in a Daily Mode, commences on a Business Day and extends to, but does not include, the next succeeding Business Day;

(2) Weekly Mode: with respect to Bonds in a Weekly Mode, commences on the first day such Bonds begin to accrue interest in the Weekly Mode and ends on the next succeeding Wednesday (or, if not immediately followed by a Business Day, then on the day preceding the next Business Day) that occurs at least two days later, and thereafter commences on each Thursday (or, if not a Business Day, on the next succeeding Business Day) and ends on Wednesday of the following week (or, if not immediately followed by a Business Day, then on the day preceding the next Business Day);

(3) R-FLOATs Mode: with respect to Bonds in an R-FLOATs Mode (i) bearing interest at a weekly R-FLOATs Rate, commences on the first day such Bonds begin to accrue interest in the weekly R-FLOATs Mode and ends on the next succeeding Wednesday (or, if not immediately followed by a Business Day, then on the day preceding the next Business Day), and thereafter commences on each Thursday (or, if not a Business Day, on the next succeeding Business Day) and ends on Wednesday of the following week (or, if not immediately followed by a Business Day, then on the day preceding the next Business Day); (ii) bearing interest at a monthly R-FLOATs Rate, commences on the first day such Bonds begin to accrue interest in the monthly R-FLOATs Mode and ends on the day immediately preceding the first Business Day of the next succeeding month, and thereafter commences on the first Business Day of each month and ends on the day immediately preceding the first Business Day of the next succeeding month; (iii) bearing interest at a term rate R-FLOATs Rate, commences on the first day such Bonds begin to accrue interest in the term rate R-FLOATs Mode to, but not including, the next Purchase Date; and (iv) bearing interest at a Special R-FLOATs Rate Period, extends as set forth in Section 2.06E;

(4) Commercial Paper Mode: with respect to each Bond in a Commercial Paper Mode, shall be as established by the Remarketing Agent for such Bond pursuant to Section 2.05;

(5) Indexed Mode: with respect to Bonds (a) in a Long Indexed Mode, shall extend from the first day of such Indexed Mode to the Maturity Date, and (b) in a Term Indexed Mode initially shall extend from the first day of such Term Indexed Mode to, but not including, the Purchase Date established for such Bonds pursuant to Section 2.07, and thereafter shall extend from and including such Purchase Date to but excluding the next Purchase Date therefor;

(6) Stepped Coupon Mode: with respect to Bonds in the Stepped Coupon Mode, shall be as established for such Bonds pursuant to Section 2.08;

(7) Term Rate Mode: with respect to the Bonds in a Term Rate Mode, initially shall extend from and including the first day of such Term Rate Mode to, but not including, the Purchase Date established for such Bonds pursuant to Section 2.09, and thereafter shall extend from and including such Purchase Date to but not including the next Purchase Date therefor; and

(8) Fixed Rate Mode: with respect to Bonds in the Fixed Rate Mode, commences on the first day of such Fixed Rate Mode and ends on (and includes) the day immediately prior to the Maturity Date of such Bonds.

“Interested Parties” means the Borrower, the Issuer, the Trustee, the Tender Agent and the Credit Facility Providers (if any).

“Investment Securities” means the securities and other investments described in Exhibit B.

“Issuer” means the Harris County Industrial Development Corporation or its successors and assigns.

“LIBOR” means the London Interbank Offered Rate for deposits in U.S. dollars (with a term nearest to the length of the Interest Payment Period for which the Alternate Rate or Indexed Rate is being calculated or as otherwise provided in the definition of Alternate Rate in this Section) that appears on the applicable Bloomberg screen page (or such other service as may be nominated by the ICE Benchmark Administration Limited for the purpose of displaying London interbank offered rates for U.S. dollar deposits) as of 11:00 a.m., London time, on the Rate Determination Date for such Alternate Rate or Indexed Rate. In the case of a Term Rate Mode with an Interest Period greater than 12 months, LIBOR shall mean the USD-ISDA-Swap Rate for a term nearest in length to the length of such Interest Period.

“LIBOR Index” as of any LIBOR Index Reset Date means the rate per annum equal to the London Interbank Offered Rate, as published on the applicable Bloomberg screen page (or other commercially available source providing such quotations as may be designated by the Bondholder Representative or, if none, the Calculation Agent from time to time) at or about 11:00 a.m., London time, on the second Business Day prior to such date for U.S. Dollar deposits with a term of one month commencing on such LIBOR Index Reset Date. Notwithstanding the foregoing, if (a) the Bondholder Representative or, if none, the Calculation Agent determines that (i) U.S. Dollar deposits are not being offered to banks in the London interbank market for U.S. Dollar deposits for an interest period extending from one LIBOR Index Reset Date to the next LIBOR Index Reset Date, or (ii) adequate and reasonable means do not exist for determining the LIBOR Index for any such interest period, (b) the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding determine that for any reason the LIBOR Index for any such interest period does not result in a rate that adequately and fairly reflects the cost to such Holders of holding the Bonds for such interest period, or (c) any Holder determines that any applicable law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for the Bonds to bear interest at a function of the LIBOR Index, or to determine or charge interest rates based upon the LIBOR Index, or any governmental authority has imposed material restrictions on the authority of such Holder to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank market (any event described in clause (a)(i), (a)(ii), (b) or (c) of this sentence, a “Disruption Event”), then the “LIBOR Index” shall mean an alternate rate that will result in interest on the Bonds that fairly reflects the costs to Holders of holding the Bonds for such interest period as reasonably determined by the Calculation Agent, until such time as the Bondholder Representative, the Calculation Agent or the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, as applicable, reasonably determine that the applicable Disruption Event no longer subsists.

“LIBOR Index Rate” for any day in any Interest Payment Period in a LIBOR Term Indexed Mode means a per annum rate determined from time to time and equal to (x) the product of (a) the quotient from dividing (i) the LIBOR Index as of the LIBOR Index Reset Date on which such Interest Payment Period begins by (ii) one less the Reserve Percentage, (b) the Applicable Factor, and (c) the Margin Rate Factor as of such day plus (y) the Applicable Spread during such Interest Payment Period (such Applicable Spread to be determined in accordance with Section 2.07 for any Interest Period after the first Interest Period in the Initial LIBOR Term Indexed Mode); provided, however, that the LIBOR Index Rate shall never exceed 135% of the LIBOR Index plus the Applicable Spread or equal or be less than 65% of the LIBOR Index plus the Applicable Spread.

“LIBOR Index Reset Date” for Bonds in a LIBOR Term Indexed Mode means the first Business Day of and each Interest Payment Date in such Interest Mode.

“LIBOR Term Indexed Mode” means the Mode during which the Bonds or any subseries thereof bear interest at LIBOR Term Indexed Rates for an Interest Period that ends prior to the Maturity Date, including the Initial LIBOR Term Indexed Mode.

“LIBOR Term Indexed Rate” means an interest rate that is determined pursuant to Section 2.07 with respect to Bonds in the LIBOR Term Indexed Mode or, if less, the Maximum Rate.

“Liquidity Facility” for the Bonds or any subseries thereof means a standby bond purchase agreement, letter of credit or similar liquidity facility issued by a commercial bank, savings institution, insurer or other institution, or any portion thereof, which, by its terms, shall provide for the payment of the Purchase Price of such Bonds tendered for purchase and not remarketed, delivered to and accepted by the Trustee pursuant to Section 4.18.

“Liquidity Facility Bond Rate” for the Bonds of any subseries means the interest rate(s) applicable from time to time to the other Bonds of such subseries (or as otherwise specified in accordance with any amendment to the initial Reimbursement Agreement or substitute Liquidity Facility approved by the Issuer, if the Trustee has received a Favorable Opinion of Bond Counsel).

“Liquidity Facility Bond Sale Date” means the day on which a Liquidity Facility Bond ceases to be a Liquidity Facility Bond.

“Liquidity Facility Bonds” means Bonds purchased by or with funds drawn on a Liquidity Facility Provider pursuant to a Liquidity Facility, but excluding Bonds no longer considered Liquidity Facility Bonds pursuant to the terms of such Liquidity Facility or the initial Reimbursement Agreement or any substitute therefor approved by the Issuer.

“Liquidity Facility Deposit Account” means the account by that name within the Purchase Fund established pursuant to Section 4.12.

“Liquidity Facility Provider,” when used in respect of the Bonds or any subseries thereof, means the commercial bank, savings institution, insurer or other financial institution issuing the Liquidity Facility for such Bonds. The initial Liquidity Facility Provider is Bank of America, N.A.

“Loan Agreement” means that certain Loan Agreement, dated as of October 1, 2012, between the Issuer and the Borrower, as originally executed and amended by an amendment thereto dated as of even date herewith and as it may from time to time be further supplemented, modified or amended in accordance with the terms thereof and of this Bond Indenture.

“Loan Payments” has the meaning stated in Section 1.01 of the Loan Agreement.

“Long Indexed Mode” means the Mode during which the Bonds or any subseries thereof bear interest at a Long Indexed Rate to the Maturity Date or any earlier Mode Change Date therefor or date for redemption thereof.

“Long Indexed Rate” means an interest rate that is determined pursuant to Section 2.07 with respect to any Bonds in the Long Indexed Mode or, if less, the Maximum Rate.

“Mandatory Purchase Date” for the Bonds or any subseries thereof means: (1) any Purchase Date for such Bonds in the Commercial Paper Mode, the Term Indexed Mode, the Term Rate Mode, the R-FLOATs Mode or the Special R- FLOATs Mode with a Special R-FLOATs Rate Period of greater than 35 days; (2) any Mode Change Date for such Bonds; (3) unless the provisions of Section 4.10 negating mandatory tender for purchase are satisfied, any Termination Date, New Liquidity Facility Date, Expiration Date or New Credit Facility Date for such Bonds; (4) if a Bondholder Agreement is in effect during a Term Indexed Mode, any Mandatory Purchase Date designated by the Bondholder Representative in accordance with the Bondholder Agreement by written notice given to the Trustee at least four (4) Business Days prior to such Mandatory Purchase Date; and (5) any Business Day on which such Bonds may be redeemed pursuant to Section 4.01 (other than Subsection F thereof) at a Redemption Price equal to 100% of principal amount plus accrued interest, if any, if the Borrower has requested that such Bonds then be subject to mandatory tender in writing given to the Trustee (including pursuant to Section 4.01I) at least five Business Days before notice thereof must be given pursuant to Section 4.08.

“Mandatory Sinking Account Payment” means the amount required by Section 5.03 to be paid by the Trustee on any single date for the redemption of Bonds.

“Margin Rate Factor” as of any date means the greater of one (1) or the product of (i) one (1) minus the Maximum Corporate Tax Rate then in effect multiplied by (ii) 1.53846. The effective date of any change in the Margin Rate Factor shall be the effective date of the increase or decrease (as applicable) in the Maximum Corporate Tax Rate that resulted in such change. As of the first day of the Initial LIBOR Term Indexed Mode, the Margin Rate Factor is one (1). “Maximum Corporate Tax Rate” means the highest combined marginal statutory rate of federal income tax imposed on domestic corporations in the U.S.

“Maturity Date” means November 1, 2050, or, with respect to the Bonds or any subseries thereof changed to the Stepped Coupon Mode, the maturities determined pursuant to Section 2.08, or changed to the Fixed Rate Mode, the maturities determined pursuant to Section 2.10.

“Maximum Rate” for the Bonds or any subseries thereof means the least of (1) 15% per annum, (2) the maximum interest rate permitted by law, or (3) when a Credit Facility or Liquidity Facility is in effect for such Bonds, the lower of the rate of interest specified in either thereof as the rate at which money available to be drawn thereunder to pay interest on (or the interest portion of the Purchase Price for) such Bonds has been computed.

“Mode” means, as the context may require, the Commercial Paper Mode, the Daily Mode, the Weekly Mode, the R-FLOATs Mode, an Indexed Mode, the Stepped Coupon Mode, the Term Rate Mode or the Fixed Rate Mode.

“Mode Change Date” means, with respect to any Bonds, the day immediately following the last day of one Mode for such Bonds on which another Mode begins.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the state of its organization, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower by notice to the Issuer, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any) and the Trustee.

“New Credit Facility Date” for the Bonds or any subseries thereof means the date of delivery by the Borrower to the Trustee of a new or substitute Credit Facility for such Bonds pursuant to Section 5.09 or the effective date of release of the Credit Facility for such Bonds pursuant to Section 5.08F.

“New Liquidity Facility Date” for the Bonds or any subseries thereof means the date of delivery by the Borrower to the Trustee of a new or substitute Liquidity Facility for such Bonds pursuant to Section 4.18 or the effective date of release of the Liquidity Facility for such Bonds pursuant to Section 4.17F.

“New Mode” shall have the meaning specified in Section 2.12A(1).

“Non-Remarketing Period” has the meaning specified in Section 2.06F(1).

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for an Interested Party) selected by the Borrower and not objected to by the Issuer, the Trustee, any Credit Facility Provider or any Liquidity Facility Provider and, when given with respect to any matter under the United States Bankruptcy Code, shall be counsel of nationally recognized standing in the field of bankruptcy law. If and to the extent required by the provisions of Section 1.02, each Opinion of Counsel shall include the statements provided for in Section 1.02.

“Original Bond Indenture” has the meaning stated in the recitals to this Bond Indenture.

“Outstanding,” when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 11.09) all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Bond Indenture except: (1) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation; (2) Bonds with respect to which all liability of the Issuer shall have been discharged in accordance with Section 10.02, including Bonds (or portions of Bonds) referred to in Section 11.10; and (3) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to this Bond Indenture.

“Person” means an individual, corporation, firm, association, partnership, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.

“Principal Corporate Trust Office” means the office of the Trustee at 601 Travis Street, Floor 16, Houston, Texas 77002, or any other office of the Trustee in the State of Texas or the State of New York designated by it as the place at which Bonds shall be surrendered for transfer, exchange, or payment.

“Principal Fund” means the fund by that name established pursuant to Section 5.03.

“Principal Payment Date” means, with respect to a Bond, the date on which principal of such Bond becomes due and payable, either by maturity, redemption, acceleration or otherwise.

“Project” means any project described in Exhibit A to the Loan Agreement.

“Project Fund” means the fund by that name established pursuant to Section 3.04.

“Purchase Date” for any Bond means (i) during the Commercial Paper Mode, the Term Rate Mode, either Term Indexed Mode, and the term rate R-FLOATs Mode with respect to such Bond, the date specified in Section 2.07 (in the case of the first Interest Period in the Initial LIBOR Term Indexed Mode) or determined by the Remarketing Agent for such Bond on the most recent Rate Determination Date for such Bond as the date on which such Bond shall be subject to purchase, (ii) during the Daily Mode, the Weekly Mode, the weekly R-FLOATs Mode, or the monthly R-FLOATs Mode with respect to such Bond, any Business Day elected by the Holder thereof pursuant to Section 4.06, and (iii) while such Bond is in the Special R-FLOATs Rate Period, the Interest Payment Date immediately following such Special R-FLOATs Rate Period elected by the Holder thereof pursuant to Section 4.06; provided that, if such Bond is in an R-FLOATs Mode, it will be entitled to be purchased only to the extent the proceeds of a remarketing are available for such purchase.

“Purchase Fund” means the fund of the Tender Agent by that name established pursuant to Section 4.12.

“Purchase Price” for any Bond means (i) an amount equal to the principal amount of such Bond, if purchased on any Purchase Date therefor, plus, in the case of any purchase of such Bond in the Daily Mode, the Weekly Mode or the R-FLOATs Mode, accrued interest thereon, if any, to the Purchase Date, or (ii) an amount equal to the principal amount of such Bond, if purchased on a Mandatory Purchase Date, plus accrued interest thereon, if any, to the Mandatory Purchase Date.

“Rate Determination Date,” when used with respect to any Bond, means the Business Day on which the interest rate(s) with respect to such Bond (or, in the case of Bonds in an Indexed Mode, the function of or spread to the applicable index to be used to determine such interest rates) shall be determined, which,

(1) Commercial Paper Mode: if such Bond is in the Commercial Paper Mode, shall be the first day of an Interest Period;

(2) Daily Mode: if such Bond is in the Daily Mode, shall be each Business Day commencing with the first day such Bond becomes subject to the Daily Mode;

(3) Weekly Mode: in the case of conversion to the Weekly Mode or the weekly R-FLOATs Mode, shall be a day determined by the Remarketing Agent for such Bonds which is no later than the Mode Change Date on which such Mode commences, and thereafter, while such Bond is in a Weekly Mode or a weekly R-FLOATs Mode, shall be each Thursday on which a new Interest Period commences or, if Thursday is not a Business Day, the Business Day immediately succeeding such Thursday;

(4) Special R-FLOATs: if such Bond is in a Special R-FLOATs Rate Period, shall be a day determined by the Remarketing Agent for such Bonds which is no later than the first Business Day of such Special R-FLOATs Rate Period;

(5) Term Modes: if such Bond is in a Term Rate Mode or a term rate R-FLOATs Mode, shall be a day determined by the Remarketing Agent for such Bonds which is a Business Day no earlier than 30 Business Days and no later than the Business Day immediately preceding the first day of each Interest Period;

(6) Indexed, Stepped Coupon and Fixed Mode: if such Bond is in an Indexed Mode (other than during the initial Interest Period in the Initial LIBOR Term Indexed Mode), the Stepped Coupon Mode or the Fixed Rate Mode, shall be a date determined by the Remarketing Agent for such Bond which shall be at least one Business Day prior to the Mode Change Date; and

(7) Monthly R-FLOATs: if such Bond is in the monthly R-FLOATs Mode, shall be the Business Day next preceding the first Business Day of the immediately following month.

“Rating Agency” means S&P, Moody’s and Fitch.

“Rating Category” means one of the general rating categories of the Rating Agencies without regard to any refinement or graduation of such rating category by numerical modifier or otherwise.

“Rebate Fund” means the fund by that name established pursuant to Section 5.06.

“Record Date” for the payment of interest on any Interest Payment Date means (i) with respect to Bonds in a Commercial Paper Mode, a Daily Mode, a Weekly Mode, a weekly or monthly R-FLOATs Mode, or a Term Indexed Mode while a Bondholder Agreement is in effect the day (whether or not a Business Day) immediately preceding such Interest Payment Date, and (ii) with respect to Bonds in a term R-FLOATs Mode, an Indexed Mode (except when a Bondholder Agreement is in effect), a Stepped Coupon Mode, a Term Rate Mode, or a Fixed Rate Mode, the 15th day (whether or not a Business Day) of the month immediately preceding such Interest Payment Date.

“Redemption Fund” means the fund by that name established pursuant to Section 5.04.

“Redemption Price” means, with respect to any Bond (or portion thereof), the principal amount of such Bond (or portion) plus the applicable premium, if any, payable upon redemption thereof pursuant to the provisions of such Bond and this Bond Indenture.

“Regulations” has the meaning stated in Section 1.01 of the Loan Agreement.

“Reimbursement Agreement” means any agreement between the Borrower and a Credit Facility Provider or Liquidity Facility Provider pursuant to which a Credit Facility or Liquidity Facility is issued, in each case as amended, supplemented or extended from time to time in accordance with the provisions thereof. A Reimbursement Agreement is “for” or “applicable” to the Bonds or any subseries thereof if it provides for the Credit Facility or Liquidity Facility for such Bonds to be issued.

“Remarketing Agent” for the Bonds or any subseries thereof means any remarketing agent appointed for such Bonds by the Issuer or the Borrower in accordance with Sections 4.13 and 4.14 and not objected to by the Credit Facility Provider (if any) or the Liquidity Facility Provider (if any) for such Bonds and at the time serving as remarketing agent for such Bonds under a Remarketing Agreement.

“Remarketing Agreement” means that certain remarketing agreement between the Borrower and the initial Remarketing Agent, as such agreement may from time to time be amended and supplemented or replaced, to remarket the Bonds of any subseries delivered or deemed to be delivered for purchase by the Holders thereof, subject to approval by the Credit Facility Provider (if any) and the Liquidity Facility Provider (if any) for such Bonds.

“Remarketing Proceeds Account” means the account by that name within the Purchase Fund established pursuant to Section 4.12.

“Requisition” means an application by the Borrower for the disbursement of funds held by the Trustee hereunder in substantially the form of Exhibit C, duly completed and signed by an Authorized Representative.

“R-FLOATs Mode” means the Mode during which Bonds bear interest at the R-FLOATs Rate, which may be a term rate R-FLOATs Mode, a weekly R-FLOATs Mode, a monthly R-FLOATs Mode, or an R-FLOATs Mode comprised of Special R-FLOATs Rate Periods.

“R-FLOATs Rate” means an interest rate that is determined with respect to Bonds in an R-FLOATs Mode pursuant to Section 2.06D, unless such Bonds are in a Non-Remarketing Period, in which case the Maximum Rate determined pursuant to Section 2.06F, or in a Special R-FLOATs Rate Period, in which case the rate determined pursuant to Section 2.06E. The R-FLOATs Rate may be a term rate R-FLOATs Rate, a weekly R-FLOATs Rate, a monthly R-FLOATs Rate, or a Special R-FLOATs Rate.

“Required Stated Amount” means, at any time of calculation with respect to the Bonds of any subseries, an amount equal to the aggregate principal amount of all Bonds of such subseries then Outstanding together with interest accruing thereon (assuming an annual rate of interest equal to the Maximum Rate) for the period specified in a Certificate of the Borrower to be the minimum period specified by the Rating Agencies then rating the Bonds of such subseries as necessary to maintain, in the case of the Liquidity Facility, the short- term rating of the Bonds of such subseries, or, in the case of the Credit Facility, the long-term rating of the Bonds of such subseries.

“Reserve Percentage” as of any day (1) means the total of the maximum reserve percentages as of such day for determining the reserves to be maintained by member banks of the U.S. Federal Reserve System for “Eurocurrency Liabilities,” as defined in Federal Reserve Board Regulation D, expressed as a decimal and rounded upward to the nearest 1/100 of one percent, whether or not applicable to any Bondholder, including, but not limited to, marginal, emergency, supplemental, special, and other reserve percentages, or (2) has the meaning stated in the Bondholder Agreement, if the Trustee has received a Favorable Opinion of Bond Counsel and Opinion of Counsel to the effect that the use of such meaning of Reserve Percentage to calculate the LIBOR Index Rate is authorized by Texas law; provided that no change in the Reserve Percentage shall change the Reserve Percentage for purposes of this Bond Indenture unless the Trustee receives written notice of such change from the Bondholder Representative or the Borrower. If no Bondholder Agreement is in effect hereunder or “Reserve Percentage” is not defined therein, “Reserve Percentage” means zero (0).

“Revenues” means all amounts received by the Issuer or the Trustee for the account of the Issuer pursuant or with respect to the Loan Agreement, including, without limiting the generality of the foregoing, Loan Payments (including both timely and delinquent payments, any late charges, and whether paid from any source), prepayments, and all interest, profits or other income derived from the investment of amounts in any fund or account established pursuant to this Bond Indenture, but not including any Administrative Fees and Expenses or any moneys required to be deposited in the Rebate Fund or the Purchase Fund.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the state of its organization, and its successors and assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower by notice to the Issuer, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any) and the Trustee.

“Securities Depository” means The Depository Trust Company and its successors and assigns, or any other securities depository selected as set forth in Section 2.20, which agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.

“SIFMA” means the Securities Industry and Financial Markets Association (formerly The Bond Market Association), and any successors thereto.

“SIFMA Indexed Rate” for any Bond and Interest Period in a SIFMA Term Indexed Mode means a per annum rate, determined from time to time by adding the Applicable Spread (determined in accordance with Section 2.07B) from time to time in effect for such Bond and Interest Period to the SIFMA Municipal Swap Index.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association (formerly The Bond Market Association™) Municipal Swap Index, as disseminated by Municipal Market Data, a Thomson Financial Services Company, or its successor, for the most recently preceding Business Day.

“SIFMA Term Indexed Mode” means the Mode during which the Bonds or any subseries thereof bear interest at SIFMA Indexed Rates for an Interest Period that ends prior to the Maturity Date.

“SIFMA Term Indexed Rate” means an interest rate that is determined pursuant to Section 2.07 with respect to Bonds in the SIFMA Term Indexed Mode or, if less, the Maximum Rate.

“Special Record Date” means the date established by the Trustee pursuant to Section 2.03 as a record date for the payment of defaulted interest on Bonds.

“Special R-FLOATs Rate Period” for the Bonds or any subseries thereof means a period which begins on a Business Day and ends on any Business Day and which the Remarketing Agent for such Bonds determines is the shortest period which will enable such Remarketing Agent to remarket such Bonds in the R-FLOATs Mode at a price equal to 100% of principal amount plus accrued interest, if any.

“Stepped Coupon Mode” means the Mode during which the Bonds or any subseries thereof bear interest at the Stepped Coupon Rate.

“Stepped Coupon Period” has the meaning ascribed thereto in Section 2.08.

“Stepped Coupon Rate” means an interest rate that is determined with respect to Bonds in the Stepped Coupon Mode pursuant to Section 2.08, provided, however, that the Stepped Coupon Rate shall never exceed the Maximum Rate.

“subseries,” when used with respect to Bonds, means all Bonds designated as being of the same subseries pursuant to Section 2.02E, and any Bonds thereafter authenticated and delivered upon a transfer of, in exchange for, in lieu of or in substitution for such Bonds as herein provided.

“Supplemental Bond Indenture” means any indenture hereafter duly authorized and entered into between the Issuer and the Trustee, supplementing, modifying or amending this Bond Indenture; but only if and to the extent that such Supplemental Bond Indenture is specifically authorized hereunder.

“Tax Certificate and Agreement” means the No Arbitrage Certificate delivered by the Issuer and the Tax Letter of Representation delivered by the Borrower on the first day of the Initial LIBOR Term Indexed Mode for the Bonds, as the same may be amended or supplemented in accordance with its terms.

“Taxable Rate Factor” has the meaning stated in the Bondholder Agreement, which is 1.53846 as of the effective date of this Bond Indenture, provided that no change in the Taxable Rate Factor shall occur unless and until the Trustee receives written notice thereof from the Bondholder Representative.

“Tender Agent” means any tender agent appointed in accordance with Sections 4.15 and 4.16.

“Tender Notice Deadline” shall mean (i) during the Daily Mode, 11:00 a.m. New York City time, on any Business Day, and (ii) during the Weekly Mode and the R-FLOATs Mode, 4:00 p.m. New York City time, on the Business Day five Business Days prior to the applicable Purchase Date.

“Termination Date” for the Bonds of any subseries means (a) the date specified in a notice of termination given by the Liquidity Facility Provider for such Bonds to the Trustee as the date on which such Liquidity Facility Provider will no longer be obligated to purchase such Bonds (or otherwise advance funds for the purchase of such Bonds) pursuant to the Liquidity Facility for such Bonds and requesting that such Bonds be subject to mandatory tender for purchase on the Business Day preceding such specified date, or (b) the date specified in a notice given by the Credit Facility Provider for such Bonds to the Trustee requesting that such Bonds be subject to mandatory tender on the Business Day preceding such specified date as a result of an event of default under the Reimbursement Agreement relating to such Credit Facility.

“Term Indexed Mode” means a LIBOR Term Indexed Mode or a SIFMA Term Indexed Mode.

“Term Indexed Rate” means a LIBOR Term Indexed Rate or a SIFMA Term Indexed Rate.

“Term Rate” means the per annum interest rate with respect to Bonds in the Term Rate Mode determined pursuant to Section 2.09.

“Term Rate Mode” means the Mode during which Bonds bear interest at the Term Rate.

“Trustee” means The Bank of New York Mellon Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, having a principal corporate trust office in Houston, Texas, or its successor, as Trustee hereunder as provided in Article VIII.

“USD-ISDA-Swap Rate” means the rate for U.S. dollar swaps with a designated maturity equal to the length of the Interest Period for which the Alternate Rate is being calculated, expressed as a percentage, which appears on the Reuters Money 3000 Service on the page designated ISDAFIX1 as of 11:00 a.m., New York City time, on the day that is two U.S. Government Securities Business Days immediately preceding such Rate Determination Date. If such rate does not appear on such page on such day, then the “USD-ISDA-Swap Rate” for such maturity and date shall mean the percentage determined on the basis of mid-market semiannual swap rate quotations provided by three leading swap dealers in the New York City interbank market at approximately such time on such day as the mean of the bid and offered rates for the semiannual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with an effective date of the relevant early termination date and a termination date equal to such maturity, in an amount that is representative for a single transaction in such market at such time, with an acknowledged dealer of good credit in such market, where the floating rate, calculated on the basis of a 360-day year for actual days elapsed, is equal to the London Interbank Offered Rate for loans with a three-month duration.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday, or a day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

“Weekly Mode” means the Mode during which Bonds bear interest at the Weekly Rate.

“Weekly Rate” means an interest rate that is determined on a weekly basis with respect to Bonds in the Weekly Mode pursuant to Section 2.06.

SECTION 1.02. Content of Certificates and Opinions.

Every certificate or opinion provided for in this Bond Indenture with respect to compliance with any provision hereof shall include (1) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made or caused to be made such examination or investigation as is necessary to enable such Person to express an informed opinion with respect to the subject matter referred to in the instrument to which such Person’s signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement as to whether, in the opinion of such Person, such provision has been complied with.

Any such certificate or opinion made or given by an officer of the Issuer or the Borrower may be based, insofar as it relates to legal, accounting or operational matters, upon a certificate or opinion of or representation by counsel, an accountant or a management consultant, unless such officer knows, or in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate or opinion made or given by counsel, an accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Issuer or the Borrower, as the case may be) upon a certificate or opinion of or representation by an officer of the Issuer or the Borrower, unless such counsel, accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion or representation may be based, as aforesaid, is erroneous. The same officer of the Issuer or the Borrower, or the same counsel or accountant or management consultant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Bond Indenture, but different officers, counsel, accountants or management consultants may certify to different matters, respectively.

SECTION 1.03. Interpretation.

A. Number; Gender. Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

B. Headings. Headings of Articles and Sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

C. Subdivision References. All references herein to “Articles,” “Sections,” “Exhibits,” and other subdivisions are to the corresponding Articles, Sections, Exhibits or subdivisions of this Bond Indenture; and the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Bond Indenture as a whole and not to any particular Article, Section, Exhibit or subdivision hereof.

D. Time. All references herein to a particular time of day shall be to New York City time.

*                *                 *

ARTICLE II

THE BONDS

SECTION 2.01. Authorization of Bonds.

An issue of Bonds was created under the Original Bond Indenture in order to obtain moneys for the benefit of the Issuer for loan to the Borrower. The Bonds are designated as “Harris County Industrial Development Corporation Marine Terminal Revenue Bonds (HFOTCO LLC Project) Series 2012.” The aggregate principal amount of Bonds that may be issued and Outstanding under this Bond Indenture shall not exceed $100,000,000. This Bond Indenture constitutes a continuing agreement with the Holders from time to time of the Bonds to secure the full payment of the principal of and premium (if any) and interest on all the Bonds, subject to the covenants, provisions and conditions herein contained.

SECTION 2.02. Denominations; Form; Date; Maturity; Numbering; Interest Accrual; Subseries.

A. Registration. The Bonds were registered initially in the name of “Cede & Co.,” as nominee of the Securities Depository, and evidenced by one Bond in the total aggregate principal amount of the Bonds.

B. Denominations. The Bonds shall be issuable in denominations of (i) $100,000 and any integral multiple of $5,000 in excess thereof, with respect to Bonds in a Daily Mode, a Weekly Mode, a Commercial Paper Mode, a Term Indexed Mode, or a Term Rate Mode of 360 days or less, (ii) $5,000 and any integral multiple thereof, with respect to Bonds in the Fixed Rate Mode, a Long Indexed Mode, a Stepped Coupon Mode, a Term Rate Mode of more than 360 days, or a Special R-FLOATs Rate Period or a term rate R-FLOATs Mode of more than 180 days, and (iii) $25,000 and any integral multiple thereof, with respect to Bonds in a weekly R-FLOATs Mode, a monthly R-FLOATs Mode, a Special R-FLOATs Rate Period or a term rate R-FLOATs Mode of 180 days of less.

C. Dating; Maturity; Numbering. The Bonds shall be dated the date of their authentication and delivery. The Bonds shall mature (subject to prior redemption) on their Maturity Date. The Bonds shall be numbered in such manner as shall be determined by the Trustee to distinguish each Bond from every other Bond.

D. Day Counts for Interest. Interest on the Bonds shall accrue from the date of initial delivery thereof, which shall be inserted in the Bonds under “Dated Date” on the first page thereof, or the most recent Interest Payment Date therefor to which interest thereon has been paid or duly provided for. Interest shall be calculated on the basis of (i) a 365-day or 366-day year for the number of days actually elapsed, during a Commercial Paper Mode, a Daily Mode, a Weekly Mode, a SIFMA-based Long Indexed Mode, a SIFMA Term Indexed Mode, a weekly R-FLOATs Mode, a monthly R-FLOATs Mode, a Term Rate Mode of 360 days or less, a term rate R-FLOATs Mode of 360 days or less and a Special R-FLOATs Rate Period of 360 days or less, (ii) a 360-day year of twelve 30-day months during a Term Rate Mode of more than 360 days, a Special R-FLOATs Rate Period of more than 360 days, a term rate R-FLOATs Mode of more than 360 days, the Fixed Rate Mode, a Stepped Coupon Mode, or a Long Indexed Mode that is not LIBOR-based or SIFMA-based, and (iii) a 360-day year for the number of days actually elapsed during a LIBOR-based Long Indexed Mode or a LIBOR Term Indexed Mode.

The following charts summarize this Section.

AUTHORIZED DENOMINATIONS

$5,000 and any integral multiple thereof	$25,000 and any integral multiple thereof	$100,000 and any integral multiple of $5,000
Fixed Rate Mode	Weekly R-FLOATs Mode	Daily Mode
Indexed Mode	Monthly R- FLOATs Mode	Weekly Mode
Stepped Coupon Mode	Special R-FLOATs Rate	Commercial Paper Mode
Term Rate Mode of more than 360 days	Period of 180 days or less	Term Rate Mode of 360 days or less
Special R-FLOATs Rate Period of more than 180 days	Term rate R-FLOATs Mode of 180 days or less	Term Indexed Mode
Term rate R-FLOATs Mode of more than 180 days

DAY COUNT FOR INTEREST CALCULATIONS

Actual/Actual Days	30/360 Days	Actual/360 Days
Commercial Paper Mode	Term Rate Mode of more than 360 days	LIBOR-based Long Indexed Mode
Daily Mode		LIBOR Term Indexed Mode
Weekly Mode	Special R-FLOATs Rate Period of
SIFMA-Based Long Indexed Mode	more than 360 days
SIFMA Term Indexed Mode
Weekly R-FLOATs Mode	Term rate R-FLOATs Mode of more
Monthly R-FLOATs Mode	than 360 days
Term Rate Mode of 360 days or less	Fixed Rate Mode
Term rate R-FLOATs Mode of 360 days or less	Stepped Coupon Mode
Special R-FLOATs Rate Period of 360 days or less

E. Subseries. The Bonds shall initially be issued in one subseries. The Borrower may designate additional subseries into which the Bonds or any subseries thereof shall be divided, or merge the Bonds of two or more subseries into a single subseries of Bonds, in either case by Borrower Order effective on a Mandatory Purchase Date for all such Bonds and delivered to the Trustee, the Remarketing Agent for such Bonds, the Credit Facility Providers (if any) for such Bonds, the Liquidity Facility Providers (if any) for such Bonds, and each Rating Agency maintaining a rating for such Bonds not less than 5 Business Days (or such shorter period acceptable to the Trustee), plus the minimum number of days’ notice of such Mandatory Purchase Date which the Trustee must give to the Holders of such Bonds pursuant to Article IV, prior to the effective date of such designation. Unless each such Rating Agency shall have confirmed that such designation or merger will not result in a reduction, suspension, or withdrawal of any such rating, the notice of such Mandatory Tender Date shall state that the rating assigned to such Bonds may then be reduced, suspended, or withdrawn by such Rating Agency.

SECTION 2.03. Payment of Principal of and Interest on the Bonds.

A. Payees; Method. The principal or Redemption Price of the Bonds shall be payable by check in lawful money of the United States of America at the Principal Corporate Trust Office of the Trustee. Interest on the Bonds due on an Interest Payment Date shall be paid to the Person whose name appears on the bond registration books of the Trustee as the Holder thereof as of the close of business on the Record Date for such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Bondholder as of such Record Date and shall be paid to the Person in whose name the Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof being given not less 10 days prior to such Special Record Date by Electronic Means to the Bondholder Representative, if any, and by first class mail to the Bondholders. Payment of the interest on (i) any Bonds in a Daily Mode, a Weekly Mode, an R-FLOATs Mode, an Indexed Mode, a Term Rate Mode, a Special R-FLOATs Rate Period of 360 days or less or a Commercial Paper Mode shall be made by wire transfer in immediately available funds to an account within the United States of America designated by such Holder and (ii) any Bonds in a Term Rate Mode, a Special R-FLOATs Rate Period of more than 360 days, a Stepped Coupon Mode or a Fixed Rate Mode shall be made by check mailed by first class mail to such Holder at its address as it appears on such registration books, or, upon the written request of any Holder of at least $1,000,000 in aggregate principal amount of Bonds, submitted to the Trustee at least one Business Day prior to the Record Date for such interest, by wire transfer in immediately available funds to an account within the United States of America designated by such Holder. As long as Cede & Co. is the Holder of the Bonds, said principal or Redemption Price and interest payments shall be made to Cede & Co. by wire transfer in immediately available funds. CUSIP number identification shall accompany all payments of principal or Redemption Price and interest whether by check or by wire transfer. The principal of Liquidity Facility Bonds shall be paid as set forth in the Reimbursement Agreement relating to such Liquidity Facility Bonds.

B. Interest Rates. Interest on the Bonds shall be calculated in accordance with Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 and 2.11 of this Bond Indenture, and interest accrued on Bonds in each Interest Payment Period shall be payable on the immediately succeeding Interest Payment Date therefor. Notwithstanding the foregoing, Liquidity Facility Bonds shall bear interest at a rate per annum equal to the Liquidity Facility Bond Rate for such Bonds, and interest on Liquidity Facility Bonds shall be payable on each Interest Payment Date for such Liquidity Facility Bonds. Additionally, anything herein to the contrary notwithstanding, in no event shall any Bond bear interest at a rate per annum in excess of the Maximum Rate.

SECTION 2.04. Initial Mode; Change of Mode.

A. Initial Mode. The Bonds were issued, and on the effective date of this Bond Indenture remain in, the Weekly Mode. On the effective date of this Bond Indenture, the Mode for the Bonds shall be changed to the LIBOR Term Indexed Mode.

B. Mode Changes. Bonds in any Mode, other than the Fixed Rate Mode, the Long Indexed Mode or the Stepped Coupon Mode, may be changed to any other Mode at the times and in the manner hereinafter provided. All Bonds of any subseries must be in the same Mode. While the Bonds of any subseries are in a Commercial Paper Mode, the Bonds of such subseries may bear interest at different rates at the same time. While Bonds of a subseries are in a Daily Mode, a Weekly Mode, an R-FLOATs Mode, a Term Rate Mode, the Fixed Rate Mode (subject to Section 2.10), an Indexed Mode, or the Stepped Coupon Mode, all Bonds of such subseries shall bear interest at the same interest rate. Subsequent to such change in Mode (other than a change to the Fixed Rate Mode, the Long Indexed Mode, or the Stepped Coupon Mode), the Bonds may again be changed to a different Mode at the times and in the manner hereinafter provided. The Fixed Rate Mode, the Long Indexed Mode, and the Stepped Coupon Mode for Bonds shall be in effect until the Maturity Date of such Bonds and may not be changed to any other Mode.

SECTION 2.05. Determination of Commercial Paper Rates, Purchase Date and Interest Periods During Commercial Paper Mode.

A. Interest Periods. Interest Periods for the Bonds of any subseries during a Commercial Paper Mode shall be of such duration, from one to 270 calendar days and ending on a day immediately preceding a Business Day or the Maturity Date, as the Remarketing Agent for such Bonds shall determine in accordance with the provisions of this Section. On each Rate Determination Date for Bonds in a Commercial Paper Mode, the Remarketing Agent for such Bonds shall select for each such Bond then subject to such adjustment the Interest Period which would result in the Remarketing Agent being able to remarket such Bond at a price equal to 100% of principal amount in the secondary market with the lowest interest rate then available and for the longest Interest Period available at such rate. If, on any such Rate Determination Date, such Remarketing Agent determines that current or anticipated future market conditions or anticipated future events are such that a different Interest Period would result in a lower average interest cost with respect to such Bond, then such Remarketing Agent shall select the Interest Period that, in the judgment of such Remarketing Agent, would permit such Bond to achieve such lower average interest cost. If such Remarketing Agent has received notice from the Borrower that any such Bond is to be changed from the Commercial Paper Mode to any other Mode or is to be purchased in accordance with a mandatory purchase pursuant to Section 4.08, such Remarketing Agent shall, with respect to such Bond, select Interest Periods which do not extend beyond the Mandatory Purchase Date for such Bond. The Remarketing Agent shall also select Interest Periods which permit the amount of Bonds of the applicable subseries to be redeemed in accordance with Section 4.01F or pursuant any optional redemption of which it receives notice on an Interest Payment Date for such Bonds. If a Credit Facility or Liquidity Facility is in effect for Bonds of any subseries in a Commercial Paper Mode, the Remarketing Agent shall not select any Interest Period which would result in the aggregate of interest accrued and to accrue in all Interest Periods for such Bonds then in effect to exceed the amount that may be drawn in respect of interest under either such Credit Facility or such Liquidity Facility.

B. Anticipated Rates and Periods. On or after 9:00 a.m. New York City time on each Rate Determination Date for Bonds in the Commercial Paper Mode, any Holder of such Bonds may telephone the Remarketing Agent for such Bonds and receive notice of the anticipated next Interest Period(s) for such Bonds and the anticipated Commercial Paper Rate(s) for such Interest Period(s).

C. Rate and Period Determinations. By 12:30 p.m. New York City time on each Rate Determination Date for Bonds of any subseries in a Commercial Paper Mode, the Remarketing Agent for such Bonds, with respect to each such Bond in the Commercial Paper Mode which is subject to adjustment on such date, shall determine the Commercial Paper Rate(s) for the Interest Period(s) then selected for such Bond and the Purchase Date(s) immediately following such Interest Period(s) and shall give notice by Electronic Means to the Tender Agent of such Interest Period(s), Purchase Date(s) and the Commercial Paper Rate(s).

D. CUSIP Nos. By 1:00 p.m. New York City time on each Rate Determination Date for Bonds of any subseries in a Commercial Paper Mode, the Tender Agent shall apply for and obtain CUSIP numbers (which the Tender Agent will promptly assign pursuant to Section 4.15A(4)) for each Bond in the Commercial Paper Mode for which a Commercial Paper Rate, a Purchase Date and Interest Period have been determined on such date and notify the Remarketing Agent of such assignment by Electronic Means.

E. Bondholder Agreement. By acceptance of any Bond during a Commercial Paper Mode, the Holder thereof shall be deemed to have agreed, during each Interest Period, to the Commercial Paper Rate (including the Alternate Rate, if applicable), Interest Period and Purchase Date then applicable thereto and to have further agreed to tender such Bond to the Tender Agent for purchase on such Purchase Date at the Purchase Price.

SECTION 2.06. Determination of Interest Rates During the Daily Mode, the Weekly Mode and the R-FLOATs Mode.

A. Method of Determining Interest Rates. Interest on the Bonds or any subseries thereof in the Daily Mode, Weekly Mode or R-FLOATs Mode (except during any Non-Remarketing Period, when interest shall accrue at the Maximum Rate pursuant to Subsection F of this Section) shall accrue at the rate of interest per annum determined by the Remarketing Agent for such Bonds on and as of the Rate Determination Date for such Bonds as the lower of the Maximum Rate or the minimum rate of interest which, in the judgment of such Remarketing Agent under then-existing market conditions, would result in the sale of such Bonds on such Rate Determination Date at a price equal to the Purchase Price. Such determination shall be conclusive and binding upon the Borrower, the Issuer, the Trustee, the Tender Agent, the Credit Facility Provider(s) (if any), the Liquidity Facility Provider(s) (if any), the Remarketing Agents and the Bondholders.

B. Determination Time for Daily Rate. While the Bonds of any subseries are in the Daily Mode, the Remarketing Agent for such Bonds shall establish the Daily Rate therefor by 10:00 a.m. New York City time on each Business Day. The Daily Rate for Bonds for any day during the Daily Mode which is not a Business Day shall be the Daily Rate for such Bonds established on the immediately preceding Business Day.

C. Determination Time for Weekly Rate. While the Bonds of any subseries are in the Weekly Mode, the Remarketing Agent for such Bonds shall establish the Weekly Rate therefor by 10:00 a.m. New York City time on each Rate Determination Date for such Mode. The Weekly Rate for Bonds shall be in effect (1) initially, from and including the first day such Bonds become subject to the Weekly Mode to and including the following Wednesday (or the second following Wednesday, if the first day of the Weekly Mode is on a Tuesday or Wednesday), and (2) thereafter, from and including each Thursday to and including the following Wednesday. The Remarketing Agents shall make the applicable respective Weekly Rates determined by them available (i) after 10:00 a.m. New York City time on the Rate Determination Date, upon request by telephone to any Bondholder, the Borrower, the Issuer, the Trustee, the Tender Agent, any Credit Facility Provider or any Liquidity Facility Provider and (ii) by Electronic Means to the Trustee not later than the second Business Day after such Rate Determination Date.

D. Determination Time for R-FLOATs Rate. While the Bonds of any subseries are in the R-FLOATs Mode (except during a Special R-FLOATs Rate Period, when interest shall accrue at the R-FLOATs Rate determined pursuant to Subsection E of this Section, and except during any Non-Remarketing Period, when interest shall accrue at the Maximum Rate pursuant to Subsection F of this Section), the Remarketing Agent for such Bonds shall establish the R-FLOATs Rate therefor, by 10:00 a.m. New York City time on each Rate Determination Date for such Bonds. The R-FLOATs Rate shall be in effect during the applicable Interest Period. The Remarketing Agents shall make the R-FLOATs Rates determined by them available (i) after 10:00 a.m. New York City time on the applicable Rate Determination Date, upon request by telephone to any Bondholder or Interested Party, and (ii) by Electronic Means to the Trustee not later than the second Business Day after such Rate Determination Date.

E. Determination Method and Time for R-FLOATs Rate in a Special R-FLOATs Rate Period. In the event that Bonds of any subseries are in an R-FLOATs Mode and are not rated “A3” or “A -”, as applicable, or higher by each Rating Agency, then not later than 1:00 p.m. New York City time on the Business Day immediately preceding the next Interest Payment Date, the Remarketing Agent for such Bonds shall establish the maximum period for a Special R-FLOATs Rate Period, which maximum Special R-FLOATs Rate Period shall be made available after 1:00 p.m. New York City time on the Business Day immediately prior to the applicable Rate Determination Date by posting it electronically and by telephone to any Bondholder or Interested Party who contacts applicable Remarketing Agent. Not later than 10:00 a.m. New York City time on such Rate Determination Date, such Remarketing Agent shall select a Special R-FLOATs Rate Period, which shall be the shortest Interest Period (but in no event longer than the maximum Special R-FLOATs Rate Period previously announced) for such Bonds which in the judgment of such Remarketing Agent in each case would result in such Bonds trading at a price equal to 100% of principal amount plus accrued interest, and an R-FLOATs Rate for such Bonds in accordance with Subsection A of this Section. The Remarketing Agents shall make the respective R-FLOATs Rate and Special R-FLOATs Rate Period determined by them available (i) after 10:00 a.m. New York City time on the applicable Rate Determination Date by telephone to any Bondholder and any Interested Party which contacts such Remarketing Agent and (ii) by Electronic Means to the Trustee not later than the second Business Day following such Rate Determination Date. In the event such Remarketing Agent is unable to set a Special R-FLOATs Rate Period and R-FLOATs Rate which will produce a sale of such Bonds at a price equal to 100% of principal amount plus accrued interest, such Bonds shall bear interest at the Maximum Rate and for the Interest Period determined pursuant to Subsection F of this Section. In addition, the Borrower may elect, with the consent of the applicable Remarketing Agent, to have the Bonds of any subseries in an R-FLOATs Mode converted into a Special R- FLOATs Rate Period having a duration of the Borrower’s choosing by giving at least 10 days notice to the Trustee and the Tender Agent. Notice of such Special R-FLOATs Rate Period shall be given in the same manner as notice of the maximum Special R-FLOATs Rate Period set forth above. On the effective date of such optional conversion to a Special R-FLOATs Rate Period of more than 35 days, the affected Bonds shall be subject to mandatory purchase pursuant to Section 4.08.

F. Determination of R-FLOATs Non-Remarketing Period and Rate.

(1) Determinations. If any Bond that is in the R-FLOATs Mode is optionally tendered for purchase pursuant to Section 4.06 or is subject to mandatory purchase pursuant to Section 4.08 or Section 4.10 and either (a) the Remarketing Agent for such Bond, after using its reasonable best efforts, is unable to remarket such Bond at the Purchase Price by 2:00 p.m. New York City time on the Purchase Date or Mandatory Purchase Date (whether such inability is due to market conditions or otherwise) or (b) such Bond is returned to the Holder thereof pursuant to Section 4.12C, then, from such Purchase Date or Mandatory Purchase Date until the date on which all Bonds of the same subseries in such Mode that have been tendered or are subject to mandatory tender are successfully remarketed at the Purchase Price (the “Non-Remarketing Period”), all Bonds of such subseries in such Mode shall bear interest for a new Interest Period, which shall be the same as the Interest Period for such Bonds just concluding, unless such Interest Period was a Special R-FLOATs Rate Period, in which case such Bonds shall bear interest for a weekly R-FLOATs Mode at the Maximum Rate. Following the Non-Remarketing Period, all Bonds of such subseries in such Mode shall (unless converted to a different Mode) bear interest at a rate per annum determined pursuant to Subsection D or E of this Section.

(2) Special Rate Determination Dates. During each Non-Remarketing Period for the Bonds of a subseries in an R-FLOATs Mode, the Remarketing Agent for such Bonds shall continue to use its best efforts each Business Day to remarket such Bonds in the R-FLOATs Mode at the Purchase Price. In connection therewith, such Remarketing Agent may consider the day on which such Bonds are successfully remarketed at the Purchase Price to be a Rate Determination Date for such Bonds.

SECTION 2.07. Determination of Indexed Rates.

A. Long Indexed Mode. Prior to any conversion of Bonds to a Long Indexed Mode, the Issuer shall enter into a Supplemental Bond Indenture setting forth the index, the spread, the redemption provisions, and the Interest Period for such Bonds. The Borrower shall select the index on which the Long Indexed Rate for such Bonds shall be based not less than five Business Days prior to the applicable Rate Determination Date. Such index shall be three-month LIBOR or, with the consent of the Issuer, the Consumer Price Index, the SIFMA Swap Index or any other index which the Borrower elects. The Remarketing Agent for such Bonds shall determine the percentage of and/or the spread to such index to be used in calculating the Long Indexed Rate not later than 4:00 p.m. New York City time on the Rate Determination Date for such Bonds. The percentage and/or the spread shall be the lowest percentage which, when multiplied by and/or added to the index, such Remarketing Agent determines will result in selling such Bonds at a price equal to the Purchase Price on the Rate Determination Date therefor. At the time such Remarketing Agent determines the percentage and/or the spread to be applied to the index, the Remarketing Agent shall also determine the interest rate for the initial Interest Payment Period from the Mode Change Date to the first Interest Payment Date for such Bonds in the Long Indexed Mode, the frequency with which the Long Indexed Rate shall be recalculated, and the Interest Payment Dates therefor. Unless otherwise agreed by the Issuer with the consent of the Borrower, the Interest Payment Dates for Bonds in the Long Indexed Mode shall be each February 1, May 1, August 1, and November 1, and each Interest Payment Period in such Mode shall extend from the Mode Change Date or any subsequent Interest Payment Date therefor to the immediately succeeding Interest Payment Date therefor. Such Remarketing Agent shall make such information available by Electronic Means to any Bondholder requesting such information and to the Borrower, the Issuer, the Trustee, the Tender Agent and the Credit Facility Providers (if any). Upon request of any Bondholder, the Borrower, the Issuer, the Trustee or the Credit Facility Provider for such Bonds, the Tender Agent shall give notice of such information by Electronic Means. On each date on which the Long Indexed Rate for Bonds is recalculated, the Calculation Agent shall give notice of such rate by Electronic Means upon request from any Bondholder, the Borrower, the Issuer, the Trustee, the Tender Agent or any Credit Facility Provider or Liquidity Facility Provider for such Bonds. Such determination shall be conclusive and binding upon the Borrower, the Issuer, the Trustee, the Tender Agent, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any), the Remarketing Agents and the Bondholders.

B. Term Indexed Modes. On the effective date of this Bond Indenture, the Bonds shall be converted to a LIBOR Term Indexed Mode with an initial Purchase Date of the first Business Day on or after August 19, 2019. Until the Bonds have been converted to a different Mode or a Term Indexed Mode with Interest Periods of a different duration, after each Interest Period in a Term Indexed Mode the Bonds shall bear interest for successive Interest Periods of substantially the same duration beginning on the Purchase Date for such preceding Interest Period and ending on a day immediately preceding a Business Day.

Not later than 4:00 p.m. New York City time on the Rate Determination Date preceding the Purchase Date specified in the first sentence of this subsection or any subsequent Purchase Date in a Term Indexed Mode, and the Rate Determination Date preceding any Mode Change Date on which a subsequent Term Indexed Mode commences, the Remarketing Agent shall determine (a) the next Purchase Date in such LIBOR Term Indexed Mode, which shall be the first Business Day following the Interest Period described in the immediately preceding paragraph, (b) the Applicable Spread for the Interest Period beginning on such prior Purchase Date or Mode Change Date, (c) if such Term Indexed Mode is a LIBOR Term Indexed Mode, the Applicable Factor for such Interest Period, and (d) any function or scale by which such Applicable Spread or Applicable Factor shall be adjusted during such Interest Period.

The Remarketing Agent shall make each determination of the Applicable Spread and the Applicable Factor (and any function or scale to be used to adjust the Applicable Spread or the Applicable Factor) required to be made by it pursuant to this subsection regardless of whether Bonds are Liquidity Facility Bonds and whether or not an Event of Default exists. On the Rate Determination Date for each Interest Period for Bonds in any Term Indexed Mode, the Remarketing Agent shall (i) if such Term Indexed Mode is the LIBOR Term Indexed Mode, first determine the Applicable Factor (and any function or scale for adjusting the Applicable Spread or Applicable Factor) for the ensuing Interest Period for such Bonds by determining, under prevailing market conditions, the Applicable Factor (and the function or scale for adjustments thereof and of the Applicable Spread, if any, necessary, in the judgment of the Remarketing Agent, to be used to determine the Term Indexed Rate on such Bonds in such Interest Period) that will result in the lowest interest on such Bonds in such Interest Period under reasonably anticipated market conditions, and then (ii) determine the Applicable Spread for such Interest Period and Bonds by determining, under prevailing market conditions, the minimum Applicable Spread necessary, in the judgment of the Remarketing Agent, to produce a bid for such Bonds equal to 100% of the principal amount thereof plus interest, if any, accrued thereon from the most recent Interest Payment Date therefor to which interest has been paid or duly provided for. If for any reason no Remarketing Agent shall have been appointed for the Bonds hereunder on any date on which the Applicable Factor or Applicable Spread (or function or scale to adjust the Applicable Factor or Applicable Spread) therefor must be determined, the Remarketing Agent fails to determine the Applicable Spread or Applicable Factor (or function or scale to adjust the Applicable Spread or Applicable Factor) for any such Bond on such date, or any Applicable Spread or Applicable Factor (or function or scale to adjust the Applicable Spread or Applicable Factor) for any such Bond determined by the Remarketing Agent on such date is determined by a court of competent jurisdiction to be invalid or unenforceable, the Applicable Spread and Applicable Factor (and any function or scale used to adjust the Applicable Spread or Applicable Factor) therefor shall be the Applicable Spread and Applicable Factor (and function and scale for adjusting the Applicable Spread or Applicable Factor) theretofore in effect.

On each day in each Interest Period during which the Bonds of any subseries are in a Term Indexed Mode, such Bonds shall bear interest at the “Term Indexed Rate” therefor, which shall be the lesser of 15% per annum or:

(i) Normal Rate: if such Term Indexed Mode is a LIBOR Term Indexed Mode, then the LIBOR Index Rate for such Bonds and day, and if such Indexed Mode is a SIFMA Term Indexed Mode, then the SIFMA Indexed Rate for such Bonds and day, in either case rounded upward to the fourth decimal place and unless otherwise provided in clause (ii) or (iii) of this subsection;

(ii) Taxable Rate: following a Determination of Taxability, the product of the rate for such day specified in clause (i) of this subsection and the Taxable Rate Factor as of such day; unless otherwise provided in clause (iii) of this subsection; and

(iii) Default Rate: with respect to principal of or interest on such Bonds that is overdue, the Default Rate following written notice to the Trustee and the Borrower from the Bondholder Representative of the occurrence of an Event of Default, as therein defined, under the Bondholder Agreement, until the Trustee receives notice from the Bondholder Representative that such Event of Default has been cured or is no longer continuing.

Notwithstanding the foregoing, if the applicable rate described in Clause (i), (ii) or (iii) of this subsection exceeds 15% per annum while the Bonds of any subseries are in an Interest Period in such Term Indexed Mode, such Bonds thereafter shall continue to bear interest at 15% per annum through the earlier to occur of (A) the first day thereafter when the interest accrued thereon from the first day of such Interest Period is equal to or exceeds the interest that would have accrued thereon had the Term Indexed Rate not been limited to 15% per annum or (B) the last day of such Interest Period.

SECTION 2.08. Determination of Stepped Coupon Rate.

Not later than 4:00 p.m. New York City time, the Remarketing Agent for such Bonds shall divide the period remaining to the final Maturity Date into such number of periods as it shall determine (each a “Stepped Coupon Period”) and shall determine an interest rate for each Stepped Coupon Period. The Stepped Coupon Rate for each Stepped Coupon Period shall be the lowest rate which, in the aggregate for all Stepped Coupon Periods, such Remarketing Agent determines would result in a sale of the Bonds of such subseries at a price equal to the Purchase Price at the lowest net interest cost from the Mode Change Date to the final Maturity Date of such Bonds. Such Remarketing Agent shall also determine the Interest Payment Dates applicable during the Stepped Coupon Mode, provided, however, that the day following each Stepped Coupon Period (or the next Business Day if such day is not a Business Day) shall be an Interest Payment Date. Unless otherwise agreed by the Issuer with the consent of the Borrower, Interest Payment Dates in the Stepped Coupon Mode shall be each May 1 and November 1.

If the Remarketing Agent for the Bonds of a subseries in a Stepped Coupon Mode determines that such Bonds would bear a lower effective net interest cost if such Bonds were serial bonds or serial bonds and term bonds with the maturity (or Mandatory Sinking Account Payment) dates and principal amounts to be retired on such dates matching the Mandatory Sinking Account Payments for such Bonds, such Bonds shall become serial bonds or serial bonds and term bonds with such maturity (or Mandatory Sinking Account Payment) dates and principal amounts as determined by such Remarketing Agent to result in the lowest effective net interest cost for such Bonds.

The Remarketing Agents shall make the respective Stepped Coupon Periods and Stepped Coupon Rates determined by them available by Electronic Means and upon request by telephone to the Bondholders, the Borrower, the Issuer, the Trustee, the Tender Agent and the Credit Facility Providers (if any). Upon request of any Bondholder, the Borrower, the Issuer, the Trustee, any Credit Facility Provider or any Liquidity Facility Provider, the Tender Agent shall give notice of such rates by Electronic Means and telephonically if requested by a Bondholder. Such determination shall be conclusive and binding upon the Borrower, the Issuer, the Trustee, the Tender Agent, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any), the Remarketing Agents and the Bondholders.

SECTION 2.09. Determination of Term Rates.

A. Method of Determining Term Rate, Interest Periods and Purchase Dates During Term Rate Mode. The Borrower shall determine the Interest Period for Bonds in a Term Rate Mode on or before the Rate Determination Date for such Interest Period. The Term Rate for Bonds of any subseries and Interest Period shall be the minimum rate which, in the judgment of the Remarketing Agent for such Bonds, would result in a sale of such Bonds at a price equal to the Purchase Price on the Rate Determination Date for such Interest Period. Such Remarketing Agent shall also determine the Purchase Date for such Bonds as the day following the last day of such Interest Period. If a new Interest Period for such Bonds is not selected by the Borrower prior to the Business Day next preceding the Purchase Date for the Interest Period for such Bonds then in effect, or if a Favorable Opinion of Bond Counsel is not then delivered to the Trustee in respect of the change in Interest Period, the new Interest Period for such Bonds shall be the Weekly Mode.

B. Determination Time for Term Rates. Except as provided in Subsection A of this Section, once Bonds of any subseries are changed to the Term Rate Mode, such Bonds shall continue in the Term Rate Mode until changed to another Mode in accordance with Section 2.12. The Term Rate for the Bonds of any subseries in any Interest Period shall be determined by the Remarketing Agent for such Bonds not later than 4:00 p.m. New York City time on the Rate Determination Date for such Interest Period. After 4:00 p.m. New York City time on such Rate Determination Rate, such Remarketing Agent shall make the Term Rate available by telephone or Electronic Means to any Bondholder, the Borrower, the Issuer, the Trustee, the Tender Agent, the Credit Facility Providers (if any) and the Liquidity Facility Providers (if any).

SECTION 2.10. Determination of Fixed Rate.

Subject to Section 2.12B, at the option of the Borrower, the Bonds or any subseries thereof may be converted to bear interest at the Fixed Rate to the Maturity Date of such Bonds unless, on the date the Remarketing Agent for such Bonds determines the Fixed Rate, such Remarketing Agent also determines that such Bonds would bear a lower effective net interest cost if such Bonds were serial bonds or serial bonds and term bonds with the maturity (or Mandatory Sinking Account Payment) dates and principal amounts to be retired on such dates matching the Mandatory Sinking Account Payments, in which event such Bonds shall become serial bonds or serial bonds and term bonds with such maturity (or Mandatory Sinking Account Payment) dates and principal amounts and shall bear separate Fixed Rates for each maturity. The Remarketing Agent for such Bonds shall determine the Fixed Rate(s) not later than 4:00 p.m. New York City time on the Rate Determination Date therefor. The Fixed Rate for Bonds of any subseries and maturity shall be the minimum interest rate which, in the judgment of the Remarketing Agent for such Bonds, will result in a sale of such Bonds at a price equal to the Purchase Price or, if with the written consent of the Borrower such Remarketing Agent determines that the lowest yield will result by selling such Bonds at a premium or discount, then a price equal to the Purchase Price (plus any such premium or less any such discount) on such Rate Determination Date, provided that, in the case of Bonds to be sold at a discount, either (1) a Liquidity Facility is in effect with respect to such Bonds and provides funds for the purchase of such Bonds at the Purchase Price on the applicable Mode Change Date or (2) the Borrower agrees to transfer to the Tender Agent on the date of change to the Fixed Rate Mode, in immediately available funds, for deposit in the Borrower Purchase Account, an amount equal to such discount. In the case of Bonds sold at a premium, the premium shall be transferred to the Borrower and applied to pay Costs of the Projects, including costs of remarketing such Bonds on the date of change to the Fixed Rate Mode. The Remarketing Agents shall make the Fixed Rates determined by them available by telephone to any Bondholder, the Borrower, the Issuer, the Trustee, the Tender Agent and the Credit Facility Providers (if any). Such determinations shall be conclusive and binding upon the Borrower, the Issuer, the Trustee, the Tender Agent, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any), the Remarketing Agents and the Bondholders.

SECTION 2.11. Alternate Rate for Interest Calculation.

In the case of Bonds of any subseries other than Fixed Rate Bonds, if a Remarketing Agent is to determine any rate or function or component thereof or any Interest Period and (a) the Remarketing Agent for such Bonds fails or is unable to determine the interest rate(s) or Interest Periods with respect to any such Bonds (except as provided in Sections 2.06F), (b) there is no Remarketing Agent for such Bonds or the Remarketing Agent for such Bonds suspends its remarketing efforts in accordance with its Remarketing Agreement, or (c) the method of determining the interest rate(s) or Interest Periods with respect to such Bonds shall be held to be unenforceable by a court of law of competent jurisdiction, such Bonds shall thereupon, until such time as such Remarketing Agent again makes such determination or until there is delivered an Opinion of Counsel to the effect that the method of determining such rate is enforceable, bear interest, from the last date on which such rate was determined in the case of clauses (a) and (b) and from the date on which interest was legally paid in the case of clause (c), at the Alternate Rate for the Mode in effect for such Bonds. If any of the circumstances described in clauses (a), (b) and (c) of the preceding sentence occurs on a Rate Determination Date for such Bonds while such Bonds are in the Commercial Paper Mode, the relevant Interest Periods shall be from and including such Rate Determination Date to, but not including, the next succeeding Business Day, and thereafter shall commence on each Business Day and extend to, but shall not include, the next Business Day. Notwithstanding clauses (a) and (b) of the first sentence of this Section, if such Bonds are in an R-FLOATs Mode and an Interest Period of 35 days or less, the new Interest Period for such Bonds in the R-FLOATs Mode shall be the same duration as the immediately preceding Interest Period therefor and the R-FLOATs Rate therefor in such Interest Period shall be the Alternate Rate, and, if such Bonds are in an R-FLOATs Mode for an Interest Period of greater than 35 days, the new Interest Period for such Bonds in the R-FLOATs Mode shall be the Interest Period therefor for a weekly R-FLOATs Rate and the R-FLOATs Rate thereon in the first such Interest Period shall be the Alternate Rate. The Tender Agent shall make the determinations required by this Section for the Bonds of a subseries upon notification from the Issuer or the Borrower, if there is no Remarketing Agent for such Bonds, if the Remarketing Agent for such Bonds fails to make any such determination or if the Remarketing Agent for such Bonds has suspended its remarketing efforts in accordance with its Remarketing Agreement.

SECTION 2.12. Changes in Mode and Maximum Rate.

Subject to the provisions of this Section, the Borrower may effect a change in Mode with respect to the Bonds of any subseries (other than Fixed Rate Bonds or Bonds in the Stepped Coupon Mode or the Long Indexed Mode) by following the procedures set forth in this Section.

A. Changes to Modes Other Than to Fixed Rate Mode. The Bonds of any subseries (other than Bonds in the Fixed Rate Mode, the Stepped Coupon Mode, or the Long Indexed Mode) may be changed from one Mode to another Mode (other than to the Fixed Rate Mode) on the following terms and conditions:

(1) Mode Change Notice; Notice to Holders. No later than the 15th Business Day preceding the proposed Mode Change Date, the Borrower shall give written notice to the Issuer, the Trustee, the Tender Agent (if any), and the Remarketing Agent (if any), Liquidity Facility Provider (if any) and Credit Facility Provider (if any) for such Bonds of its intention to effect a change in the Mode for such Bonds from the Mode then prevailing (referred to in this Section as the “Current Mode”) to another Mode (referred to in this Section as the “New Mode”) specified in such written notice and, if the change is to a Term Rate Mode or Term Indexed Mode, the length of the initial Interest Period and, if the change is to the R-FLOATs Mode, whether the New Mode is the weekly, monthly, or term rate R-FLOATs Mode or an R-FLOATs Mode comprised of Special R-FLOATS Rate Periods. Notice of the proposed change in Mode shall be given to the Holders of such Bonds pursuant to Section 4.08. In the event that the conditions to conversion are not satisfied, including the failure to remarket all such Bonds on the Mode Change Date, such Bonds shall nevertheless be subject to mandatory tender as set forth in Subsection A(4) of this Section.

(2) Determination of Interest Rates. The New Mode for such Bonds shall commence on the Mode Change Date, and the interest rate(s) (together, in the case of a change to the Commercial Paper Mode, with the Interest Period(s) and Purchase Date(s)) with respect to such Bonds shall be determined by the Remarketing Agent for such Bonds in the manner provided in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 or 2.10 as applicable.

(3) Conditions Precedent. Each change in Mode pursuant to this Subsection A shall be made only on the following conditions:

(a) Business Day. The Mode Change Date shall be a Business Day.

(b) Purchase Date. Additionally, the Mode Change Date, in the case of a change:

(i) From Commercial Paper Mode: from the Commercial Paper Mode, shall be a day which is the last Purchase Date for all Interest Periods for the affected Bonds set by the Remarketing Agent for such Bonds or any later Business Day;

(ii) From Term Mode: from the Term Rate Mode or term R-FLOATs Mode, shall be the Purchase Date following the current Interest Period for such Bonds; and

(iii) From Term Indexed Mode: from a Term Indexed Mode, shall be a day on which for the Bonds of the applicable subseries may be redeemed at the option of the Borrower pursuant to Section 4.01D.

(c) Opinion of Counsel. The Trustee, the Tender Agent and the Remarketing Agent for such Bonds shall have received on the Mode Change Date a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Trustee, the Tender Agent and the Credit Facility Provider (if any), Liquidity Facility Provider (if any) and Remarketing Agent for such Bonds and an Opinion of Counsel to the effect that the change in Mode then to become effective is authorized by Texas law and will not adversely affect the validity of such Bonds.

(d) Revocation of Election to Change. The Borrower may revoke its election to effect a conversion of the interest rate on such Bonds to another Mode by giving written notice of such revocation to the Issuer, the Trustee, the Tender Agent, and the Remarketing Agent, Liquidity Facility Provider (if any), and Credit Facility Provider (if any) for such Bonds, at any time prior to 10:00 a.m. New York City time on the Business Day immediately preceding the Rate Determination Date for the proposed Mode Change Date.

(e) Adequate Provisions for Purchase. If there shall be no Liquidity Facility in effect to provide funds for the purchase of such Bonds on the Mode Change Date, the proceeds of remarketing such Bonds available on the Mode Change Date shall be not less than the amount required to purchase all of such Bonds at the Purchase Price (unless the Borrower, in its sole discretion, elects to transfer to the Tender Agent the amount of such deficiency on or before the Mode Change Date).

(f) Long Indexed Mode Supplement. Bonds shall not be changed to a Long Indexed Mode unless the Issuer and the Trustee have entered into the Supplemental Bond Indenture described in Section 2.07A.

(4) Failure to Satisfy Conditions Precedent. If the foregoing conditions have not been satisfied for the Bonds of any subseries by the applicable Mode Change Date, the New Mode for such Bonds shall not take effect, and (a) if the change was from an R-FLOATs Mode, such Bonds shall remain in the R-FLOATs Mode with interest rates established in accordance with Section 2.06D, 2.06E or 2.06F and (b) otherwise, all such Bonds shall be subject to mandatory tender, the Mode for such Bonds shall be changed to a Weekly Mode and such Bonds shall bear interest at the Maximum Rate for the first Interest Period in such Mode.

B. Change to Fixed Rate Mode. At the option of the Borrower, the Bonds of any subseries (other than Bonds in the Long Indexed Mode and the Stepped Coupon Mode) may be changed to the Fixed Rate Mode as provided in this Subsection B. Not less than 20 days (or such shorter time as may be agreed to by the Trustee and the Remarketing Agent for such Bonds) before the proposed Mode Change Date, the Borrower shall give written notice to the Issuer, the Trustee, the Tender Agent, such Remarketing Agent, and the Credit Facility Provider (if any) and Liquidity Facility Provider (if any) for such Bonds and each Rating Agency then rating such Bonds, stating that the Mode for such Bonds will be changed to the Fixed Rate Mode and setting forth the proposed Mode Change Date and a schedule specifying the principal amount of such Bonds, if any, which shall mature or be subject to redemption pursuant to Section 4.01F on November 1 of each year specified in such schedule. Any such change in Mode shall be made on the following terms and conditions:

(1) Mode Change Date. The Mode Change Date for a change in the Mode of such Bonds to a Fixed Rate Mode shall be: (i) in the case of a conversion from a Daily Mode or a Weekly Mode, a regularly scheduled Interest Payment Date for such Bonds on which interest is payable in the Daily Mode or Weekly Mode from which the conversion is to be made; (ii) in the case of a conversion from a Term Rate Period, a regularly scheduled Interest Payment Date for such Bonds on which a new Term Rate Period would otherwise have commenced; (iii) in the case of a conversion from a Commercial Paper Mode, a day which is the last regularly scheduled Interest Payment Date for such Bonds on which interest is payable for any Interest Period established for such Bonds; (iv) in the case of a conversion from a Term Indexed Mode, a day specified in Section 2.12A(3)(b)(iii); and (v) in the case of a conversion from an R-FLOATs Mode, any Interest Payment Date for such Bonds on which a new Interest Period therefor would otherwise commence.

(2) Notices and Opinions. Not less than 20 days (or such shorter time as may be agreed to by the Trustee and the Remarketing Agent for such Bonds) before the proposed Mode Change Date, the Borrower shall give written notice of the conversion to the Issuer, the Trustee, the Tender Agent, such Remarketing Agent, and the Liquidity Facility Provider (if any), and Credit Facility Provider (if any) for such Bonds, setting forth the proposed Mode Change Date. Together with such notice, the Borrower shall file with the Issuer, the Trustee and the Tender Agent a Favorable Opinion of Bond Counsel and an Opinion of Counsel to the effect that the conversion of such Bonds to the Fixed Rate Mode, including the assignment of new maturity dates and amortization requirements pursuant to Subsection B(6) of this Section is authorized by Texas law and shall not adversely affect the validity of such Bonds. No conversion to the Fixed Rate Mode shall occur unless the Borrower shall also file with the Issuer and the Trustee a Favorable Opinion of Bond Counsel dated the Mode Change Date.

(3) Notice to Bondholders; Mandatory Tender. In the event of a conversion of such Bonds from a Daily Mode, Weekly Mode, Term Rate Mode, Term Indexed Mode, R-FLOATs Mode or Commercial Paper Mode, the Trustee shall mail a notice of the proposed conversion to the registered owners of all such Bonds not less than fifteen (15) days prior to the proposed Mode Change Date. Such notice shall state that such Bonds shall be subject to mandatory tender at a price equal to 100% of the principal amount thereof plus accrued interest on the Mode Change Date. In the event that the conditions of a conversion are not satisfied, including the failure to remarket all such Bonds on the Mode Change Date, such Bonds shall be subject to mandatory tender as set forth in Subsection B(8) of this Section.

(4) Rate Determination. Not later than 12:00 noon, New York City time, on the Business Day immediately prior to the Mode Change Date, the Remarketing Agent for such Bonds shall determine the Fixed Rate(s) for such Bonds. Such determination shall be conclusive and binding upon the Issuer, the Borrower, the Trustee, the Liquidity Facility Providers (if any), the Credit Facility Providers (if any), the Tender Agent and the Holders of the Bonds. Not later than 5:00 p.m., New York City time, on the date of determination of such Fixed Rate(s), the Remarketing Agent for such Bonds shall notify the Trustee, the Issuer and the Borrower of such Fixed Rates by telephone or Electronic Means.

(5) Revocation of Election to Change. The Borrower may revoke its election to effect a conversion of the Mode of such Bonds to the Fixed Rate Mode by giving written notice of such revocation to the Issuer, the Trustee, the Tender Agent, and the Remarketing Agent, Liquidity Facility Provider (if any), and Credit Facility Provider (if any) for such Bonds at any time prior to 10:00 a.m. New York City time on the Business Day immediately preceding the Rate Determination Date for the proposed Mode Change Date.

(6) Amortization Schedule. Prior to the conversion of such Bonds to a Fixed Rate Mode pursuant to this Subsection B, the Remarketing Agent for such Bonds shall deliver to the Trustee, the Issuer and the Borrower a certificate which includes a schedule specifying the principal amount of such Bonds which shall mature on November 1 of each year specified in such schedule, and the interest rate payable on such Bonds of each such maturity. In determining the maturity dates and interest rates, such Remarketing Agent shall use the following guidelines:

(a) Serial and Term Bonds. Such Remarketing Agent shall allocate such Bonds between serial bonds and term bonds in such manner as shall produce the lowest aggregate interest payable with respect to such Bonds.

(b) Interest Rate. Such Remarketing Agent shall set the interest rate on each such Bond of a particular maturity at provided in Section 2.10.

Notwithstanding anything above to the contrary, (x) if due to the reamortization of principal or serialization of Bonds pursuant to this Subsection B(6), Bond Counsel cannot render a Favorable Opinion of Bond Counsel, then no such serialization shall occur, and (y) the Issuer with the consent of the Borrower may agree to another method for providing for payment of principal of the Bonds on or after the Mode Change Date if (i) the Remarketing Agent for such Bonds deems the utilization of such other method necessary in order to remarket such Bonds at a price of par and (ii) there is delivered to the Trustee and the Issuer by the Borrower a Favorable Opinion of Bond Counsel and an Opinion of Counsel to the effect that utilization of such other method is authorized by Texas law and shall not adversely affect the validity of such Bonds.

(7) Sinking Fund Redemption Prices. Mandatory redemption of such Bonds by operation of the Sinking Fund Account shall be without premium. The Bonds converted to the Fixed Rate Mode shall be redeemed by the Trustee pursuant to the provisions of this Section and Section 4.01F without any notice from or direction by the Issuer or the Borrower.

(8) Failure to Satisfy Conditions Precedent. If the foregoing conditions have not been satisfied by the Mode Change Date, the New Mode for such Bonds shall not take effect and (a) if the change was from an R-FLOATs Mode, such Bonds shall remain in the R-FLOATs Mode with interest rates established in accordance with Section 2.06D, 2.06E or 2.06F and (b) otherwise, all such Bonds shall be subject to mandatory tender, and the Mode for such Bonds shall be changed to a Weekly Mode and bear interest at the Maximum Rate for the first Interest Period in such Mode.

C. Changes in Maximum Rate. The Trustee shall give at least 10 days written notice of each change in the Maximum Rate for the Bonds or any subseries thereof to each Holder thereof resulting from the amendment or replacement of any Credit Facility or Liquidity Facility.

SECTION 2.13. Form of Bonds.

The Bonds, including the form of the Registration Certificate of the Comptroller of Public Accounts of the State of Texas to be reproduced on the initial Bond, the form of the Certificate of Authentication to be reproduced on all subsequently authenticated Bonds, and the form of Assignment to be reproduced on all Bonds, shall be initially in substantially the form as set forth in Exhibit A, with necessary or appropriate variations, omissions and insertions as permitted or required hereby. Upon any designation of a subseries of Bonds, the Bonds so designated shall be exchanged for new Bonds specifying the applicable subseries by a suffix applied to the series designation. Upon any change in Mode, a new form of Bonds may be prepared which contains the terms of the Bonds applicable in the new Mode.

The definitive Bonds shall be printed, lithographed, engraved, typewritten, or photocopied, produced by any combination of these methods, or produced in any other manner, all as determined by the officers executing such Bonds as evidenced by their execution thereof.

SECTION 2.14. Execution of Bonds.

The Bonds shall be executed in the name and on behalf of the Issuer with the manual or facsimile signature of its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. The Bonds shall then be delivered to the Trustee for authentication by it. In case any of the officers who shall have signed or attested any of the Bonds shall cease to be such officer or officers of the Issuer before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issue, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer, and also any Bonds may be signed and attested on behalf of the Issuer by such persons as at the actual date of execution of such Bonds shall be the proper officers of the Issuer although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

No Bond shall be secured by, or be entitled to any lien, right, or benefit under, this Bond Indenture or be valid or obligatory for any purpose, unless there appears on such Bond either a Registration Certificate executed by the Comptroller of Public Accounts of the State of Texas or her duly authorized agent by manual signature, or a Certificate of Authentication executed by the Trustee by manual signature, in either case substantially in the form included in the form of Bond attached hereto as Exhibit A, and either such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated or certified and delivered hereunder.

SECTION 2.15. Transfer of Bonds.

Subject to the provisions of Section 2.20, any Bond may, in accordance with its terms, be transferred, upon the bond registration books required to be kept pursuant to the provisions of Section 2.17, by the Person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such registered Bond for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form satisfactory to the Trustee.

Whenever any Bond or Bonds shall be surrendered for transfer, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds for a like aggregate principal amount of the same subseries, maturity, Mode, Interest Period, and interest rate. The Trustee shall require the Bondholder requesting such transfer to pay any tax or other governmental charge required to be paid with respect to such transfer.

The Trustee shall not transfer any Bond if the Trustee has received written notice from the Remarketing Agent to the effect that the Remarketing Agent has received notice of tender of such Bond from the Holder of such Bond pursuant to Section 4.06.

The Trustee shall not be required to transfer any Bond of any subseries, except to the Credit Facility Provider (if any) or Liquidity Facility Provider (if any) for such Bond, during the 15 days immediately preceding (1) the date on which notice of redemption of Bonds of such subseries is given or (2) the date on which Bonds of such subseries will be selected for redemption.

SECTION 2.16. Exchange of Bonds.

Bonds may be exchanged at the Principal Corporate Trust Office for a like aggregate principal amount of Bonds of the same subseries, maturity, Mode, Interest Period, and interest rate of other authorized denominations. The Trustee shall require the Bondholder requesting such exchange to pay any tax or other governmental charge required to be paid with respect to such exchange.

The Trustee shall not be required to exchange any Bond of any subseries, except to the Credit Facility Provider (if any) or Liquidity Facility Provider (if any) for such Bonds, during the 15 days immediately preceding (1) the date on which notice of redemption of Bond of such subseries is given or (2) the date on which Bonds of any subseries will be selected for redemption.

SECTION 2.17. Bond Register.

The Trustee will keep or cause to be kept sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection during regular business hours by the Issuer and the Borrower; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Bonds as hereinbefore provided.

SECTION 2.18. Temporary Bonds.

The Bonds may be issued in temporary form exchangeable for definitive Bonds when ready for delivery. Any temporary Bond may be printed, lithographed or typewritten, shall be of such denomination as may be determined by the Issuer, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Bond Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds it will issue definitive Bonds as promptly thereafter as practicable, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Principal Corporate Trust Office, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of authorized denominations of the same subseries, maturity, Mode, Interest Period, and interest rate. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Bond Indenture as definitive Bonds authenticated and delivered hereunder.

SECTION 2.19. Bonds Mutilated, Lost, Destroyed or Stolen.

If any Bond shall become mutilated, the Issuer, at the expense of the Holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like subseries, maturity, Mode, Interest Period, and interest rate in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be cancelled by it and delivered to, or upon the order of, the Issuer. If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Trustee and, if such evidence be satisfactory to the Trustee and indemnity satisfactory to the Trustee to hold the Issuer and the Trustee harmless shall be given, the Issuer, at the expense of the Holder of such Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like maturity, Mode, Interest Period, and interest rate in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond, the Trustee may pay the same without surrender thereof). The Issuer may require payment by the Holder of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses that may be incurred by the Issuer and the Trustee in the premises. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be entitled to the benefits of this Bond Indenture with all other Bonds secured by this Bond Indenture.

SECTION 2.20. Use of Securities Depository.

Notwithstanding any provision of this Bond Indenture to the contrary:

A. Permitted Transfers by Securities Depository. On the effective date of this Bond Indenture, the Trustee shall cause the Bonds to be transferred by the Securities Depository to and registered in the name of the Bondholders or their nominees as, and in the respective aggregate principal amounts, specified in the initial Bondholder Agreement. Thereafter the Bonds may be deposited with the Securities Depository with written consent of the Borrower and the Bondholder Representative, if any, after which registered ownership of the Bonds, or any portion thereof, may not be transferred except:

(1) To any successor of the Securities Depository or its nominee, or to any substitute depository designated pursuant to Subsection A(2) of this Section (herein referred to as a “substitute depository”); provided that any successor of the Securities Depository or substitute depository shall be qualified under any applicable laws to provide the service proposed to be provided by it;

(2) To any substitute depository designated by the Borrower upon (a) the resignation of the Securities Depository or its successor (or any substitute depository or its successor) from its functions as depository or (b) a determination by the Borrower that the Securities Depository or its successor (or any substitute depository or its successor) is no longer able to carry out its functions as depository; provided that any such substitute depository shall be qualified under any applicable laws to provide the services proposed to be provided by it; or

(3) To any Person as provided below, upon (a) the resignation of the Securities Depository or its successor (or substitute depository or its successor) from its functions as depository; provided that no substitute depository can be obtained or (b) a determination by the Borrower that it is in the best interests of the Borrower to remove the Securities Depository or its successor (or any substitute depository or its successor) from its functions as depository.

B. Issuance of Certificates on Transfer. In the case of any transfer pursuant to clause (1) or clause (2) of Subsection A of this Section, upon receipt of the Outstanding Bonds by the Trustee, together with a Certificate of the Issuer to the Trustee, a single new Bond shall be executed and delivered for the Bonds of such subseries in the aggregate principal amount of the Bonds of such subseries then Outstanding, registered in the name of such successor or such substitute depository, or its nominee, as the case may be, all as specified in such Certificate of the Borrower. In the case of any transfer pursuant to clause (3) of Subsection A of this Section, upon receipt of the Outstanding Bonds by the Trustee together with a Certificate of the Borrower to the Trustee, new Bonds shall be executed and delivered and registered in the names of such Persons as are requested in such a Certificate of the Borrower, subject to the limitations of Section 2.02, provided the Trustee shall not be required to deliver such new Bonds within a period less than 60 days from the date of receipt of such a Certificate of the Borrower.

C. Notations on Bonds. While the Bonds are registered in the name of the Securities Depository, they shall bear the following legend:

THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR A TRANSFEREE OR ASSIGNEE OF DTC OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND TO BE PAID. THE PRINCIPAL AMOUNT OUTSTANDING AND TO BE PAID ON THIS BOND SHALL FOR ALL PURPOSES BE THE AMOUNT INDICATED ON THE BOOKS OF THE TRUSTEE.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

In the case of partial redemption or an advance refunding of the Bonds evidencing all or a portion of the principal amount Outstanding, the Securities Depository shall make an appropriate notation on the Bonds indicating the date and amounts of such reduction in principal, in form acceptable to the Trustee.

D. Persons Treated as Owners. The Issuer and the Trustee shall be entitled to treat the Person in whose name any Bond is registered as the Bondholder thereof for all purposes of this Bond Indenture and any applicable laws, notwithstanding any notice to the contrary received by the Trustee or the Issuer; and the Issuer and the Trustee shall have no responsibility for transmitting payments to, communicating with, notifying or otherwise dealing with any beneficial owners of the Bonds. Neither the Issuer nor the Trustee will have any responsibility or obligations, legal or otherwise, to the beneficial owners or to any other party including the Securities Depository or its successor (or substitute depository or its successor), except for the Holder of any Bond.

E. Payments to Cede & Co. Whenever the Outstanding Bonds are registered in the name of Cede & Co. or its registered assign with the written consent of the Borrower and the Bondholder Representative, if any, the Issuer and the Trustee shall cooperate with Cede & Co., as sole registered Bondholder, and its registered assigns in effecting payment of the principal of and premium, if any, and interest on the Bonds by arranging for payment in such manner that funds for such payments are properly identified and are made immediately available on the date they are due, all as provided in the blanket Letter of Representations between the Trustee and the Securities Depository.

F. Compliance with Procedures. Notwithstanding anything to the contrary contained in this Bond Indenture, when Cede & Co., as nominee of the Securities Depository, is the sole registered owner of the Bonds with the written consent of the Borrower and the Bondholder Representative, if any, all tenders and deliveries of Bonds under the provisions of this Bond Indenture shall be made pursuant to the Securities Depository’s procedures as in effect from time to time, and neither the Issuer nor the Borrower nor the Tender Agent nor the Trustee shall have any responsibility for or liability with respect to the implementation of such procedures.

SECTION 2.21. The Calculation Agent.

A. Appointment and Duties. Whenever any Bond is in a Term Indexed Mode, there shall be a Calculation Agent (which may be the Trustee or the Bondholder Representative, if either accepts appointment) appointed by the Borrower (with the consent of the Bondholder Representative) with power to ascertain and notify the Trustee of each LIBOR Index, LIBOR Index Rate, SIFMA Municipal Swap Index, and SIFMA Indexed Rate, as applicable, and Default Rate, and each change in the Applicable Spread or Reserve Percentage known to it. Bank of America, N.A. is hereby designated as the initial Calculation Agent for the Bonds and shall serve as such under the terms and provisions hereof. Each Calculation Agent shall designate its principal office and signify its acceptance of the duties and obligations imposed upon it as described herein by a written instrument of acceptance delivered to the Issuer, the Trustee, and the Borrower (which may be the Bondholder Agreement), under which the Calculation Agent shall agree particularly (1) to determine the LIBOR Index, LIBOR Index Rate, SIFMA Municipal Swap Index, SIFMA Indexed Rate, and Default Rate, as applicable, (2) to designate an alternate source for the LIBOR Index or, during a Disruption Event, an alternative rate therefor, and (3) to give timely notice of such rates and designations to the Trustee.

B. Performance by Trustee. If the Calculation Agent for the Bonds of any subseries shall resign, be removed, or be dissolved, or if the property or affairs of the Calculation Agent for the Bonds of any subseries shall be taken under control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Borrower shall not have appointed a successor as Calculation Agent, the Trustee shall ipso facto be deemed to be the Calculation Agent for such Bonds for all purposes of this Bond Indenture, until the appointment by the Borrower of a successor Calculation Agent for such Bonds; provided, however, that the Trustee, in its capacity as Calculation Agent, shall not be required to determine the interest rate on Bonds hereunder if the Trustee should be prohibited by law or prevented by system or other organizational limitations from conducting such activities. If the Borrower fails to appoint a successor Calculation Agent for such Bonds within 30 days after its receipt of notice of any such event, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Calculation Agent for such Bonds.

C. Permitted Conflicts. Each Calculation Agent may in good faith hold Bonds or any other form of indebtedness issued by the Issuer or any security issued by the Borrower; own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof; and make disbursements therefor and enter into any commercial or business arrangement therewith; all without any liability on the part of such Calculation Agent for any real or apparent conflict of interest by reason of any such actions.

*                    *                     *

ARTICLE III

ISSUANCE OF BONDS; APPLICATION OF PROCEEDS

SECTION 3.01. Issuance and Exchange of the Bonds.

Forthwith upon the execution and delivery of the Original Bond Indenture, receipt by the Trustee of Bonds duly executed by the Issuer, the purchase price for such Bonds, and the initial Bond approved by the Attorney General of Texas and registered by the Comptroller of Public Accounts of the State of Texas, the Trustee authenticated and delivered such Bonds upon written application by the Issuer in exchange for such initial Bond, which was thereupon cancelled.

Forthwith upon the effective date of this Bond Indenture and receipt of Bonds in the form set forth in Exhibit A to this Bond Indenture duly executed by the Issuer, the Trustee shall authenticate and deliver such Bonds in exchange for the Bonds tendered to the Tender Agent for purchase on the Mandatory Purchase Date that coincides with such effective date. Neither the amendment of the Bonds provided for herein nor the exchange of Outstanding Bonds for amended Bonds pursuant to this Section is intended to extinguish or novate any debt represented by the Bonds, but rather each amended Bond is intended to evidence the same debt as the Outstanding Bond for which it is exchanged.

SECTION 3.02. Application of Proceeds of the Bonds.

The proceeds received from the sale of the Bonds shall be deposited in trust with the Trustee, who shall forthwith deposit all such proceeds to the Project Fund.

SECTION 3.03. Establishment and Application of Costs of Issuance Fund.

The Trustee established, maintained and held in trust under the Original Bond Indenture a separate fund of the Borrower designated as the “Costs of Issuance Fund.” The moneys in the Costs of Issuance Fund were used and withdrawn by the Trustee to pay the Costs of Issuance upon Requisition of the Borrower stating the Persons to whom payment is to be made, the amount to be paid, the purpose for which the obligation was incurred and that such payment is a proper charge against said fund. On or before January 5, 2013, amounts, if any, remaining in the Costs of Issuance Fund were transferred to the Project Fund, and the Costs of Issuance Fund was thereafter closed.

SECTION 3.04. Establishment and Application of Project Fund.

A. Trust Fund. The Trustee established under the Original Bond Indenture and shall maintain and hold in trust hereunder a separate fund of the Borrower designated as the “Project Fund.” On the date of delivery of the initial Bonds, the Trustee transferred from the Project Fund to the Costs of Issuance Fund the amount specified in the application by the Issuer for authentication and delivery of the Bonds. The balance of moneys in the Project Fund have been and shall be used and withdrawn by the Trustee to pay the costs of the Projects.

B. Requisitions. Before any payment from the Project Fund shall be made, the Borrower shall file or cause to be filed with the Trustee a Requisition in the form of Exhibit C, duly completed.

Upon receipt of a Requisition, the Trustee shall pay the amount set forth in such Requisition as directed by the terms thereof out of the Project Fund. The Trustee shall not make any such payment if it has received any written notice of claim of lien, attachment upon, or claim affecting the right to receive payment of any of the monies to be so paid that has not been released or will not be released simultaneously with such payment.

C. Surplus Funds. When the Projects shall have been completed, there shall be delivered to the Trustee a Certificate of the Borrower stating the fact and date of such completion and stating that all of the costs thereof have been determined and paid (or that all of such costs have been paid less specified claims that are subject to dispute and for which a retention in the Project Fund is to be maintained in the full amount of such claims until such dispute is resolved). Upon the receipt of such Certificate, the Trustee shall, as directed by said Certificate, transfer any remaining balance in such Project Fund, less the amount of any such retention, to the Redemption Fund and apply such balance to the optional redemption of Bonds. Upon transfer in full of its balance, the Project Fund shall be closed.

SECTION 3.05. Validity of Bonds.

The validity of the authorization and issuance of the Bonds is not dependent on and shall not be affected in any way by any proceedings taken by the Issuer or the Trustee with respect to or in connection with the Loan Agreement. The recital contained in the Bonds that the same are issued pursuant to the Act and the Constitution and laws of the State of Texas shall be conclusive evidence of their validity and of compliance with the provisions of law in their issuance.

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ARTICLE IV

REDEMPTION AND TENDER OF BONDS

SECTION 4.01. Terms of Redemption and Purchase in Lieu of Redemption.

The Bonds are subject to redemption and purchase in lieu of redemption as set forth below. All redemptions shall be in authorized denominations.

A. Optional Redemption of Bonds in the Commercial Paper Mode. Bonds in the Commercial Paper Mode are subject to optional redemption on their respective Purchase Dates at a Redemption price equal to 100% of the principal amount thereof without premium.

B. Optional Redemption of Bonds in the Daily Mode, the Weekly Mode, the weekly R-FLOATs Mode. Bonds in the Daily Mode, the Weekly Mode, or the weekly R-FLOATs Mode are subject to redemption prior to their respective stated Maturity Dates, at the option of the Borrower, in whole on any Business Day or in part on any Interest Payment Date therefor at a Redemption Price equal to 100% of the principal amount thereof, without premium, plus unpaid accrued interest thereon, if any.”

C. Optional Redemption of Bonds in the Long Indexed Mode. Bonds in the Long Indexed Mode are subject to redemption prior to their Maturity Date, at the option of the Borrower, in whole or in part on any Interest Payment Date following the earlier of 10 years after the Mode Change Date for such Bonds or the median date between such Mode Change Date and the Maturity Date, at a Redemption Price equal to 100% of the principal amount thereof, without premium, or on any other date permitted by the Supplemental Bond Indenture entered into pursuant to Section 2.07A, at the Redemption Price stated therein.

D. Optional Redemption of Bonds in the Term Rate Mode, the Term Indexed Mode, the term rate R-FLOATs Mode, the Special R-FLOATs Rate Period or the Fixed Rate Mode.

(1) End of Interest Period. Bonds in a Term Rate Mode, Term Indexed Mode, term rate R-FLOATs Mode or Special R-FLOATs Rate Period are subject to redemption prior to their respective stated Maturity Dates, at the option of the Borrower, in whole or in part on their respective Purchase Dates at a Redemption Price equal to 100% of the principal amount thereof, without premium.

(2) Within Interest Period. Bonds in a Term Rate Mode, Term Indexed Mode, term rate R-FLOATs Mode, or Special R-FLOATs Rate Period or the Fixed Rate Mode are also subject to redemption prior to their respective Purchase Dates, (a) in the case of Bonds in a Term Indexed Mode while a Bondholder Agreement is in effect for such Bonds, on any Interest Payment Date therefor, (b) in the case of Bonds in a Term Indexed Mode while no Bondholder Agreement is in effect therefor, on any Business Day within six (6) months prior to the Purchase Date therefor, and (c) at such times and upon such terms as shall be specified by the Borrower prior to the Rate Determination Date for the applicable Interest Period, if a Favorable Opinion of Bond Counsel is issued to the Trustee, and otherwise on any date on or after the earlier of (i) 10 years after the Mode Change Date for such Bonds or (ii) if the Interest Period therefore is at least ten (10) years long, the median date between such Mode Change Date and the last day of such Interest Period, at a Redemption Price equal to 100% of the principal amount thereof, without premium, plus unpaid accrued interest thereon, if any.

E. Optional Redemption of Bonds in the Stepped Coupon Mode. Bonds in the Stepped Coupon Mode are subject to redemption prior to their respective stated Maturity Dates, at the option of the Borrower, in whole or in part on the Interest Payment Date immediately following the last day of a Stepped Coupon Period, at a Redemption Price equal to 100% of the principal amount thereof, without premium.

F. Sinking Fund Redemption. The Bonds are also subject to redemption prior to their stated Maturity Date, in part, from Mandatory Sinking Account Payments deposited in the Principal Fund pursuant to Section 5.03 on November 1 of the years specified in (1) any Supplemental Bond Indenture approved by the Borrower in writing, in the aggregate principal amounts specified in such Supplemental Bond Indenture, or (2) any schedule delivered by the Borrower to the Trustee pursuant to Section 2.12B, in the aggregate principal amounts specified in such schedule (except on the Maturity Dates for serial Bonds established pursuant to Section 2.12B(6)), in either case at a Redemption Price equal to 100% of the principal amount thereof together with interest accrued thereon to the date fixed for redemption, without premium; provided, however, that, unless otherwise provided in such Supplemental Bond Indenture, the principal amount of Bonds of any subseries to be redeemed on any such date may be modified by Borrower Order given in connection with the creation of any new subseries or the merger of one or more subseries pursuant to Section 2.02E or any change in the Mode, Credit Facility or Liquidity Facility for the Bonds of such subseries, if the aggregate principal amount of Bonds of all subseries so to be redeemed on each such date remains the same; and provided further, however, that, unless otherwise provided in such Supplemental Bond Indenture, the principal amount of Bonds of any subseries so to be redeemed in any year shall be reduced upon Borrower Request by an amount equal to the principal amount of Bonds of such subseries (a) surrendered uncancelled and in transferable form by the Borrower to the Trustee not less than 45 days prior to such redemption date or (b) selected (not less than five days prior to the last day for mailing notice of such redemption date) for redemption in or prior to such year pursuant to any other Subsection of this Section, if in either case such Bonds shall not have previously served as the basis for any such reduction.

G. Extraordinary Optional Redemption. The Bonds in an Indexed Mode, Term Rate Mode, Term Indexed Mode, Stepped Coupon Mode, or Fixed Rate Mode are subject to extraordinary optional redemption, at the option and the written direction of the Borrower, in whole or in part on any Interest Payment Date in a LIBOR Term Indexed Mode while a Bondholder Agreement is in effect and on any date at any other time, in each case under the circumstances described below, at a price equal to 100% of the principal amount together with interest accrued and unpaid thereon to the date fixed for redemption, which shall be a date at least forty-five (45) days following receipt by the Trustee of the written direction of the Borrower. The circumstances, either of which may give rise to an extraordinary optional redemption of such Bonds, are as follows:

(1) Project Damage or Loss. If title to, or the temporary use of, any portion of the facilities financed or refinanced with the proceeds of the Bonds shall have been taken under the exercise of the power of eminent domain by any governmental authority, or any portion of such facilities is damaged or destroyed; and

(2) Change in Law. As a result of (a) any changes in the Constitution of the United States of America or the Home Rule Act, (b) other legislative or administrative action (federal or local), or (c) a final decree, judgment or order of any court or administrative body (federal or local), entered after any contest which may be undertaken at the option of the Borrower in good faith, after any of which the Loan Agreement becomes void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement or unreasonable burdens or excessive liabilities shall have been imposed on the Borrower because the Borrower is a party to the Loan Agreement, including, without limitation, the imposition of federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement which, in the judgment of the Borrower, render the continued operation of such facilities financed or refinanced with the proceeds of the Bonds uneconomic or impossible to perform in accordance with the intent and purpose of the parties as expressed in the Loan Agreement.

H. Mandatory Redemption under Bondholder Agreement. When Bonds are in a Term Indexed Mode and a Bondholder Agreement is in effect, the Bonds are subject to mandatory redemption and shall be redeemed, at a redemption price equal to 100% of the principal amount thereof together with interest accrued and unpaid thereon to the date fixed for redemption, on each date on which such Bonds are required to be redeemed, purchased, or repurchased pursuant to the Bondholder Agreement (other than as provided in Section 4.09), provided that the Borrower, the Bondholder Representative or the Required Bondholders (as defined in the Bondholder Agreement) give notice thereof to the Trustee and (unless given by the Borrower) the Borrower at least four (4) Business Days prior to the redemption date.

I. Purchase in Lieu of Redemption. Unless otherwise provided in a Supplemental Bond Indenture, whenever Bonds are subject to redemption, they may instead be purchased at the option of the Borrower at a purchase price equal to the Redemption Price thereof plus interest accrued thereon to the redemption date. The Borrower shall give to the Trustee written notice thereof and of the Bonds of each subseries, maturity, Interest Period, and interest rate to be so purchased. The Trustee shall select the particular Bonds of such subseries and maturity to be so purchased in the same manner as provided in Section 4.02 for the selection of Bonds to be redeemed in part. Promptly thereafter, the Trustee shall give notice of the purchase of such Bonds at the times and in the manner provided in Section 4.03 for notice of redemption. All such purchases may be subject to conditions to the Borrower’s obligation to purchase such Bonds and shall be subject to the conditions that money for the payment of the purchase price therefor is available on the date set for such purchase and that such purchase shall be made solely with Available Money or funds paid by the Liquidity Facility Provider under the Liquidity Facility, if a Credit Facility is in effect. If such a purchase is a purchase in lieu of optional redemption and a Liquidity Facility is in effect on the date of purchase, such purchase in lieu of redemption shall also be conditioned on money sufficient to reimburse the Liquidity Facility Provider for the purchase price being delivered by the Borrower to the Trustee prior to the purchase date, and the Trustee shall give a notice of rescission of such purchase of Bonds on the date set for purchase to the same Persons that were given the notice of purchase if such funds have not been delivered prior to the date set for purchase. Notice of purchase having been given in the manner required above, then, if sufficient money to pay the purchase price of such Bonds or to reimburse the Liquidity Facility Provider therefor is held by the Trustee, the purchase price of the Bonds or portions thereof so called for purchase shall become due and payable on the date set for purchase, upon presentation and surrender of such Bonds (other than Book Entry Bonds) to be purchased at the office or offices specified in such notice, and, in the case of Bonds presented by a Person other than the Holder thereof, together with a written instrument of transfer duly executed by such Holder or his duly authorized attorney. Payment of the purchase price of such Bonds shall be made, upon the request of the Holder of $1,000,000 or more in principal amount of Bonds to be so purchased, by wire transfer to such Holder at the wire transfer address in the continental United States to which such Holder has prior to the purchase date directed in writing the Trustee to wire such purchase price. No purchased Bond shall be considered to be no longer Outstanding by virtue of its purchase, and each such purchased Bond that is not a Book Entry Bond shall be registered in the name or at the direction of the Borrower.

SECTION 4.02. Selection of Bonds for Redemption or Purchase.

Whenever provision is made in this Bond Indenture for the redemption or mandatory purchase of less than all of the Bonds of a subseries, maturity, Interest Period, and interest rate, the Trustee shall select the Bonds of such subseries, maturity, Interest Period, and interest rate to be redeemed, in the authorized denominations specified in Section 2.02, by lot, in any manner which the Trustee in its sole discretion shall deem appropriate and fair; provided, however, that Liquidity Facility Bonds of such subseries shall be redeemed or purchased prior to any other Bonds of such subseries; and provided, further, however, when Bonds are in a Term Indexed Mode and a Bondholder Agreement is in effect, Bonds shall be selected for redemption or purchase as nearly as possible in proportion to the principal amount of Bonds registered to each Bondholder. The Trustee shall promptly notify the Issuer and the Borrower in writing of any redemption or purchase of the Bonds or portions thereof so selected for redemption or purchase. The selection of Bonds shall be at such time as determined by the Trustee.

SECTION 4.03. Notice of Redemption.

Notice of redemption shall be given by the Trustee by Electronic Means while Bonds are in a Term Indexed Mode and a Bondholders Agreement is in effect and at all other times by first-class mail, not less than one Business Day (for Bonds in a Term Indexed Mode while a Bondholder Agreement is in effect and the Bonds are not registered in the name of the Securities Depository or its nominee), 15 days (for Bonds in a Daily Mode, Weekly Mode, Commercial Paper Mode, Term Indexed Mode while no Bondholder Agreement is in effect or the Bonds are registered in the name of the Securities Depository or its nominee, or weekly R-FLOATs Mode) or 30 days (for Bonds in any other Mode) nor more than 60 days prior to the date fixed for redemption, to the Bondholders Representative (if any), the Liquidity Facility Provider (if any), Credit Facility Provider (if any), and Remarketing Agent for, and the Rating Agencies then rating, the Bonds to be redeemed and the respective Holders of such Bonds at their addresses appearing on the bond registration books of the Trustee. Each notice of redemption shall state the date of such notice, the date of delivery, subseries, maturity, Interest Period, and interest rate of the Bonds to be redeemed, the date fixed for redemption, the Redemption Price, the place or places of redemption (including the name and appropriate address or addresses of the Trustee), the CUSIP number (if any) of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed. Each such notice shall also state that on the redemption date there will become due and payable on each of said Bonds the Redemption Price thereof or of said specified portion of the principal amount thereof in the case of a Bond to be redeemed in part only, together with interest accrued thereon to the date fixed for redemption, and that from and after such date, interest on such Bond shall cease to accrue, and shall require that such Bonds be then surrendered at the address or addresses of the Trustee specified in the redemption notice.

Notice of redemption of Bonds shall be given by the Trustee, at the expense of the Borrower.

Failure by the Trustee to mail notice of redemption pursuant to this Section to any Liquidity Facility Provider, Credit Facility Provider, Remarketing Agent, or Rating Agency or one or more of the Holders of any Bonds designated for redemption shall not affect the sufficiency of the proceedings for redemption with respect to the Holder or Holders to whom such notice was mailed.

Any notice of optional redemption given pursuant to this Section may be conditional and may be rescinded by written notice given to the Trustee by the Borrower no later than 5 Business Days prior to the date specified for redemption. Notice of optional redemption of Bonds while a

Credit Facility is in effect that may be drawn on to pay the Redemption Price thereof shall be conditioned on receipt by the Trustee by 1:00 p.m., New York City time, on the date fixed for redemption of sufficient funds from the Issuer or the Borrower to pay or reimburse the Credit Facility Provider for such Redemption Price and any accrued interest on such Bonds then due. The Trustee shall give notice of such rescission (or failure to satisfy such condition), as soon thereafter as practicable, in the same manner, to the same Persons, as notice of such redemption was given pursuant to this Section.

SECTION 4.04. Partial Redemption of Bonds.

Upon surrender of any Bond to be redeemed in part only, the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Borrower, a new Bond or Bonds of authorized denominations of the same subseries, maturity, Interest Period, and interest rate equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.

SECTION 4.05. Effect of Redemption.

Notice of redemption having been duly given as aforesaid and moneys for payment of the Redemption Price of, together with interest accrued to the date fixed for redemption on, the Bonds (or portions thereof) so called for redemption being held by the Trustee, on the date fixed for redemption designated in such notice the Bonds (or portions thereof) so called for redemption shall become due and payable at the Redemption Price specified in such notice plus interest accrued thereon to the date fixed for redemption (unless such redemption is rescinded or the condition thereto is not satisfied as provided in Section 4.03), interest on the Bonds so called for redemption shall cease to accrue, said Bonds (or portions thereof) shall cease to be entitled to any benefit or security under this Bond Indenture, and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of said Redemption Price and accrued interest.

SECTION 4.06. Optional Tenders of Bonds in the Daily Mode, the Weekly Mode or the R-FLOATs Mode.

The Holders of Eligible Bonds (other than Liquidity Facility Bonds) in a Daily Mode, a Weekly Mode or the R-FLOATs Mode may elect to have their Bonds (or portions of those Bonds in amounts equal to the lowest denomination then authorized pursuant to Section 2.02) purchased (1) on any Business Day, in the case of Bonds in a Daily Mode, Weekly Mode, or weekly R-FLOATs Mode, (2) two Business Days prior to the next succeeding Interest Period therefor, in the case of Bonds in a monthly R-FLOATs Mode, and (3) on the Interest Payment Date immediately following a Special R-FLOATs Rate Period or term rate R-FLOATs Rate Period, in the case of Bonds in a Special R-FLOATs Rate Period or term rate R-FLOATs Mode, respectively, in each case at a price equal to the Purchase Price,

(i) Daily Mode: in the case of Bonds in a Daily Mode, upon delivery of an irrevocable written notice of tender by Electronic Means and an irrevocable telephonic notice of tender to the Remarketing Agent for such Bonds and the Tender Agent (or, if none, the Trustee) not later than the Tender Notice Deadline; and

(ii) Weekly or R-Floats Mode: in the case of Bonds in a Weekly Mode or the R-FLOATs Mode, upon delivery of an irrevocable written notice of tender by Electronic Means and irrevocable telephonic notice of tender (promptly confirmed in writing to the Tender Agent) to the Remarketing Agent for such Bonds and the Tender Agent (or, if none, the Trustee), not later than the Tender Notice Deadline.

Such notices of tender shall state the CUSIP number, subseries designation (if any), Bond number (if the Bonds are not registered in the name of the Securities Depository), Interest Period and principal amount of such Bond and that such Bond shall be purchased on the Purchase Date specified above. Payment of the Purchase Price shall be made pursuant to this Section only if the Bond so delivered to the Tender Agent conforms in all respects to the description thereof in the notice described in this Section. A Holder who gives the notice of tender as set forth above may repurchase the Bonds so tendered on such Purchase Dates if the Remarketing Agent for such Bonds agrees to sell the Bonds so tendered to such Holder. If such Holder decides to repurchase such Bonds and the Remarketing Agent agrees to sell the specified Bonds to such Holder, the delivery requirements set forth in Section 4.12D shall be waived. The Tender Agent may assume that a Bond is an Eligible Bond unless it has actual knowledge to the contrary.

SECTION 4.07. Mandatory Purchase at End of Commercial Paper Rate Periods.

Each Bond in the Commercial Paper Mode is subject to mandatory purchase on each Purchase Date established therefor at the Purchase Price. No notice of such mandatory purchase shall be given to the Holders of such Bonds.

SECTION 4.08. Mandatory Purchase on Mode Change Date, Election to Set a Special R-FLOATs Rate Period or on Borrower Request.

A. Changes Other Than to Fixed Rate Mode. Bonds to be changed at the election of the Borrower from one Mode to another Mode (other than a change to the Fixed Rate Mode, in which case such Bonds are subject to mandatory purchase pursuant to Subsection B of this Section), and Bonds in an R-FLOATs Mode which are to be changed to a Special R-FLOATs Rate Period of greater than 35 days, are subject to mandatory purchase on the Mode Change Date or the effective date of the Special R-FLOATs Rate Period at the Purchase Price as provided in this Subsection. The Tender Agent shall give notice of such mandatory purchase by Electronic Means to the Holders of the Bonds subject to mandatory purchase no less than 10 Business Days for Bonds which are to be changed to a Mode of 360 days or less, and no less than 20 days for Bonds which are to be changed to a Mode of more than 360 days, a Stepped Coupon Mode or an Indexed Mode, in either case prior to the Mandatory Purchase Date. The notice shall state the Mandatory Purchase Date, the Purchase Price and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to give such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Bondholder.

B. Change to Fixed Rate Mode. Bonds to be changed to the Fixed Rate Mode are subject to mandatory purchase on the Mode Change Date at the Purchase Price (subject to Section 2.10). The Tender Agent shall give notice of such mandatory purchase as part of the notice of change of Mode to be sent to the Bondholders pursuant to Section 2.12B(3). The failure to give such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so given. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Bondholder.

C. On Borrower Request. The Bonds shall be subject to mandatory tender for purchase at the Purchase Price upon written request of the Borrower (received by the Trustee at least three Business Days prior to the Mandatory Purchase Date if the Bonds are in a Term Indexed Mode, a Bondholder Agreement is in effect, and the Bonds are not registered in the name of the Securities Depository or its nominee and otherwise 20 days prior to the Mandatory Purchase Date) on any

Business Day on which such Bonds may be redeemed at the option of the Borrower for a redemption price equal to 100% of principal amount plus accrued interest, if any. The Tender Agent shall give notice of such mandatory purchase by Electronic Means to the Bondholder Representative, if any, and the Holders of the Bonds subject to mandatory purchase no less than one Business Day prior to such Mandatory Purchase Date while the Bonds are in a Term Indexed Mode, a Bondholder Agreement is in effect, and the Bonds are not registered in the name of the Securities Depository or its nominee, 15 days prior to the Mandatory Purchase Date for Bonds in a Mode with Interest Periods of less than one year, and otherwise 30 days prior to such Mandatory Purchase Date. The notice shall state the Mandatory Purchase Date, the Purchase Price and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to give such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Bondholder.

SECTION 4.09. Mandatory Purchase at End of Interest Period in Term Rate Mode or Term Indexed Mode or term rate R-FLOATs Rate Interest Period.

Bonds in the Term Rate Mode or Term Indexed Mode and Bonds bearing interest at the term rate R- FLOATs Rate are subject to mandatory purchase at the Purchase Price on the Purchase Date following each Interest Period therefor. The Tender Agent shall give notice of such mandatory purchase by Electronic Means to the Bondholder Representative, if any, and the Remarketing Agent, if any, and by mail to the Holders of the Bonds subject to mandatory purchase no less than 15 days prior to the Mandatory Purchase Date. The notice shall state the Mandatory Purchase Date, the Purchase Price and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The Tender Agent may assume that a Bond is an Eligible Bond unless it has actual knowledge that such Bond is not an Eligible Bond. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Bondholder.

SECTION 4.10. Mandatory Purchase on Expiration Date, New Liquidity Facility Date, New Credit Facility Date and Termination Date.

A. Substitution and Expiration. The Eligible Bonds of any subseries shall be subject to mandatory purchase at the Purchase Price:

(1) Substitution or Release: on the last Business Day on or before each New Liquidity Facility Date and New Credit Facility Date for such Bonds, and

(2) Expiration: on the second Business Day immediately preceding each Expiration Date for such Bonds;

provided, however, that such Bonds shall not be subject to mandatory purchase on any such date if, on or prior to the 15th day prior to such Mandatory Purchase Date, the Borrower has furnished to the Trustee a written agreement from the Liquidity Facility provider or Credit Facility Provider for such Bonds to extend the Liquidity Facility or Credit Facility, as applicable, for such Bonds. The Tender Agent shall give notice of such mandatory purchase by mail to the Holders of the Bonds subject to mandatory purchase no less than 10 days prior to such Mandatory Purchase Date. The notice shall state the Mandatory Purchase Date, the Purchase Price and that interest on the Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Bondholder.

B. Termination. On the Business Day before each Termination Date for the Bonds of a subseries, the Eligible Bonds of such subseries shall be subject to mandatory purchase at the principal amount thereof, plus accrued interest, if any, with respect thereto to such Termination Date. The Tender Agent shall give notice of such mandatory purchase by mail to the Holders of the Bonds to be purchased as soon as practicable after receipt of notice of termination from the Liquidity Facility Provider or Credit Facility Provider for such Bonds. The notice shall state the Mandatory Purchase Date, the Purchase Price and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Bondholder.

SECTION 4.11. Remarketing of Bonds; Notices.

A. Remarketing of Bonds. The Remarketing Agent for the Bonds of a subseries shall use its best efforts to offer for sale:

(1) all Bonds of such subseries or portions thereof as to which notice of tender has been given pursuant to Section 4.06;

(2) all Bonds of such subseries required to be purchased pursuant to Sections 4.07, 4.08, 4.09 and 4.10; and

(3) all Liquidity Facility Bonds of such subseries.

Notwithstanding the foregoing, in no event may the Remarketing Agent remarket Bonds or any subseries thereof to any Excluded Purchaser while a Credit Facility for such Bond is in effect hereunder.

B. Notice of Remarketing; New Bonds. On each Purchase Date or Mandatory Purchase Date, as the case may be, for the Bonds of a subseries:

(1) Notice of Remarketing: unless the Remarketing Agent for such Bonds has notified the Tender Agent and the Trustee otherwise, such Remarketing Agent shall notify the Tender Agent and the Trustee by Electronic Means, not later than 30 minutes before the applicable Draw Deadline, of the principal amount of tendered Bonds of such subseries which were successfully remarketed and shall provide the Tender Agent with delivery and other instructions for such Remarketing Agent; and

(2) Delivery of Bonds: the delivery of new Bonds of such subseries shall be effected through the Securities Depository and delivered to the Remarketing Agent for such Bonds via the Securities Depository in accordance with the provisions of Section 4.12E.

C. Transfer of Funds; Draw on Liquidity Facility. On each Purchase Date or Mandatory Purchase Date, as the case may be, for the Bonds of a subseries:

(1) Payment for Remarketed Bonds. Upon receipt via the Securities Depository of the Tendered Bonds of such subseries from tendering Bondholders that have been successfully remarketed, the Remarketing Agent for such Bonds shall cause to be paid via the Securities Depository to the Tender Agent the Purchase Price of the remarketed Bonds by 30 minutes before the applicable Draw Deadline. The Tender Agent will immediately make delivery of such Bonds pursuant to Section 4.12E to such Remarketing Agent, and the Tender Agent’s participant account will be credited with the Purchase Price from such Remarketing Agent. The requirement for physical delivery of such Bonds will be satisfied when the ownership rights with respect to such Bonds are transferred by the tendering Bondholder’s direct participant to the Securities Depository and followed by a book-entry credit of such Bonds to the Tender Agent’s participant account.

(2) Notice of Insufficiency. Except with respect to Bonds in any R-FLOATs Mode, if the Remarketing Agent for such Bonds shall have given notice to the Tender Agent pursuant to Subsection B(1) of this Section that it has remarketed less than all of such Bonds tendered for remarketing, the Tender Agent shall give notice to the Trustee, the Borrower and, if a Liquidity Facility is then in effect with respect to the Bonds subject to purchase, to the applicable Liquidity Facility Provider (or the Tender Agent shall instruct the Trustee to give notice and the Trustee shall give notice) in accordance with the terms of the Liquidity Facility for such Bonds prior to the applicable Draw Deadline (and promptly thereafter, the Tender Agent shall so notify the Securities Depository) of the amount equal to the Purchase Price of all such Bonds tendered or deemed tendered less the aggregate amount of remarketing proceeds on hand.

(3) Draw for Insufficiency. Except with respect to any Bonds in an R-FLOATs Mode, in the event not all of such Bonds have been successfully remarketed, if a Liquidity Facility is then in effect with respect to the Bonds subject to purchase, the Tender Agent (or the Trustee if the Trustee is the beneficiary under such Liquidity Facility) shall draw on such Liquidity Facility in accordance with the terms thereof so as to receive thereunder by the Bank Settlement Deadline on such date an amount, in immediately available funds, sufficient, together with the proceeds of the remarketing of such Bonds on such date, to enable the Tender Agent to pay the Purchase Price in connection therewith. In making draws or claims for payment under the Liquidity Facility for the Bonds of a subseries, the Trustee and the Tender Agent shall act on behalf and for the account and benefit of the Holders of such Bonds and not on behalf, for the account or benefit, or subject to the control of any Holder of a Bond other than an Eligible Bond.

(4) Payment by Borrower. Except with respect to any Bonds in an R-FLOATs Mode, in the event not all of such Bonds have been successfully remarketed, if a Liquidity Facility is not then in effect with respect to the Bonds subject to purchase or if the Liquidity Facility Provider has not paid the full amount required by clause (3) of this Subsection C at the times required therein, the Borrower has agreed in Section 3.05 of the Loan Agreement to pay to the Tender Agent by the Bank Settlement Deadline on such date an amount, in immediately available funds, sufficient, together with the proceeds of the remarketing of such Bonds on such date, to enable the Tender Agent to pay the Purchase Price in connection therewith.

SECTION 4.12. General Provisions Relating to Tenders.

A. Purchase Fund. The Tender Agent shall establish and maintain a special fund designated as the “Purchase Fund,” and within such fund three separate accounts designated, respectively, as the “Liquidity Facility Deposit Account,” the “Remarketing Proceeds Account” and the “Borrower Purchase Account.” Upon the designation of two or more subseries of Bonds pursuant to Section 2.02E, the Tender Agent shall establish and maintain a separate subaccount for each subseries within each such Account and shall deposit to and draw on the applicable subaccount all receipts in respect of and all payments of the Purchase Price of the Bonds of the subseries for which such subaccount is established. The money in the Purchase Fund shall be held in trust and applied solely as provided in this Section.

The Tender Agent shall deposit all moneys delivered to it hereunder for the purchase of Bonds into the Remarketing Proceeds Account and shall hold all such moneys in trust for the exclusive benefit of the Person that shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to it for the account of such Person and, thereafter, for the benefit of the Bondholders tendering such Bonds.

The Tender Agent shall deposit all moneys delivered to it hereunder from a payment by or on behalf of any Liquidity Facility Provider for the purchase of Bonds into the Liquidity Facility Deposit Account and shall hold all such moneys in trust for the exclusive benefit of such Liquidity Facility Provider until the Bonds purchased with such moneys shall have been delivered to or for the account of such Liquidity Facility Provider and, after such delivery, the Tender Agent shall hold such funds exclusively for the benefit of the Bondholders tendering such Bonds.

The Tender Agent shall deposit all moneys delivered to it hereunder from a payment by or on behalf of the Borrower for the purchase of Bonds into the Borrower Purchase Account and shall hold all such moneys in trust for the exclusive benefit of the Borrower until the Bonds purchased with such moneys shall have been delivered to or for the account of the Borrower and, after such delivery, the Tender Agent shall hold such funds exclusively for the benefit of the Bondholders tendering such Bonds.

Moneys in the Liquidity Facility Deposit Account, the Remarketing Proceeds Account and the Borrower Purchase Account shall not be commingled with other funds held by the Tender Agent and shall remain uninvested. Neither the Issuer nor the Borrower shall have any right, title or interest in or to any moneys held in the Purchase Fund.

Whenever the Tender Agent is not a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds similar to Section 9.10(b), Title 1, U.S. Code of Federal Regulations, then the Tender Agent shall maintain the Purchase Fund at such a depository institution subject to such regulations, or at a depository institution the short-term obligations of which are rated by each Rating Agency no lower than the short-term rating assigned by it to the Bonds.

B. Payment of Purchase Price. At or before the close of business New York City time on the Purchase Date or Mandatory Purchase Date for Bonds and upon receipt by the Tender Agent of the aggregate Purchase Price of the tendered Bonds, the Tender Agent shall pay the Purchase Price of such Bonds to the tendering Bondholder’s direct participant via the Securities Depository. Payments by participants to beneficial owners shall be governed by standing instructions and customary practices. The Tender Agent shall pay the Purchase Price of the Bonds of any subseries in the following order of priority: (1) the proceeds, if any, from the remarketing of such Bonds, (2) in the case of Eligible Bonds of such subseries, the moneys drawn under the Liquidity Facility (if any) for such Bonds and (3) moneys paid by the Borrower. The Tender Agent may assume that a Bond is an Eligible Bond unless it has actual knowledge to the contrary. If, at close of business New York City time on any Purchase Date or Mandatory Purchase Date for Bonds of any subseries, any balance remains of any draw on the Liquidity Facility for such Bonds in excess of any unsatisfied purchase obligation, such excess shall be promptly returned to the Liquidity Facility Provider obligated thereon.

If, at close of business New York City time on any Purchase Date or Mandatory Purchase Date for Bonds, any balance remains from any payment by the Borrower in excess of any unsatisfied purchase obligation, such excess shall be promptly returned to the Borrower.

C. Inadequate Funds for Tenders. If the funds available for purchases of Eligible Bonds of a subseries pursuant to this Article are inadequate for the purchase of all Bonds of such subseries tendered on any Purchase Date or Mandatory Purchase Date, no purchase of Bonds of such subseries shall be consummated, and the Tender Agent shall, after any applicable grace period, (1) return all tendered Bonds of such subseries to the Holders thereof, (2) return all moneys transferred via the Securities Depository for the purchase of such Bonds to the Remarketing Agent for such Bonds for return to the Persons providing such moneys, (3) return all moneys drawn under any Liquidity Facility for such Bonds to the Liquidity Facility Provider obligated thereon and (4) return to the Borrower all moneys transferred from the Borrower. At such time, the Bonds of such subseries shall convert to a Weekly Mode and shall bear interest in the first Interest Period of such Mode at the Maximum Rate.

D. Delivery of Bonds by Tendering Bondholders; Undelivered Bonds Deemed Purchased. All Bonds to be purchased on any Purchase Date or Mandatory Purchase Date shall be required to be delivered to the Tender Agent’s Securities Depository participant account at or before 30 minutes before the Draw Deadline for purchases of Bonds on such date. If the Holder of any Bond (or portion thereof) that is subject to purchase pursuant to this Article fails to deliver such Bond to the Tender Agent for purchase on the Purchase Date or Mandatory Purchase Date, and if the Tender Agent is in receipt of the Purchase Price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the day fixed for purchase thereof, and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in Subsection E of this Section. Any Holder of a Bond who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Tender Agent. The Tender Agent shall, as to any tendered Bonds that have not been delivered to it, promptly notify the applicable Remarketing Agent of such nondelivery.

E. Delivery of Bonds. On the Purchase Date or Mandatory Purchase Date for Bonds of any subseries, the Tender Agent shall make delivery of such Bonds via the Securities Depository (1) to the Remarketing Agent for such Bonds to the extent of Bonds of such subseries purchased and remarketed by such Remarketing Agent no later than 30 minutes prior to the applicable Draw Deadline, (2) to the Liquidity Facility Provider (if any) for such Bonds to the extent of Bonds of such subseries purchased with amounts paid by or on behalf of such Liquidity Facility Provider and (3) to the Borrower to the extent of Bonds of such subseries purchased with amounts paid by or on behalf of the Borrower. Notwithstanding the foregoing, the Tender Agent shall not deliver any Bonds pursuant to Clause (2) or upon the remarketing of Liquidity Facility Bonds unless it has received notice from the Liquidity Facility Provider for such Bonds that the amount available for the purchase of Bonds of such subseries (prior to a conversion to Fixed Rate) is at least equal to the aggregate amount of all Bonds of such subseries then Outstanding (other than Liquidity Facility Bonds not then being released) plus an amount equal to (1) 49 days’ interest on Bonds of such subseries in a Daily Mode or a Weekly Mode, (2) 107 days’ interest on Bonds of such subseries in a Term Indexed Mode, and (3) 190 days’ interest on Bonds of such subseries in a Commercial Paper Mode or a Term Rate Mode (assuming an interest rate equal to the Maximum Rate per annum) or the Trustee has given notice to the Liquidity Facility Provider that will increase such amount available to such aggregate amount.

F. No Sales After Payment Default. Anything in this Bond Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default described in Section 7.01A or 7.01B in respect of the Bonds of any subseries and the Credit Facility Provider (if any) for such Bonds has not paid such amount under the Credit Facility, then the applicable Remarketing Agent shall not remarket any Bonds of such subseries.

G. R-FLOATs Bonds During Non-Remarketing Period. The provisions of this Section shall not apply to any Bonds in an R-FLOATs Mode during any Non-Remarketing Period.

H. Book-Entry Tenders. Whenever Bonds are to be tendered and purchased pursuant to this Article after the Securities Depository has resigned or been removed and not replaced pursuant to Section 2.20, (1) Bonds shall be tendered for purchase by delivery, endorsed in blank (or accompanied by a bond power executed in blank) to the extent of the portion to be purchased, at the principal office of the Tender Agent in the City of New York by 30 minutes before the applicable Draw Deadline, on the applicable Purchase Date or Mandatory Purchase Date and (2) the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the Person deemed to have purchased the same or its designee, one or more new Bonds of any authorized denomination, of the same subseries and maturity, bearing interest at the same rate (except to the extent such Bond becomes a Liquidity Facility Bond) and for the same Interest Period, and of a like aggregate principal amount pursuant to Section 2.15.

SECTION 4.13. The Remarketing Agents.

A. Appointment, Duties. Merrill Lynch, Pierce, Fenner & Smith Incorporated is hereby designated as the initial Remarketing Agent for the Bonds and shall serve as such under the terms and provisions hereof. The Remarketing Agent and each successor Remarketing Agent for the Bonds of any subseries appointed in accordance with this Bond Indenture shall designate its principal office and signify its acceptance of the duties and obligations imposed upon it as described herein by a written instrument of acceptance delivered to the Issuer, the Trustee, the Tender Agent and the Borrower, under which the Remarketing Agent will agree particularly:

(1) Hold Money: to hold all moneys delivered to it hereunder for the purchase of such Bonds for the exclusive benefit of the Person or Persons that shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person or Persons;

(2) Keep Records: to keep such books and records with respect to such Bonds, as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Borrower, the Issuer and the Trustee, at all reasonable times, upon reasonable notice;

(3) Make Determinations: to determine the Daily Rates, the Weekly Rates, the weekly R-FLOATs Rates, the monthly R-FLOATs Rates, the term R-FLOATs Rates, the lengths and rates of the Special R-FLOATs Rate Periods, the Commercial Paper Rates, the lengths of Interest Periods in the Commercial Paper Mode, the Term Rates, the percentage or spread (and any function or scale therefor) used to determine the Indexed Rates, the Stepped Coupon Rates and the Fixed Rates for such Bonds and give notice of such rates and lengths in accordance with Article II;

(4) Remarket: to use its best efforts to find purchasers for such Bonds tendered for purchase, any such sale to be made at the Purchase Price in accordance with the terms of this Bond Indenture; and

(5) Deliver Bonds: to deliver to the Tender Agent all such Bonds held by it in accordance with the terms of this Bond Indenture and its Remarketing Agreement.

No Remarketing Agent shall designate a principal office at which its obligations under its Remarketing Agreement are to be performed unless such office is located in a state specified in the definition of “Business Day” included in the Credit Facility and the Liquidity Facility.

B. Performance by Tender Agent. If the Remarketing Agent for the Bonds of any subseries shall resign, be removed, or be dissolved, or if the property or affairs of the Remarketing Agent for the Bonds of any subseries shall be taken under control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Borrower shall not have appointed a successor as Remarketing Agent, the Tender Agent shall ipso facto be deemed to be the Remarketing Agent for such Bonds for all purposes of this Bond Indenture, including Section 2.11, until the appointment by the Borrower of a successor Remarketing Agent for such Bonds; provided, however, that the Tender Agent, in its capacity as Remarketing Agent, shall not be required to determine the interest rate on Bonds hereunder if the Tender Agent should be prohibited by law from conducting such activities. If the Borrower fails to appoint a successor Remarketing Agent for such Bonds within 30 days after its receipt of notice of any such event, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Remarketing Agent for such Bonds. If a Remarketing Agent resigns, is removed, or is unable to perform its duties hereunder, the Trustee shall accept all notices and money required or permitted to be delivered to such Remarketing Agent hereunder until a successor Remarketing Agent for the Bonds of the applicable subseries has been appointed. The Borrower will notify each Rating Agency then rating the Bonds of any subseries of any successor Remarketing Agent or co-Remarketing Agent for such Bonds.

C. Permitted Conflicts. Each Remarketing Agent may in good faith hold Bonds or any other form of indebtedness issued by the Issuer or any security issued by the Borrower; own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof; and make disbursements therefor and enter into any commercial or business arrangement therewith; all without any liability on the part of such Remarketing Agent for any real or apparent conflict of interest by reason of any such actions.

SECTION 4.14. Qualifications and Substitution of Remarketing Agent.

A. Qualifications; Resignation and Replacement. Each Remarketing Agent shall be authorized by law to perform all the duties imposed upon it. A Remarketing Agent may at any time resign and be discharged of the duties and obligations described in this Bond Indenture as set forth in its Remarketing Agreement. A Remarketing Agent may suspend or immediately terminate its remarketing efforts as set forth in its Remarketing Agreement. Successor Remarketing Agents may be appointed from time to time by the Borrower if not objected to by the Credit Facility Provider (if any) or Liquidity Facility Provider (if any) for such Bonds. The Remarketing Agent for the Bonds of any subseries may be removed upon 30 days’ notice upon the written Request of the Borrower and upon written notice to such Remarketing Agent, the Issuer, the Trustee, the Tender Agent, and the Liquidity Facility Provider (if any) and Credit Facility Provider (if any) for such Bonds, so long as a successor Remarketing Agent shall have assumed the duties thereof for such Bonds by the effective date of such removal.

B. Automatic Succession. Notwithstanding any other provision to the contrary contained herein, any corporation or association into which a Remarketing Agent may be converted or merged, or with which it may be consolidated, or to which it may be consolidated, or to which it may sell or transfer its marketing business and assets as a whole or substantially as a whole, shall become successor Remarketing Agent hereunder and fully vested with all of the rights, powers, trusts, duties and obligations of a Remarketing Agent hereunder, without the execution or filing of any instrument or any further act.

SECTION 4.15. The Tender Agent.

The Trustee is hereby appointed as Tender Agent and shall serve as such under the terms and provisions hereof. The Tender Agent and each successor Tender Agent appointed in accordance with this Bond Indenture shall designate its principal corporate office and signify its acceptance of the duties and obligations imposed upon it as described herein by a written instrument of acceptance delivered to the Issuer, the Trustee and the Borrower under which each Tender Agent will agree, particularly:

(1) Custody of Bonds: to hold all Bonds delivered to it for purchase hereunder in trust for the exclusive benefit of the respective Bondholders that shall have so delivered such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Holders;

(2) Custody of Money: to hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the exclusive benefit of the Person that shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to it for the account of such Person and, thereafter, for the benefit of the Bondholders tendering such Bonds;

(3) Keep Records: to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Borrower, the Issuer, the Trustee, the Remarketing Agents, the Liquidity Facility Providers (if any) and the Credit Facility Providers (if any) at all reasonable times; and

(4) Assignment of CUSIPS: for any Bonds in the Commercial Paper Mode, to assign CUSIP numbers to such Bonds on each Rate Determination Date as provided in Section 2.05.

The Tender Agent shall be entitled to the protections, indemnities, immunities and limitations from liability afforded the Trustee hereunder in the performance of its duties.

SECTION 4.16. Qualifications of Tender Agent.

A. Qualifications; Removal and Replacement. The Tender Agent and each successor Tender Agent shall be a commercial bank with trust powers or trust company duly organized under the laws of the United States of America or any state or territory thereof, and authorized by law to perform all duties imposed upon it hereunder. The Tender Agent shall have an office, affiliate office or agency in New York, New York. The Tender Agent may at any time resign and be discharged of its duties and obligations by giving at least 60 days’ notice to the Issuer, the Trustee, the Remarketing Agents, the Liquidity Facility Providers (if any), the Credit Facility Providers (if any), all Holders of Bonds then Outstanding and the Borrower. Any Tender Agent may be removed at any time by the Borrower upon notice to the Issuer, the Trustee, the Remarketing Agents, the Liquidity Facility Providers (if any), the Credit Facility Providers (if any) and each Rating Agency then rating the Bonds. Any resignation or removal of the Tender Agent and appointment of a successor Tender Agent shall become effective upon acceptance of appointment by the successor Tender Agent. Successor Tender Agents may be appointed from time to time by the Borrower if not objected to by any Credit Facility Provider or Liquidity Facility Provider. The Trustee shall provide notice of such successor Tender Agent to all Holders of the Bonds.

B. Return of Assets. Upon the resignation or removal of a Tender Agent, such Tender Agent shall deliver any Bonds, the Liquidity Facilities (if the Tender Agent is the beneficiary thereunder) and moneys held by it in such capacity to its successor.

C. Automatic Succession. Notwithstanding any other provision to the contrary contained herein, any corporation or association into which the Tender Agent may be converted or merged, or with which it may be consolidated, or to which it may be consolidated, or to which it may sell or transfer its marketing business and assets as a whole or substantially as a whole, shall become successor Tender Agent hereunder and fully vested with all of the rights, powers, trusts, duties and obligations of Tender Agent hereunder, without the execution or filing of any instrument or any further act.

SECTION 4.17. Release of Liquidity Facilities.

The Trustee shall (or shall cause the Tender Agent to) release and return any Liquidity Facility for the Bonds of a subseries to the Liquidity Facility Provider obligated thereon (or, in the case of Clause E, consent to the assignment thereof by such Liquidity Facility Provider) on Borrower Request:

A. Defeasance: when there are no Outstanding Bonds of such subseries; or

B. Expiration or Termination: when such Liquidity Facility has expired or been terminated in accordance with its terms; or

C. Successor Trustee: when a successor Trustee has been appointed and qualified pursuant to Article VIII, and a new Liquidity Facility has been issued to such successor in substitution for such Liquidity Facility; or

D. Reduction of Amount: when the maximum aggregate credit available under such Liquidity Facility is reduced pursuant to the terms thereof and such Liquidity Facility Provider has issued a new Liquidity Facility to the Trustee or Tender Agent, whichever is then the beneficiary thereunder, in substitution therefor in the stated amount of the maximum aggregate credit available under such Liquidity Facility as so reduced but otherwise identical to the Liquidity Facility to be released; or

E. Replacement: at the close of business on a day when the Trustee has received and there is in effect a substitute Liquidity Facility for the Bonds of such subseries in substitution for such Liquidity Facility (or an assignment of such Liquidity Facility by such Liquidity Facility Provider) issued to and accepted by the Trustee or the Tender Agent upon Borrower Order in accordance with Section 4.18 not less than 5 Business Days (or such shorter period acceptable to the Trustee) prior to the date by which the Tender Agent must give notice to Bondholders pursuant to Section 4.10A of the resulting mandatory tender of such Bonds for purchase pursuant to such Section, if (1) such day is a Business Day for such Bonds and, if any such Bonds are in a Commercial Paper Mode, Term Rate Mode, Term Indexed Mode, R-FLOATs Mode, Stepped Coupon Mode, or Fixed Rate Mode, such day is also the first Business Day for such Bonds in an Interest Period for each such Bond in each such Interest Mode or a Business Day on which such Bonds may be redeemed at a redemption price equal to 100% of principal amount plus accrued interest, if any, and (2) the Purchase Price of all Bonds of such subseries tendered or deemed tendered for purchase in respect of such release or assignment pursuant to Section 4.10A has been paid or duly provided for; or

F. Optional Release: at the close of business on a day at least 5 Business Days (or such shorter period acceptable to the Trustee), plus the minimum number of days’ notice which the Tender Agent must give to Bondholders pursuant to Section 4.10A of the resulting mandatory tender of such Bonds for purchase pursuant to such Section, after the Borrower, by Borrower Request, shall have provided that such Liquidity Facility shall then be released, if (1) such day is a Business Day for such Bonds and, if any such Bonds are in a Commercial Paper Mode, Term Rate Mode, Term Indexed Mode, R-FLOATs Mode, Stepped Coupon Mode, or Fixed Rate Mode, such day is also the first Business Day for such Bonds in an Interest Period for each such Bond in each such Interest Mode or a day on which such Bonds or portions thereof may be redeemed at the option of the Borrower at a redemption price equal to 100% of principal amount plus accrued interest, if any, and (2) the Purchase Price of all Bonds of such subseries tendered or deemed tendered for purchase in respect of such release pursuant to Section 4.10A has been paid or duly provided for;

and not otherwise; provided that, if such Liquidity Facility Provider is also a Credit Facility Provider for the Bonds of such subseries, no such release to such Person shall be effected by the Trustee pursuant to Clause E or F of this Section unless the Credit Facility for such Bonds shall then be released to such Person pursuant to Section 5.08 or such Person consents in writing to such release of such Liquidity Facility, and, if such Liquidity Facility Provider is not also the Credit Facility Provider for such Bonds, no such release or assignment shall be effected by the Trustee pursuant to Clause E or F unless the Credit Facility Provider for the Bonds of such subseries consents in writing to such release or assignment of such Liquidity Facility; and provided further that no Liquidity Facility shall be released without the written consent of the Liquidity Facility Provider obligated thereon unless all obligations due and owing to such Liquidity Facility Provider pursuant to such Liquidity Facility or its Reimbursement Agreement have been paid in full. The Tender Agent shall give notice, pursuant to Section 4.10, of the mandatory tender of Bonds of the applicable subseries prior to the date of any release pursuant to Clause B, E, or F of this Section.

SECTION 4.18. Acceptance of and Amendments to Liquidity Facilities.

Each Liquidity Facility accepted by the Trustee (or by the Tender Agent with the written consent of the Trustee) for the Bonds of a subseries, and each extension, assignment, or amendment of a Liquidity Facility for the Bonds of a subseries then in effect,

A. Stated Amount: shall provide for payments, draws, or claims sufficient to pay a Purchase Price for such Bonds up to the Required Stated Amount thereof, and

B. Approval: shall be consented to (as to both form and the identity of the provider) in writing by the Credit Facility Provider for the Bonds of such subseries if a Credit Facility for such Bonds is then in effect and is not then to be released.

The Trustee shall (or shall cause the Tender Agent to) accept a Liquidity Facility for the Bonds of a subseries or an extension or amendment thereof, or approve an assignment thereof by the Liquidity Facility Provider obligated thereon, upon Borrower Order, but only (except in the case of an extension without amendment) upon receipt, by the Trustee and by any Credit Facility Provider for the Bonds of such subseries which is not obligated on such alternate, confirming, extending, amending, or assigned Liquidity Facility, of a Favorable Opinion of Bond Counsel and an Opinion of Counsel stating that (1) such Liquidity Facility, extension, or amendment was issued or assignment was made in accordance with the conditions of this Section and (2) such Liquidity Facility as extended, amended, or assigned constitutes a legal, valid, and binding obligation of the obligor thereon and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws for the relief of debtors other than the Issuer and the Borrower and by general principles of equity which permit the exercise of judicial discretion). The Trustee shall not be required to accept or cause to be accepted any such Liquidity Facility, extension, or amendment which materially adversely affects the rights, duties, and immunities of the Trustee or its agents or the Tender Agent hereunder.

*                    *                     *

ARTICLE V

REVENUES; FUNDS AND ACCOUNTS;

PAYMENT OF PRINCIPAL AND INTEREST

SECTION 5.01. Pledge and Assignment.

A. Pledge. Subject only to the provisions of this Bond Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and all right, title and interest of the Issuer in and to any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Bond Indenture (other than the Purchase Fund and the Rebate Fund) and in and to all security (if any) and guarantees (if any) for payment of the Loan Payments are hereby pledged to secure the payment of the principal of and premium, if any, and interest on the Bonds in accordance with their terms and the provisions of this Bond Indenture. Said pledge shall constitute a lien on and security interest in such assets and shall attach, be perfected and be valid and binding from and after delivery by the Trustee of the Bonds, without any physical delivery thereof or further act.

B. Assignment. The Issuer hereby transfers in trust, grants a security interest in and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds, all of the Revenues and other assets pledged in Subsection A of this Section and all of the right, title and interest of the Issuer in the Loan Agreement (except for (i) the right to receive any Additional Payments to the extent payable to the Issuer under the Loan Agreement, (ii) any rights of the Issuer to indemnification and rights of inspection and consent, and (iii) the obligation of the Borrower to make deposits pursuant to the Tax Certificate and Agreement). The Trustee shall be entitled to and shall collect and receive all of the Revenues, and any Revenues collected or received by the Issuer shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee and shall forthwith be paid by the Issuer to the Trustee. Subject to the provisions of Section 7.06 with respect to the control of remedial proceedings by the Credit Facility Providers (if any), the Trustee also shall be entitled to and shall take all steps, actions and proceedings reasonably necessary in its judgment to enforce, either jointly with the Issuer or separately, all of the rights of the Issuer that have been assigned to the Trustee and all of the obligations of the Borrower under the Loan Agreement other than for those items excepted in the parenthetical contained in the first sentence of this subsection. All Revenues deposited with the Trustee shall be held, disbursed, allocated and applied by the Trustee only as provided in this Bond Indenture.

C. Notice of Deficiency. If the Trustee has not received the full amount of any Loan Payment by the time the Borrower is required to make the same pursuant to the Loan Agreement, the Trustee shall immediately notify the Borrower, the Liquidity Facility Providers (if any) and the Credit Facility Providers (if any) of such insufficiency by Electronic Means and confirm such notification as soon as possible thereafter by written notice.

SECTION 5.02. Interest Fund.

A. Established in Trust. The Trustee shall establish, maintain and hold in trust a separate fund designated as the “Interest Fund.” Moneys in the Interest Fund shall be held, disbursed, allocated and applied by the Trustee only as provided in this Bond Indenture.

B. Deposits. The Trustee shall deposit the following Revenues in the Interest Fund when and as such Revenues are received:

(1) Loan Interest Payments: the interest component of all Loan Payments, including the interest component of all cash prepayments of Loan Payments made as a result of the redemption of Bonds;

(2) Investment Earnings: all interest, profits and other income received from the investment of moneys in the Interest Fund; and

(3) Miscellaneous Revenues: any other Revenues not required to be deposited in any other fund or account established pursuant to this Bond Indenture.

C. Applications. All amounts in the Interest Fund shall be used and withdrawn by the Trustee solely for the purpose of paying the interest on the Bonds as the same becomes due and payable (including accrued interest on any Bonds purchased or redeemed prior to maturity pursuant to this Bond Indenture), or to reimburse the Credit Facility Providers (if any) with respect to drawings under the Credit Facilities (if any) for such purposes. So long as a Credit Facility for the Bonds of any subseries is in effect and has been drawn upon to provide sufficient funds to pay in full an interest payment on such Bonds (if Eligible Bonds or Liquidity Facility Bonds not owned by or pledged to the Credit Facility Provider obligated on such Credit Facility) when due as required herein, the Trustee shall (1) apply the amounts so drawn (rather than money in the Interest Fund) to pay interest on such Bonds and (2) use moneys in the Interest Fund deposited by the Borrower to reimburse the applicable Credit Facility Provider for such drawing in such manner as to provide for receipt by such Credit Facility Provider on the same Business Day as the draw is funded.

SECTION 5.03. Principal Fund.

A. Established in Trust. The Trustee shall establish, maintain and hold in trust a separate fund designated as the “Principal Fund.” Moneys in the Principal Fund shall be held, disbursed, allocated and applied by the Trustee only as provided in this Bond Indenture.

B. Deposits. The Trustee shall deposit the following Revenues in the Principal Fund when and as such Revenues are received:

(1) Loan Principal Payments: the principal component of all Loan Payments, but excluding the principal component of all cash prepayments of Loan Payments made as a result of the redemption of Bonds at the option of the Borrower, which shall be deposited in the Redemption Fund; and

(2) Investment Earnings: all interest, profits and other income received from the investment of moneys in the Principal Fund.

C. Application Generally. All amounts in the Principal Fund shall be used and withdrawn by the Trustee solely to redeem the Bonds pursuant to Section 4.01F, or pay the Bonds at maturity, as provided herein, or to reimburse the Credit Facility Providers (if any) with respect to drawings under the Credit Facility for such purposes. So long as a Credit Facility for the Bonds of any subseries is in effect and has been drawn upon to provide sufficient funds to pay a principal payment due on such Bonds (if Eligible Bonds or Liquidity Facility Bonds not owned by or pledged to the Credit Facility Provider obligated on such Credit Facility) when due as required herein, the Trustee shall (1) apply the amounts so drawn (rather than money in the Principal Fund) to pay the principal or redemption price of such Bonds and (2) use moneys in the Principal Fund deposited by the Borrower to reimburse such Credit Facility Provider for such drawing in such manner as to provide for receipt by such Credit Facility Provider on the same Business Day as the draw is funded.

D. Purchases of Bonds. On each Mandatory Sinking Account Payment date, the Trustee shall apply the Mandatory Sinking Account Payment required to be made on that date in respect of the Bonds of any subseries and maturity to the redemption of such Bonds pursuant to Section 4.01F (or payment thereof at maturity, as the case may be), in the amounts and upon the notice and in the manner provided in Article IV; provided that, at any time prior to giving such notice of such redemption, the Trustee shall, upon direction of the Borrower, apply such moneys to the purchase of Bonds at public or private sale, as and when and at such prices (including brokerage and other charges, but excluding accrued interest, which is payable from the Interest Fund) as the Borrower may direct, except that the purchase price (excluding accrued interest) shall not exceed 100% of the principal amount of such Bonds. If, during the 12-month period immediately preceding said Mandatory Sinking Account Payment date, the Trustee has purchased Bonds of such subseries and maturity with moneys in the Principal Fund, or, during said period and prior to giving said notice of redemption, the Borrower has deposited such Bonds with the Trustee, or such Bonds were at any time purchased or redeemed by the Trustee from the Redemption Fund and allocable to said Mandatory Sinking Account Payment, such Bonds so purchased, deposited or redeemed shall be applied, to the extent of the full principal amount thereof, to reduce said Mandatory Sinking Account Payment. All Bonds purchased or deposited pursuant to this subsection shall be cancelled and destroyed by the Trustee upon the Order of the Borrower. All Bonds of any subseries and maturity purchased from the Principal Fund or deposited by the Borrower with the Trustee shall be allocated first to the next succeeding Mandatory Sinking Account Payment for such Bonds, then to the remaining Mandatory Sinking Account Payments for such Bonds, unless otherwise provided by Borrower Order.

SECTION 5.04. Redemption Fund.

A. Established in Trust. The Trustee shall establish, maintain and hold in trust a separate fund designated as the “Redemption Fund.”

B. Deposits. The Trustee shall deposit the following Revenues in the Redemption Fund when and as such Revenues are received:

(1) Loan Prepayments: the principal component of all cash prepayments of Loan Payments made on account of the redemption of Bonds at the option of the Borrower; and

(2) Investment Earnings: all interest, profits and other income received from the investment of moneys in the Redemption Fund.

C. Application. All amounts deposited in the Redemption Fund shall be used and withdrawn by the Trustee solely for the purpose of redeeming Bonds other than pursuant to Section 4.10F, in the manner and upon the terms and conditions specified in Article IV, at the next succeeding date of redemption for which notice has not been given and at the Redemption Prices then applicable to such redemptions, or to reimburse the Credit Facility Providers (if any) with respect to drawings under the Credit Facilities for such purpose.

SECTION 5.05. Investment of Moneys.

All moneys in any of the funds and accounts established pursuant to this Bond Indenture shall be invested by the Trustee (other than amounts deposited in the Purchase Fund and Credit Facility Fund, which proceeds shall remain uninvested), upon the written direction of the Borrower given at least two days prior to the investment date, solely in Investment Securities. Investment Securities shall be purchased at such prices as the Borrower may direct. All directions of the Borrower to invest in Investment Securities shall be made subject to the limitations set forth in Section 6.06, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by Request of the Borrower. No Request of the Borrower shall impose any duty on the Trustee inconsistent with its fiduciary responsibilities. In the absence of directions from the Borrower, the Trustee shall invest in Fidelity Institutional Money Market Fund – Prime Money Market Portfolio or in any other Investment Securities specified in Clause (8) of the definition thereof in Exhibit B specified by the Borrower in writing.

Moneys in all funds and accounts shall be invested in Investment Securities maturing not later than the date on which it is estimated that such moneys will be required for the purposes specified in this Bond Indenture. Investment Securities purchased under a repurchase agreement may be deemed to mature on the date or dates on which the Trustee may deliver such Investment Securities for repurchase under such agreement.

All interest, profits and other income received from the investment of moneys in any fund or account established pursuant to this Bond Indenture shall be deposited when received in such fund or account. Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Investment Security equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the fund or account for the credit of which such Investment Security was acquired.

Moneys held in the Redemption Fund for the redemption of Bonds shall be invested solely in Investment Securities specified in Clause (1) or (8) of the definition thereof in Exhibit B, maturing in such amounts and at such times as are required for such redemption. If the Borrower causes moneys to be deposited with the Trustee as a prepayment of Loan Payments under the Loan Agreement, until such moneys are paid to Bondholders or the Credit Facility Providers (if any), such moneys shall be invested solely in Investment Securities specified in Clause (1) or (8) of the definition thereof in Exhibit B.

Investment Securities acquired as an investment of moneys in any fund or account established under this Bond Indenture shall be credited to such fund or account. For the purpose of determining the amount in any such fund or account, all Investment Securities credited to such fund or account shall be valued at the lower of cost (exclusive of accrued interest after the first payment of interest following acquisition) or par value (plus, prior to the first payment of interest following acquisition, the amount of interest paid as part of the purchase price).

The Trustee may commingle any of the funds or accounts established pursuant to this Bond Indenture (other than the Credit Facility Fund, the Rebate Fund and the Purchase Fund) into a separate fund or funds for investment purposes only, provided that all funds or accounts held by the Trustee hereunder shall be accounted for separately as required by this Bond Indenture. The Trustee may act as principal or agent in the making or disposing of any investment. The Trustee may sell at the best price obtainable, or present for redemption, any Investment Securities so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund or account to which such Investment Security is credited, and, subject to the provisions of Section 8.03, the Trustee shall not be liable or responsible for any loss resulting from any investment made in accordance with provisions of this Section. Any Investment Securities that are registrable securities shall be registered in the name of the Trustee.

The Trustee is hereby authorized, in making or disposing of any investment permitted by this Section, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or for any third person or dealing as principal for its own account.

SECTION 5.06. Rebate Fund.

A. Established in Trust; Duties of Trustee. The Trustee shall establish, maintain and hold in trust a separate fund designated as the “Rebate Fund.” Within the Rebate Fund, the Trustee shall maintain such accounts as shall be specified in writing by the Borrower in order to comply with the Tax Certificate and Agreement. Subject to the transfer provisions provided in Subsection E of this Section, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust for payment to the federal government of the United States of America the amounts elected or required to be transferred or paid by the Borrower for such purpose pursuant to Section 5.07G of the Loan Agreement. Neither the Issuer nor the Borrower nor the Bondholders shall have any rights in or claim to such money. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section, by Section 6.06 and by the Tax Certificate and Agreement (which is incorporated herein by reference). The Trustee shall be deemed conclusively to have complied with such provisions if it follows the written directions of the Borrower, including the Borrower’s supplying all necessary information in the manner provided in the Tax Certificate and Agreement, and shall have no liability or responsibility to enforce compliance by the Borrower or the Issuer with the terms of the Tax Certificate and Agreement.

B. Rebate Fund. Upon the Borrower’s written direction, an amount shall be deposited to the Rebate Fund by the Trustee from deposits by the Borrower, if and to the extent required, so that the balance in the Rebate Fund shall equal the Rebate Amount. Computations of the Rebate Amount shall be furnished by or on behalf of the Borrower in accordance with the Tax Certificate and Agreement.

C. Limited Recourse Against Trustee. The Trustee shall have no obligation to rebate any amounts required to be rebated pursuant to this Section, other than from moneys held in the Rebate Fund or provided to it by the Borrower.

D. Investment. At the written direction of the Borrower, the Trustee shall invest all amounts held in the Rebate Fund in Investment Securities, subject to the restrictions set forth in the Tax Certificate and Agreement. The Trustee shall not be liable for any consequences arising from such investment. Money shall not be transferred from the Rebate Fund except as provided in Subsection E of this Section.

E. Payment to U.S. Treasury. Upon receipt of the Borrower’s written directions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States of America, as so directed. In addition, if the Borrower so directs, the Trustee will deposit money into or transfer money out of the Rebate Fund from or into such accounts or funds as directed by the Borrower’s written directions. Any funds remaining in the Rebate Fund after redemption and payment of all of the Bonds and payment and satisfaction of any Rebate Amount, or provision made therefor satisfactory to the Trustee, and payment of any amount then owed to the Trustee, shall be withdrawn and remitted to the Borrower.

F. Survival of Obligations. Notwithstanding any other provision of this Bond Indenture, including in particular Article X, the obligation to remit the Rebate Amounts to the United States of America and to comply with all other requirements of this Section, Section 6.06 and the Tax Certificate and Agreement shall survive the defeasance or payment in full of the Bonds.

SECTION 5.07. Draws or Claims Under Credit Facilities.

A. Trustee to Draw or Claim Under Credit Facility. Whenever a Credit Facility for the Bonds of a subseries is in effect hereunder, the Trustee shall claim or draw money thereunder as follows:

(1) Principal, Premium and Interest. The Trustee shall present all notices, drafts, demands, claims, and other documents required by such Credit Facility (in the manner and to the extent therein permitted and by the time required thereby) prior to the applicable Draw Deadline to draw or claim funds thereunder in an amount sufficient, and by the Bank Settlement Deadline (to the extent therein permitted), to pay the principal of (and premium, if any) and interest on (but not the Purchase Price of) such Bonds when due (whether by reason of the Maturity Date, call for redemption, or declaration of acceleration thereof or of an Interest Payment Date therefor), but in every case only in respect of Eligible Bonds and (if the Liquidity Facility Provider (if any) for such Bonds is not a Credit Facility Provider for such Bonds) Liquidity Facility Bonds.

(2) Recoverable Payments. If (a) any Substitute Credit Facility for the Bonds of such subseries accepted by the Trustee pursuant to Section 5.09 and in effect hereunder at the time of any payment of principal of (or premium, if any) or interest on any Bond may not be drawn or made claim upon to make such payment in respect of Eligible Bonds and (if the Liquidity Facility Providers (if any) for such Bonds are not also the Credit Facility Provider(s) for such Bonds) Liquidity Facility Bonds of such subseries except to the extent of insufficient money in the Interest Fund, Principal Fund, or Redemption Fund, (b) such payment is made from money other than Available Money or funds advanced under such Credit Facility, and (c) prior to, on, or within 123 days after the date of such payment a petition for relief in respect of the Borrower or the Issuer, as debtor, is filed under the Bankruptcy Code, then (i) if a court of competent jurisdiction thereafter enters an order or decree that (A) is unappealable or as to which the time to appeal therefrom has expired with no appeal therefrom having been taken and (B) finds such payment to be a voidable transfer under section 544, 547, 548, or 549 (either directly or by application of section 550) of the Bankruptcy Code, or under any similar state or federal law regarding creditors’ rights, insolvency, or fraudulent conveyance, the Trustee shall, promptly after being notified of such order or decree, present all notices, drafts, demands, claims, and other documents required by such Credit Facility (in the manner and to the extent therein permitted and by the time required thereby) to draw or claim funds thereunder sufficient to pay or reimburse the Bondholders for the amount of such payment so held to be voidable and shall promptly apply such funds for such purpose and (ii) if such Credit Facility is to expire prior to the dismissal of the proceeding commenced by such petition and prior to the entry of any such decree or order, the Trustee shall, on the fifth day prior to expiration thereof, present all notices, drafts, demands, claims, and other documents (in the manner and to the extent therein permitted and by the time required thereby) to draw or claim funds thereunder sufficient to establish a reserve for the payment of any such voided transfer in an amount equal to the entire sum of such payment and, upon the entry of any order or decree described in Clause (i), apply such reserve for the purpose therein described to the extent such payment is voided and shall remit the balance (and the entire reserve if such proceeding is dismissed without the entry of such an order or decree) to the Credit Facility Provider obligated thereon.

B. Application of Funds. All funds drawn or claimed under any Credit Facility (other than a Credit Facility in the form of a policy of financial guaranty or municipal bond insurance) by the Trustee shall be credited to the applicable account of the Credit Facility Fund and applied in accordance with Section5.10.

C. Agency. In making draws or claims for payment under the Credit Facility for the Bonds of a subseries, the Trustee shall act on behalf and for the account and benefit of the Holders of the Bonds of such subseries, and not on behalf, for the account or benefit, or subject to the control of the Issuer or the Borrower.

SECTION 5.08. Release of Credit Facilities.

The Trustee shall release and return the Credit Facility for the Bonds of a subseries to the Credit Facility Provider obligated thereon (or, in the case of Clause E, consent to the assignment thereof by such Credit Facility Provider) on Borrower Request:

A. Defeasance: when there are no Outstanding Bonds of such subseries, provided that such Credit Facility provides for its release and return upon defeasance by its terms; or

B. Expiration or Termination: when such Credit Facility has expired or been terminated in accordance with its terms; or

C. Successor Trustee: when a successor Trustee has been appointed and qualified pursuant to Article VIII, and a new Credit Facility for the Bonds of such series has been issued to such successor in substitution for such Credit Facility; or

D. Reduction of Amount: when the maximum aggregate credit available under such Credit Facility is reduced pursuant to the terms thereof and such Credit Facility Provider has issued a new Credit Facility to the Trustee in substitution for such Credit Facility in the stated amount of the maximum aggregate credit available under such Credit Facility as so reduced but otherwise identical to the Credit Facility to be released; or

E. Replacement: at the close of business on a day when there is in effect a Substitute Credit Facility for the Bonds of such subseries in substitution for such Credit Facility (or an assignment of such Credit Facility) issued to and accepted by the Trustee upon Borrower Order given in accordance with Section 5.09 not less than five Business Days (or such shorter period acceptable to the Trustee) for the Bonds of such subseries prior to the date by which the Trustee must give notice to Bondholders pursuant to Section 4.10A of the resulting mandatory tender of Bonds of such subseries for purchase pursuant to such Section, if (1) such day is a Business Day for the Bonds of such subseries and, if any Bonds of such subseries are in a Commercial Paper Mode, Term Rate Mode, R-FLOATs Mode, Indexed Mode, Stepped Coupon Mode, or Fixed Rate Mode, such day is also the first Business Day therefor in an Interest Period for each such Bond or part thereof in each such Mode or a Business Day on which such Bonds may be redeemed at a redemption price equal to 100% of principal amount plus accrued interest, if any, and (2) the Purchase Price of all Bonds of such subseries tendered or deemed tendered for purchase in respect of such release or assignment pursuant to Section 4.10A has been paid or duly provided for from proceeds of remarketing or money drawn under the Credit Facility to be replaced; or

F. Optional Release: at the close of business on a day at least five Business Days (or such shorter period acceptable to the Trustee) for the Bonds of such subseries, plus the minimum number of days’ notice which the Trustee must give to Bondholders pursuant to Section 4.10A of the resulting mandatory tender of Bonds of such subseries for purchase pursuant to such Section, after the Borrower, by Borrower Request, shall have provided that such Credit Facility shall then be released, if (1) such day is a Business Day for the Bonds of such subseries and, if any such Bonds are in a Commercial Paper Mode, Term Rate Mode, R-FLOATs Mode, Indexed Mode, Stepped Coupon Mode, or Fixed Rate Mode, such day is also the first Business Day therefor in an Interest Period for each such Bond or part thereof in each such Mode or a day on which such Bonds may be redeemed at the option of the Borrower at a redemption price equal to 100% of principal amount plus accrued interest, if any, and (2) the Purchase Price of all Bonds of such subseries tendered or deemed tendered for purchase in respect of such release pursuant to Section 4.10A has been paid or duly provided for;

and not otherwise; provided, however, that, if such Credit Facility Provider is also a Liquidity Facility Provider for the Bonds of such subseries, no such release to such Person shall be effected by the Trustee pursuant to Clause E or F unless the Liquidity Facility for such Bonds shall also be released to such Person pursuant to Section 4.17 or such Person consents in writing to such release or assignment of such Credit Facility, and, if such Credit Facility Provider is not also the Liquidity Facility Provider for the Bonds of such subseries, no such release or assignment shall be effected by the Trustee pursuant to Clause E or F unless such Liquidity Facility Provider (if any) consents in writing to such release or assignment of such Credit Facility; and provided further that no Credit Facility shall be released without the written consent of the Credit Facility Provider obligated thereon unless all obligations due and owing to such Credit Facility Provider pursuant to such Credit Facility or its Reimbursement Agreement have been paid in full.

The Trustee shall give notice, pursuant to Section 4.10A, of the mandatory tender of Bonds of the applicable subseries, prior to the date of any release pursuant to Clause B, E, or F of this Section.

SECTION 5.09. Acceptance of and Amendments to Credit Facility.

Each Credit Facility for the Bonds of a subseries accepted by the Trustee in substitution for a Credit Facility then in effect and each extension, amendment or assignment of any Credit Facility for the Bonds of a subseries then in effect,

A. Stated Amount: shall provide for draws or claims sufficient to pay the principal of and interest on the Bonds of such subseries when due up to the Required Stated Amount therefor, and

B. Approval: shall be consented to in writing by the Liquidity Facility Provider for the Bonds of such subseries if a Liquidity Facility is then in effect for such Bonds and not then to be released.

The Trustee shall accept a Credit Facility for the Bonds of a subseries, or an extension, modification, or amendment of the Credit Facility for the Bonds of a subseries, or approve an assignment thereof by the Credit Facility Provider obligated thereon, upon Borrower Order with the written consent of the Liquidity Facility Provider (if any) for the Bonds of such subseries, but only (except in the case of an extension without amendment) upon receipt by the Trustee and by any Liquidity Facility Provider for the Bonds of such subseries which is not obligated on such alternate, extending, modifying, amending, or assigned Credit Facility of a Favorable Opinion of Bond Counsel and an Opinion of Counsel stating that (1) such Credit Facility, extension, modification, or amendment was issued or assignment was made in accordance with the conditions of this Section and (2) such

Credit Facility, as amended, modified, extended, or assigned, constitutes a legal, valid, and binding obligation of the obligor thereon and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws for the relief of debtors other than the Issuer or the Borrower and by general principles of equity which permit the exercise of judicial discretion). The Trustee shall not be required to accept (or cause to be accepted) any Credit Facility, extension, or amendment or to consent to any assignment thereof which materially adversely affects the rights, duties, or immunities of the Trustee or its agents or the Tender Agent hereunder.

SECTION 5.10. Credit Facility Fund.

A. Creation in Trust. The Trustee shall establish and maintain at all times while a Credit Facility (other than a Credit Facility in the form of municipal bond or financial guaranty insurance) is in effect hereunder, for the account of the Holders of Bonds for the payment of principal of and interest on which money in such Fund may be applied hereunder, a special fund designated as the “Credit Facility Fund”) and, within such fund, a separate account in respect of the Bonds of each subseries, if any. The money deposited to any account or subaccount of the Credit Facility Fund, together with all investments thereof and investment income therefrom, shall be held in trust separate and apart from all other funds held hereunder and applied solely as provided in this Section and Section 5.07A(2).

B. Deposits. The Trustee shall deposit to the credit of the applicable account of the Credit Facility Fund immediately upon receipt all amounts drawn or claimed by the Trustee under a Credit Facility (other than a Credit Facility in the form of financial guaranty or municipal bond insurance) pursuant to Section 5.07. No other funds shall be deposited to the Credit Facility Fund.

C. Application. The Trustee shall apply the money in the applicable account of the Credit Facility Fund:

(1) Bond Payments: to set aside on each Maturity Date for Bonds, each date for the redemption of Bonds pursuant to Section 4.01, each date on which the principal of and accrued interest on the Bonds has been declared to be due and payable immediately pursuant to Section 7.02, and each Interest Payment Date for Bonds, while a Credit Facility for such Bonds is in effect hereunder, (and, if the Securities Depository is the Holder of such Bonds, transfer to it by the DTC Settlement Deadline) an amount sufficient to pay the principal of and premium, if any, and interest on such Bonds then due, and

(2) Turnover Order: in the case of amounts drawn or claimed pursuant to Section 5.07A(2), in accordance with the provisions of such Section,

provided that no such application shall be made on Bonds of a subseries other than Eligible Bonds and Liquidity Facility Bonds, if the Liquidity Facility Provider (if any) for such Bonds is not also the Credit Facility Provider for such Bonds.

SECTION 5.11. Security for Deposits.

All money held by the Trustee or the Tender Agent hereunder in excess of the amount guaranteed by the Federal Deposit Insurance Corporation or other federal agency shall, unless the unsecured general obligations of such Person are rated in either of the two highest rating categories (without regard to subcategories) by each Rating Service, be continuously secured by the Trustee, for the benefit of the owners of such money, the Bondholders, and the Credit Facility Providers in any

manner as may then be required or permitted by applicable state or federal laws and regulations regarding the security for, or granting a preference in the case of, the deposit of trust funds; provided, however, that it shall not be necessary for any such Person to give such security for the deposit with it of any money to be used to pay principal, premium, if any, or interest which is at the time of such deposit due and payable with respect to any Bonds, or for the Trustee to give security for any money which shall be represented by obligations purchased under the provisions of Section 5.05 as an investment of such money. Any banking account (other than an Investment Security) to which money credited to the Interest Fund, the Principal Fund, the Redemption Fund, the Credit Facility Fund, or the Purchase Fund is credited shall be maintained (1) in the name of the Trustee and (2) with a federal or state-chartered depository institution or trust company that has an S&P short-term debt rating of at least “A-2” or, if no short-term debt rating, a long-term debt rating of “BBB+”. In the event that any such account no longer satisfies Clause (2) of the preceding sentence, the Trustee shall promptly (and, in any case within not more than 60 calendar days) move the balance of such account to another account with another financial institution that satisfies such Clause (2).

*                    *                     *

ARTICLE VI

PARTICULAR COVENANTS

SECTION 6.01. Punctual Payment.

The Issuer shall punctually cause to be paid the principal of, Redemption Price, if any, and interest on the Bonds, in strict conformity with the terms of the Bonds and of this Bond Indenture, according to the true intent and meaning thereof, but only out of Revenues and other assets pledged for such payment as provided in this Bond Indenture.

SECTION 6.02. Extension of Payment of Bonds.

The Issuer shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for interest by the purchase or funding of such Bonds or claims for interest or by any other arrangement and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Bond Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon that shall not have been so extended. Nothing in this Section shall be deemed to limit the right of the Issuer to issue bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds.

SECTION 6.03. Against Encumbrances.

The Issuer shall not create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Revenues and other assets pledged or assigned under this Bond Indenture while any of the Bonds are Outstanding, except the pledge and assignment created by this Bond Indenture. Subject to this limitation, the Issuer expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, including other programs under the Act, and reserves the right to issue other obligations for such purposes.

SECTION 6.04. Power to Issue Bonds and Make Pledge and Assignment.

The Issuer is duly authorized pursuant to law to issue the Bonds and to enter into this Bond Indenture and to pledge and assign the Revenues and other assets purported to be pledged and assigned, respectively, under this Bond Indenture in the manner and to the extent provided in this Bond Indenture. The Issuer and Trustee shall at all times, to the extent permitted by law, defend, preserve and protect said pledge and assignment of Revenues and other assets and all the rights of the Bondholders under this Bond Indenture against all claims and demands of all Persons whomsoever.

SECTION 6.05. Accounting Records and Financial Statements.

A. Trustee Accounts. The Trustee shall at all times keep, or cause to be kept, proper books of record and account, prepared in accordance with the Trustee’s accounting practices for books of record and account relating to similar trust accounts, in which complete and accurate entries shall be made of all transactions relating to the proceeds of Bonds, the Revenues, the Loan Agreement and all funds and accounts established pursuant to this Bond Indenture. Such books of record and account shall be available for inspection by the Issuer, the Borrower, the Liquidity Facility Providers (if any), the Credit Facility Providers (if any), the Remarketing Agents (if any), and any Bondholder, or his agent or representative duly authorized in writing, at reasonable hours and under reasonable circumstances.

B. Reports. The Trustee shall file and furnish on or before the 15th day of each month to the Borrower (and to the Issuer, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any), the Remarketing Agents (if any) and each Bondholder who shall have filed his or her name and address with the Trustee for such purpose, if requested by such Person) a complete financial statement (which need not be audited) covering receipts, disbursements, allocation and application of Revenues and any other moneys (including proceeds of Bonds) in any of the funds and accounts established pursuant to this Bond Indenture for the immediately preceding month; that the Trustee shall not be required to deliver an accounting for any fund or account that (1) has a balance of $0.00 and (2) has not had any activity since the last reporting date. To the extent that any regulation of the Comptroller of the Currency or other applicable regulatory agency grants to the Issuer or Borrower the right to receive brokerage confirmations of security transactions as they occur, the Issuer waives (and by approving this Bond Indenture the Borrower waives) receipt of such confirmations. The Trustee shall furnish to the Borrower a monthly statement that includes details of all investment transactions made by the Trustee.

SECTION 6.06. Tax Covenants.

A. General. The Issuer shall not knowingly take any action, or omit to take any action within its control, which, if taken or omitted, respectively, would cause the interest on any Common Issue Bond to become includable in the gross income, as defined in section 61 of the Code, of the owners thereof for federal income tax purposes (except during any period when such Common Issue Bond is owned by a “substantial user” of a Project or a “related person” within the meaning of section 147(a) of the Code), and, without limiting the generality of the foregoing, the Issuer will observe and perform each provision of this Section, unless and until a Favorable Opinion of Bond Counsel shall have been delivered to the Trustee. For purposes of this Section, the Issuer’s compliance shall be based solely on acts and omissions of the Issuer, and no acts, omissions, or directions of the Borrower, the Trustee, or any other Person shall be attributable to the Issuer.

B. Not to Invest at Higher Yield. The Issuer shall not direct or itself make any investment of the proceeds of the Common Issue Bonds or any other funds of the Issuer in a manner which would result in constituting any such Common Issue Bonds “arbitrage bonds” within the meaning of section 148 of the Code or “hedge bonds” within the meaning of section 149 of the Code.

In the event the Issuer or the Borrower is of the opinion that it is necessary to restrict or limit the yield on the investment of any money paid to or held by the Trustee hereunder in order to avoid classification of any Common Issue Bonds as “arbitrage bonds” within the meaning of section 148 of the Code, the Issuer or the Borrower may issue to the Trustee a written instrument to such effect (along with appropriate written instructions), in which event the Trustee will comply with such instrument and instructions, irrespective of whether the Trustee shares such opinion. The Trustee may conclusively rely upon any such instructions and shall be responsible for no loss resulting from investment of any money held hereunder in accordance with such instructions.

C. Not Federally Guaranteed. The Issuer shall not direct or itself take any action, or omit to take any action within its control, which, if taken or omitted, respectively, would cause any Common Issue Bond to be “federally guaranteed” within the meaning of section 149(b) of the Code.

D. Information Report. The Issuer shall timely file (or cause to be filed) with the Secretary of the Treasury the information provided by the Borrower and required by section 149(e) of the Code with respect to the Common Issue Bonds in such form and at such place as such Secretary may prescribe.

E. Rebate of Arbitrage Profits. The Issuer shall pay to the United States of America, but solely from and to the extent of funds advanced by the Borrower for such purpose pursuant to the Loan Agreement, the amounts and at the times described in Section 5.06, in such manner and accompanied by such forms or other information as is or may be required by section 148(f) of the Code and the Regulations and rulings thereunder. The Issuer shall execute each Internal Revenue Service Form 8038-T delivered to the Trustee by the Borrower, unless such execution is not required by the Regulations or the instructions issued by the Internal Revenue Service for such forms. The Trustee shall not be responsible for the accuracy of any such form, nor shall the Issuer be responsible for the accuracy of any such form delivered by the Borrower.

SECTION 6.07. Enforcement and Amendment of Loan Agreement.

A. Trustee to Enforce. Subject to the provisions of Section 7.06 with respect to the control of remedial proceedings by the Credit Facility Providers (if any) or the Bondholder Representative (if any), the Trustee shall promptly collect all amounts due from the Borrower pursuant to the Loan Agreement, shall perform all duties imposed upon it pursuant to the Loan Agreement and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the rights of the Issuer assigned to it hereunder and all of the obligations of the Borrower relating thereto.

B. Limitations on Amendments. The Issuer may amend, modify or terminate any of the terms of the Loan Agreement, or consent to any such amendment, modification or termination, when the written consent of (i) the Credit Facility Providers (if any) (provided that a Credit Facility is then in effect or any amounts are owing to a Credit Facility Provider and such Credit Facility Provider is not in default under its payment obligations under a Credit Facility) or (ii) the Holders of a majority in principal amount of the Bonds then Outstanding or the Trustee (if a Credit Facility is no longer in effect or the Credit Facility Providers (if any) are then in default under their payment obligations under the Credit Facilities) and the Liquidity Facility Providers (if any) or the Bondholder Representative (if any) to such amendment, modification or termination have been filed with the Trustee. The Trustee shall give such written consent only if (1) the Trustee receives an Opinion of Counsel to the effect that such amendment, modification or termination will not materially adversely affect the interests of the Bondholders or result in any material impairment of the security hereby given for the payment of the Bonds; or (2) the Trustee first obtains the written consent of the Holders of a majority in principal amount of the Bonds then Outstanding or the Bondholder Representative (if any) to such amendment, modification or termination; or (3) even if consent of Bondholders would otherwise be required, (i) if such amendment will be effective upon the remarketing of the Bonds following the mandatory tender of the Bonds pursuant to Sections 4.07, 4.08, 4.09 or 4.10 or (ii) with respect to Bonds in a Daily Mode, a Weekly Mode or an R-FLOATs Mode (except during any Non-Remarketing Period) only, if notice of such proposed modification or amendment is given to the Holders of such Bonds (in the same manner as notices of redemption are given) at least 15 days before the effective date thereof, and on or before such effective date, the Holders have the right to demand purchase of their Bonds pursuant to Section 4.06, provided that, on or prior to the effective date of such modification or amendment, the Trustee shall obtain a Favorable Opinion of Bond Counsel; and provided further that, in the cases described in clauses (1), (2) or (3) of this Subsection B, no such amendment, modification or termination shall reduce the amount of Loan Payments to be made to the Issuer or the Trustee by the Borrower pursuant to the Loan Agreement, or extend the time for making such payments, without the written consent of all of the Holders of the Bonds then Outstanding.

SECTION 6.08. Waiver of Laws.

The Issuer shall not at any time insist upon or plead in any manner whatsoever, or claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force that may affect the covenants and agreements contained in this Bond Indenture or in the Bonds, and all benefit or advantage of any such law or laws is hereby expressly waived by the Issuer to the extent permitted by law.

SECTION 6.09. Further Assurances.

The Issuer will make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Bond Indenture and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Bond Indenture.

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ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES OF BONDHOLDERS

SECTION 7.01. Events of Default.

Any one or more of the following events shall be an Event of Default:

A. Principal Default: default in the due and punctual payment of the principal or Redemption Price of any Bond when and as the same shall become due and payable;

B. Interest Default: default in the due and punctual payment of any installment of interest on any Bond when and as the same shall become due and payable;

C. Purchase Price Default: default in the payment from any source (when the same shall become due and payable) of the Purchase Price of any of the Bonds tendered or deemed tendered for purchase pursuant to this Bond Indenture;

D. Covenant Default: default by the Issuer or the Borrower in the observance of any of the other covenants, agreements or conditions on its part contained in this Bond Indenture or the Bonds or in the Loan Agreement, respectively, if such default shall have continued for a period of 60 days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Issuer or the Borrower, respectively, by the Trustee, or to the Issuer or the Borrower, respectively, and the Trustee by any Credit Facility Provider, the Bondholder Representative (if any) or the Holders of not less than a majority (if a Bondholder Agreement is in effect) and otherwise 25% in aggregate principal amount of the Bonds at the time Outstanding;

E. Credit Facility Provider Notice: receipt by the Trustee of notice from the Credit Facility Provider for the Bonds of a subseries that an Event of Default (as defined in its Reimbursement Agreement) has occurred under such Reimbursement Agreement and requesting acceleration of the Bonds of such subseries pursuant to Section 7.02;

F. Involuntary Bankruptcy: the filing of a petition for relief against the Issuer or the Borrower or any guarantor of the Bonds, as debtor, under the Bankruptcy Code or any other applicable federal or state law of similar import, or the entry of a decree or order by a court having jurisdiction in the premises appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of or for the Issuer or the Borrower, or ordering the winding up or liquidation of the affairs of the Issuer or the Borrower, and the continuance of the case commenced by such petition or any such decree or order unstayed and in effect for a period of 90 consecutive days, unless, in the case of any such action in respect of the Issuer, such decree or order has been limited so as to remove the Revenues and other property of the Issuer assigned and pledged hereunder from the control, supervision, and jurisdiction of the court entering such decree or order and of such custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official by the end of such period;

G. Voluntary Bankruptcy: the commencement by the Issuer or the Borrower or any guarantor of the Bonds of a voluntary case under the Bankruptcy Code or any other applicable federal or state law of similar import, or the consent or acquiescence by the Issuer or the Borrower to the commencement of such a case under the Bankruptcy Code or any such law or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Borrower, or the making by the Issuer or the Borrower of an assignment for the benefit of creditors, or the admission by the Issuer or the Borrower in writing of its inability to pay its debts as they become due, or the taking of corporate action by the Issuer or the Borrower in furtherance of any such action and, in the case of any such action in respect of the Issuer, a court shall not have limited such case, petition, or possession so as to remove the Revenues and the other property of the Issuer pledged and assigned hereunder from the control, supervision, and jurisdiction of such court or custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official within 90 days after such commencement, consent, or acquiescence; or

H. Cross Default: while a Bondholder Agreement is in effect, receipt by the Trustee of notice from the Bondholder Representative or from a majority in aggregate principal amount of the Holders of the Bonds that an Event of Default (as defined in the Bondholder Agreement) has occurred and is continuing under the Bondholder Agreement and requesting acceleration of the Bonds pursuant to Section 7.02;

The Issuer hereby grants to the Borrower full authority for the account of the Issuer to perform any covenant or obligation alleged in any notice given pursuant to Clause D of this Section to be in default or breached, in the name and stead of the Issuer, with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution, subject to Section 11.01.

SECTION 7.02. Acceleration of Maturities.

Upon an Event of Default described in Section 7.01F or 7.01G in respect of the Borrower or any guarantor of the Bonds (except when a Credit Facility is in effect hereunder), the principal of and accrued interest on the Bonds shall become automatically due and payable immediately. During the continuance of any such Event of Default at any other time or any other Event of Default described in Section 7.01 (other than Clause E or H thereof), unless the principal of all the Bonds shall have already become due and payable, the Trustee, upon the written request of the Credit Facility Provider (if any), the Bondholder Representative (if any) or the Holders of not less than a majority in aggregate principal amount (if a Bondholder Agreement is in effect) and otherwise 66-2/3% in aggregate principal amount of the Bonds at the time Outstanding of all subseries for which no Credit Facility is in effect hereunder or in respect of which the Credit Facility Provider obligated thereon is in default thereunder, or upon the occurrence of an Event of Default described in Section 7.01E or 7.01H in respect of the Bonds in any subseries (whether or not the Trustee has received indemnity), shall, promptly upon such occurrence, by notice in writing to the Issuer, the Borrower, the Bondholder Representative (if any), the Credit Facility Providers (if any) and the Liquidity Facility Providers (if any), declare the principal of all the Bonds of such subseries then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Bond Indenture or in the Bonds contained to the contrary notwithstanding. Upon any such declaration in respect of the Bonds of any subseries the Trustee shall promptly draw upon any then existing Credit Facility for such Bonds in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on such Bonds so declared to be due and payable in accordance with and subject to Section 5.10. Interest on the Bonds of such subseries shall cease to accrue as of the date of such declaration. The Trustee, as promptly as feasible following its knowledge of the automatic acceleration of the Bonds or its declaration of an acceleration of Bonds, shall notify the Holders of such Bonds on the date of acceleration and the cessation of accrual of interest on such Bonds in the same manner as for a notice of redemption; provided, however, that failure to give such notice shall not affect the acceleration of such Bonds.

The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds of any subseries shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and before the Credit Facility for such Bonds has been drawn upon in accordance with its terms and honored, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of such Bonds matured prior to such declaration and all matured installments of interest (if any) upon all such Bonds, and the reasonable fees and expenses of the Trustee, including reasonable fees and expenses of its attorneys, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on such Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee and such Credit Facility Provider (if any) for such Bonds or the Bondholder Representative (if any) or provision deemed by the Trustee and such Credit Facility Provider (if any) or the Bondholder Representative (if any) to be adequate shall have been made therefor, or, in the case of an Event of Default described in Section 7.01E or 7.01H, the Credit Facility Provider (if any) or the Bondholder Representative (if any) shall have rescinded any notice described in in such Section by written instrument delivered to the Trustee, then, and in every such case, such Credit Facility Provider (if any) or the Bondholder Representative (if any) or the Holders of at least a majority in aggregate principal amount of the Bonds of such subseries then Outstanding, with the written consent of such Credit Facility Provider (if any) or the Bondholder Representative (if any) and written confirmation that such Credit Facility (if any) for such Bonds has been reinstated to the Required Stated Amount, by written notice to the Issuer and to the Trustee, may, on behalf of the Holders of all such Bonds, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon. Notwithstanding any other provision of this Bond Indenture except as provided in the following sentence, the Trustee may not exercise any remedy in respect of the Bonds of any subseries in the event of a default under Section 7.01 (other than Clause E or H thereof) without the written consent of the Credit Facility Provider (if any) for such Bonds, so long as a Credit Facility is in effect for such Bonds and such Credit Facility Provider is not in default under its payment obligations under the Credit Facility. The Trustee may exercise any and all remedies under this Bond Indenture and the Loan Agreement (except acceleration) to collect any fees or expenses due from the Borrower to the Trustee or the Issuer without obtaining the consent of any Credit Facility Providers (if any); provided that the Trustee shall first provide written notice to the Credit Facility Providers (if any) of its intent to exercise such remedies and provide the Credit Facility Providers (if any) with an opportunity to cure any failure of the Borrower with respect to such fees, expenses and indemnification prior to exercising any such remedy.

SECTION 7.03. Institution of Legal Proceedings by Trustee.

Subject to the provisions of Section 7.06, if an Event of Default shall occur and be continuing, the Trustee in its discretion may, and upon the written request of the Bondholder Representative (if any) or the Credit Facility Provider (if any) (if the Credit Facility is in effect and the Credit Facility Provider (if any) is not in default under its payment obligations under the Credit Facility) or the Holders of a majority in aggregate principal amount (if a Bondholder Agreement is in effect) and otherwise two-thirds in principal amount of the Bonds then Outstanding and upon being indemnified to its satisfaction therefor pursuant to Section 8.03(D) shall, proceed to protect or enforce its rights or the rights of the Holders of Bonds under this Bond Indenture and the Loan Agreement by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

SECTION 7.04. Application of Revenues and Other Funds After Default.

If an Event of Default shall occur and be continuing, all Revenues and any other funds then held or thereafter received by the Trustee under any of the provisions of this Bond Indenture (other than payments received from a Credit Facility Provider and moneys required to be deposited in the Rebate Fund and subject to the requirements of Section 11.10 relating to the use of moneys held for particular Bonds) shall be applied by the Trustee as follows and in the following order:

A. Trustee Expenses: To the payment of any expenses necessary in the opinion of the Trustee to protect the interests of the Holders of the Bonds and payment of reasonable charges and expenses of the Trustee (including reasonable fees and disbursements of its counsel) incurred in and about the performance of its powers and duties under this Bond Indenture; and

B. Bond Payment: To the payment of the principal or Redemption Price of and interest then due on the Bonds (upon presentation of the Bonds to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Bond Indenture (including Section 6.02), as follows:

(1) Before Acceleration: Unless the principal of all of the Bonds of the applicable subseries shall have become or have been declared due and payable,

First: To the payment to the Persons entitled thereto of all installments of interest thereon then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the Persons entitled thereto, without any discrimination or preference; and

Second: To the payment to the Persons entitled thereto of the unpaid principal or Redemption Price of any such Bonds that shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the rate borne by such Bonds, and, if the amount available shall not be sufficient to pay in full all such Bonds, together with such interest, then to the payment thereof ratably, according to the amounts of principal or Redemption Price due thereon on such date to the Persons entitled thereto, without any discrimination or preference.

(2) Upon Acceleration: If the principal of all of the Bonds of the applicable subseries shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon such Bonds, with interest on the overdue principal at the rate borne by such Bonds, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid thereon, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any such Bond over any other such Bond, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or preference.

SECTION 7.05. Trustee to Represent Bondholders.

The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney-in-fact of the Holders of the Bonds for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Holders under the provisions of the Bonds, this Bond Indenture, the Loan Agreement and applicable provisions of any other law. Upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in the Trustee to represent the Bondholders, the Trustee in its discretion may, and upon the written request of any Credit Facility Provider or the Bondholder Representative (if any) or the Holders of not less than a majority in aggregate principal amount (if a Bondholder Agreement is in effect) and otherwise 25% in aggregate principal amount of the Bonds then Outstanding, with the consent of the Credit Facility Providers (if any), and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of such Holders and the Credit Facility Providers (if any) by such appropriate action, suit, mandamus or other proceedings as it shall deem most effectual to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee, in any Credit Facility Provider or in the Bondholders under this Bond Indenture, the Loan Agreement, the Act or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Revenues and other assets pledged under this Bond Indenture, pending such proceedings. All rights of action under this Bond Indenture or the Bonds or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Holders of such Bonds, subject to the provisions of this Bond Indenture (including Section 6.02).

Notwithstanding the foregoing paragraph, during the initial Interest Period in the Initial LIBOR Term Indexed Mode (and for any Interest Period thereafter while the initial Bondholder Agreement is in effect), the Bondholder Representative (if any) is hereby irrevocably appointed and granted authority to exercise all powers, to take all actions, and to have all the rights as are granted to the Trustee in the foregoing paragraph. The Trustee acknowledges that the Bondholder Representative has been appointed for such purpose during the initial Interest Period in the Initial LIBOR Term Indexed Mode and agrees that the Trustee shall have no responsibility to take any actions under this Section 7.05 during such time. While acting under such appointment, the Bondholder Representative (if any) shall be entitled to the protections and limitations of liability afforded the Trustee under Article VIII with respect thereto, including without limitation Section 8.03, except to the extent inconsistent with the Bondholder Agreement.

SECTION 7.06. Credit Facility Provider’s and Bondholders’ Direction of Proceedings.

Anything in this Bond Indenture to the contrary notwithstanding, the Credit Facility Providers (if any) or the Bondholder Representative (if any) or the Holders of a majority in aggregate principal amount of the Bonds then Outstanding, but with the consent of the Credit Facility Providers (if any), shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Bond Indenture, and that the Trustee shall have the right to decline to follow any such direction that in the opinion of the Trustee would be unjustly prejudicial to Bondholders not parties to such direction, and that in no event shall the Bondholders directly have the right to make drawings under any Liquidity Facility.

SECTION 7.07. Limitation on Bondholders’ Right to Sue.

No Holder of any Bond shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Bond Indenture, the Loan Agreement or any other applicable law with respect to such Bond, unless (1) such Holder shall have given to the Trustee written notice of the occurrence of an Event of Default; (2) the Holders of not less than a majority in aggregate principal amount (if a Bondholder Agreement is in effect) and otherwise 25% in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (3) such Holder or said Holders shall have furnished to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (4) the Trustee shall have refused or omitted to comply with such request for a period of 60 days after such written request shall have been received by, and said indemnity shall have been furnished to, the Trustee.

Such notification, request, furnishing of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder or under law; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Bond Indenture or the rights of any other Holders of Bonds, or to enforce any right under this Bond Indenture, the Loan Agreement or other applicable law with respect to the Bonds, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Holders of the Outstanding Bonds, subject to the provisions of this Bond Indenture (including Section 6.02).

SECTION 7.08. Absolute Obligation of Issuer.

Nothing in Section 7.07 or in any other provision of this Bond Indenture, or in the Bonds, contained shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal or Redemption Price of and interest on the Bonds to the respective Holders of the Bonds at their respective dates of maturity, or upon call for redemption, as herein provided, but only out of the Revenues and other assets herein pledged therefor, or affect or impair the right of such Holders, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Bonds.

SECTION 7.09. Termination of Proceedings.

In case any proceedings taken by the Trustee, a Credit Facility Provider (if any), the Bondholder Representative (if any) or any one or more Bondholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, such Credit Facility Provider or the Bondholder Representative (if any) or the Bondholders, then in every such case the Issuer, the Liquidity Facility Providers (if any), the Trustee, the Credit Facility Providers (if any), the Bondholder Representative (if any) and the Bondholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Issuer, the Liquidity Facility Providers (if any), the Trustee, the Credit Facility Providers (if any), the Bondholder Representative (if any) and the Bondholders shall continue as though no such proceedings had been taken.

SECTION 7.10. Remedies Not Exclusive.

No remedy herein conferred upon or reserved to the Trustee, any Liquidity Facility Provider, any Credit Facility Provider or the Bondholder Representative (if any) or the Holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

SECTION 7.11. Waivers of Default.

No delay or omission of the Trustee, any Credit Facility Provider, any Liquidity Facility Provider, the Bondholder Representative (if any) or any Holder of the Bonds to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Bond Indenture to the Trustee, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any), the Bondholder Representative (if any) or the Holders of the Bonds may be exercised from time to time and as often as may be deemed expedient.

Before any sale of any of the property pledged or assigned hereunder has been made under this Article or any judgment or decree for payment of money due has been obtained by the Trustee as provided in this Article, the Credit Facility Providers, if any and except for any Credit Facility Provider that is in default in payment of its Credit Facility, and in the absence of any such Credit Facility Provider, the Bondholder Representative (if any) or the Holders of not less than a majority in principal amount of the Outstanding Bonds, by writing delivered to the Trustee, the Issuer, and the Borrower, may waive any past default hereunder and its consequences, except a default:

A. Payment or Credit Facility Termination: either (1) in the payment of the principal of (or premium, if any) or interest on, or Purchase Price for, any Bond or (2) described in Section 7.01E, or

B. Unanimous Consent: in respect of a covenant or provision hereof which under Article IX may not be modified or amended without the consent of the Holder of each Outstanding Bond affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Bond Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon or, unless each of the conditions to rescission described in Section 7.02 have been satisfied, shall (if such Event of Default is described in Section 7.01E) release the Trustee of its obligation to declare the principal of the Bonds of the applicable series to be immediately due and payable or result in rescission of any declaration of acceleration of Bonds.

SECTION 7.12. Notice to Bondholders of Default.

The Trustee shall promptly give written notice by Electronic Means while a Bondholder Agreement is in effect and otherwise by first class mail to the Bondholders, the Bondholder Representative (if any), the Liquidity Facility Providers (if any) and the Credit Facility Providers (if any) of the occurrence of an Event of Default, if the Trustee has actual knowledge of such Event of Default, and of the giving of any notice under Section 7.01D.

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ARTICLE VIII

THE TRUSTEE AND AGENTS

SECTION 8.01. Duties, Immunities and Liabilities of Trustee.

A. Implied Duties. The Trustee shall, prior to an Event of Default with the consent of the Borrower, and after the curing of all Events of Default that may have occurred, perform such duties and only such duties as are specifically set forth in this Bond Indenture. The Trustee shall, during the existence of any Event of Default (that has not been cured), exercise such of the rights and powers vested in it by this Bond Indenture, and use the same degree of care and skill in their exercise, as a prudent trustee would exercise or use under the circumstances in the conduct of his own affairs.

B. Removal. The Issuer may with the consent of the Borrower, and upon written request of the Borrower shall, remove the Trustee at any time unless an Event of Default shall have occurred and then be continuing, and shall remove the Trustee if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Trustee shall cease to be eligible in accordance with Subsection E of this Section, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or its property shall be appointed, or any public officer shall take control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving written notice of such removal to the Trustee, and thereupon shall appoint, with the written consent of the Borrower, a successor Trustee by an instrument in writing.

C. Resignation. The Trustee may at any time resign by giving written notice of such resignation to the Issuer, the Credit Facility Providers (if any), Remarketing Agents (if any), and the Liquidity Facility Providers (if any) and by giving the Bondholders notice of such resignation by mail at the addresses shown on the bond registration books maintained by the Trustee. Upon receiving such notice of resignation, the Issuer shall promptly appoint, with the written consent of the Borrower and the Credit Facility Providers (if any), a successor Trustee by an instrument in writing. The Trustee shall not be relieved of its duties until such successor Trustee has accepted appointment.

D. Successor Required. Any removal or resignation of the Trustee and appointment of a successor Trustee shall only become effective upon acceptance of appointment by the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 30 days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Bondholder (on behalf of himself and all other Bondholders) may petition any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Any successor Trustee appointed under this Bond Indenture, shall signify its acceptance of such appointment by executing and delivering to the Issuer and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless, at the Request of the Issuer or the request of the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Bond Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Upon request of the successor Trustee, the Issuer shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance of appointment by a successor Trustee as provided in this subsection, the successor Trustee shall mail a notice of the succession of such Trustee to the trusts hereunder to each Rating Agency then rating the Bonds and to the Bondholders at the addresses shown on the bond registration books maintained by the Trustee.

E. Qualifications. Any Trustee appointed under the provisions of this Section in succession to the Trustee shall (1) be a trust company or bank having the powers of a trust company in the State of Texas, having (or if such trust company or bank is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by federal or state authority and (2) perform its obligations hereunder in a state specified in the definition of “Business Day” included in the Credit Facility and the Liquidity Facility. If such bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Subsection E, the Trustee shall resign immediately in the manner and with the effect specified in this Section. Whenever the Trustee is not a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds similar to Section 9.10(b), Title 1, U.S. Code of Federal Regulations, then the Tender Agent shall maintain the Credit Facility Fund at such a depository institution subject to such regulations, or at a depository institution the short-term obligations of which are rated by each Rating Agency no lower than the short-term rating assigned by it to the Bonds.

SECTION 8.02. Merger or Consolidation.

Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under Section 8.01E shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding.

SECTION 8.03. Liability of Trustee.

A. General Limitation on Liability. The recitals of facts herein and in the Bonds contained shall be taken as statements of the Issuer, and the Trustee shall assume no responsibility for the correctness of the same, or make any representations as to the validity or sufficiency of this Bond Indenture or of the Bonds, or shall incur any responsibility in respect thereof, other than in connection with the duties or obligations herein or in the Bonds assigned to or imposed upon it except for any recital or representation specifically relating to the Trustee or its powers. The Trustee shall, however, be responsible for its representations contained in its Certificate of Authentication on the Bonds. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. The Trustee may become the owner of Bonds with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depositary for and permit any of their officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondholders, whether or not such committee shall represent the Holders of a majority in principal amount of the Bonds then Outstanding.

B. Errors in Judgment. The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

C. Acting on Direction. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Credit Facility Provider(s) or the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Bond Indenture.

D. No Financial Liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Bond Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Bond Indenture unless such Bondholders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The Trustee has no obligation or liability to the Holders for the payment of interest on, principal of or premium, if any, with respect to the Bonds from its own funds; but rather the Trustee’s obligations shall be limited to the performance of its duties hereunder.

E. Knowledge of Defaults. Except with respect to Events of Default specified in Clause A, B, C, E or H of Section 7.01, the Trustee shall not be deemed to have knowledge of any Event of Default unless and until an officer at the Trustee’s corporate trust operation responsible for the administration of its duties hereunder shall have actual knowledge thereof or the Trustee shall have received written notice thereof at the Principal Corporate Trust Office. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Bonds, or as to the existence of a default or Event of Default thereunder. The Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.

F. Acting Through Agents. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys-in-fact, agents or receivers, and shall not be answerable for the negligence or misconduct of any such attorney-of-fact, agent or receiver selected by it with due care. The Trustee shall be entitled to advice of counsel and other professionals concerning all matters of trust and its duty hereunder, including verification reports in connection with any defeasance of the Bonds, but the Trustee shall not be answerable for the professional malpractice of any attorney-in-law or certified public accountant in connection with the rendering of his professional advice in accordance with the terms of this Bond Indenture, if such attorney-in-law or certified public accountant was selected by the Trustee with due care.

G. No Responsibility for Disbursed Funds. The Trustee shall not be concerned with or accountable to anyone for the subsequent use or application of any moneys that shall be released or withdrawn in accordance with the provisions hereof.

H. This Section Controlling. Whether or not therein expressly so provided, every provision of this Bond Indenture, the Loan Agreement, the Credit Facilities, the Liquidity Facilities or related documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provision of this Article.

SECTION 8.04. Right of Trustee and Tender Agent to Rely on Documents.

The Trustee and the Tender Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee and the Tender Agent may consult with counsel, who may be counsel of or to the Issuer, with regard to legal questions, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

Whenever in the administration of the trusts imposed upon it by this Bond Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of the Issuer, and such Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of this Bond Indenture in reliance upon such Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.

SECTION 8.05. Preservation and Inspection of Documents.

All documents received by the Trustee under the provisions of this Bond Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Issuer, the Borrower, the Liquidity Facility Providers (if any), the Credit Facility Providers (if any) and any Bondholder, and their agents and representatives duly authorized in writing, at reasonable hours and under reasonable conditions.

SECTION 8.06. Separate or Co-Trustee.

At any time or times, for the purpose of meeting any legal requirements of any jurisdiction, the Trustee shall have power to appoint, and, upon the written request of the Credit Facility Providers (if any) or the Bondholder Representative (if any) or the Holders of at least a majority in aggregate principal amount (if a Bondholder Agreement is in effect) and otherwise 25% in aggregate principal amount of Bonds Outstanding and with the written consent of the Borrower, shall appoint, one or more Persons approved by the Trustee either to act as co-trustee or co-trustees, jointly with the Trustee, to act as separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity, such rights, powers, duties, trusts or obligations as the Trustee may consider necessary or desirable, subject to the remaining provisions of this Section.

Every co-trustee or separate trustee shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

A. Authentications. The Bonds shall be authenticated and delivered solely by the Trustee.

B. Joinder of Trustee. All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

C. Requests by Trustee. Any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

D. Return of Powers. Any co-trustee or separate trustee may, to the extent permitted by law, delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise.

E. Resignation and Renewal. The Trustee at any time, by any instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section.

F. No Personal Liability. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, nor will the act or omission of any trustee hereunder be imputed to any other trustee.

G. Demands, Etc. Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

H. Custody. Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he shall be vested with such rights, powers, duties or obligations, as shall be specified in the instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the terms hereof. Every such acceptance shall be filed with the Trustee. To the extent permitted by law, any co- trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee its or his attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name.

In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

SECTION 8.07. Compensation and Indemnification.

The Issuer shall pay to the Trustee and the Tender Agent (but solely from Additional Payments) from time to time reasonable compensation for all services rendered under this Bond Indenture, and also all reasonable expenses, charges, legal and consulting fees and other disbursements and those of their attorneys, agents and employees, incurred in and about the performance of their powers and duties under this Bond Indenture.

No provision of this Bond Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it has not received the agreed compensation for such services or, in cases where the Trustee has a right to reimbursement or indemnification for such performance or exercise, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Tender Agent and the Trustee shall in no event condition any draw upon any Liquidity Facility, any request for payment under any Credit Facility or any payment to Bondholders from such draws under a Liquidity Facility or such payments under a Credit Facility upon the provision of any indemnification for such performance.

SECTION 8.08. Notice to Rating Agency.

The Trustee shall give written notice to any Rating Agency then rating the Bonds if (i) a successor Trustee is appointed hereunder, (ii) if this Bond Indenture, the Loan Agreement, any Remarketing Agreement, any Credit Facility or any Liquidity Facility is amended or supplemented in any material manner, or, if any of such documents are amended with the consent of the Credit Facility Providers (if any), (iii) if a Liquidity Facility or Credit Facility expires, is terminated, substituted, or is extended, (iv) if a successor Remarketing Agent is appointed, (v) if the Bonds are paid and this Bond Indenture defeased pursuant to Section 10.01, (vi) if the Bonds of any subseries are accelerated pursuant to Section 7.02, or (viii) if the Bonds are redeemed in whole or in part pursuant to Section 4.01 or are subject to mandatory tender pursuant to Section 4.08 or 4.10, provided that the Trustee shall incur no liability for failure to give any such notice.

SECTION 8.09. Facsimile and Electronic Transmissions.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Bond Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that (a) subsequent to such transmission of written instructions and/or directions the Trustee shall forthwith receive the originally executed instructions and/or directions in a timely manner, (b) such originally executed instructions and/or directions shall be signed by a Person designated and authorized to sign for the party signing such instructions and/or directions, and (c) the Trustee shall have received an incumbency certificate listing such designated Persons and containing specimen signatures of such designated Persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. If the Issuer or the Borrower elects to give the Trustee e-mail or facsimile instructions (or instructions by similar Electronic Means) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees (and by approving this Bond Indenture the Borrower agrees) to assume all risks arising out of the use of such Electronic Means to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

SECTION 8.10. Collateral Agent.

The Trustee acknowledges that during the initial Interest Period of the Initial LIBOR Term Indexed Mode and any Interest Period thereafter while the initial Bondholder Agreement remains in effect, the Bondholder Representative (if any) has, pursuant to Section 7.05, the power to take all actions and exercise all of the rights that the Trustee would otherwise have with respect to any guarantee of obligations (“Guarantee”) relating to the Bonds and any collateral (“Collateral”) securing obligations relating to the Bonds (in each case in accordance with the terms set forth in any agreement governing any Guarantee or Collateral), including, without limitation, the power to direct the exercise of remedies by any collateral agent appointed with respect to such Collateral. The Trustee shall have no right, responsibility or obligation to take any action with respect to any such Guarantee or Collateral or in connection with the exercise of remedies in connection therewith.

To the extent required, each of the Trustee and the Issuer authorizes the appointment of any collateral agent in connection with the Collateral and authorizes such collateral agent to enter into any agreements it deems appropriate in connection with the Collateral and any intercreditor arrangements or any remedial rights in connection therewith, including without limitation, any security agreement or intercreditor agreement (each a “Security Document”). In connection with the foregoing, and for the avoidance of doubt, any such collateral agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties thereunder shall be administrative in nature. Without limiting the generality of the foregoing, any such collateral agent and its affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such collateral agent and of its affiliates:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents and then only as directed in accordance with the terms thereof; provided that such collateral agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the collateral agent to liability or that is contrary to any Security Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under Title 11 of the United States Code, as amended, and any similar Federal, state or foreign law for the relief of debtors;

(iii) shall not, except as expressly set forth in any Security Document, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Affiliate thereof that is communicated to or obtained by such collateral agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it under or in connection with any Security Document or the transactions contemplated thereby (A) with the consent or at the request of the secured party entitled to direct the collateral agent under the applicable Security Document, (B) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment or (C) in reliance on a certificate of an authorized officer of the Borrower or any applicable guarantor of the obligations secured under such Security Document stating that such action is permitted by the terms of such Security Document, the collateral agent being deemed not to have knowledge of any default or Event of Default unless and until notice describing such default or Event Default is given in writing to the collateral agent by the in accordance with the terms of such Security Document; and

(v) shall not be responsible for or have any duty or obligation to any holder of obligations secured under any Security Document or any other person to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any lien purported to be created by any Security Document, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition or representation or warranty set forth in any Security Document, other than to confirm receipt of items expressly required to be delivered to such collateral agent.

Whether or not therein expressly so provided, every provision of this Bond Indenture, the Loan Agreement, the Credit Facilities, the Liquidity Facilities or related documents relating to the conduct or affecting the liability of or affording protection to any such collateral agent shall be subject to the provision of this Article.

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ARTICLE IX

MODIFICATION OR AMENDMENT OF THIS BOND INDENTURE

SECTION 9.01. Amendments Permitted.

A. With Consents. This Bond Indenture and the rights and obligations of the Issuer and of the Holders of the Bonds and of the Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental thereto, which the Issuer and the Trustee may enter into when the written consent of (i) each Credit Facility Provider (so long as a Credit Facility on which it is obligated is in effect or any amounts are owing to a Credit Facility Provider and such Credit Facility Provider is not then in default under its payment obligations under its Credit Facility), (ii) the Bondholder Representative (if any), or (iii) the Holders of a majority in aggregate principal amount of all Bonds then Outstanding (if no Credit Facility is any longer in effect or all Credit Facility Providers are then in default under their payment obligations under the Credit Facilities and no Bondholder Agreement is in effect), and the Liquidity Facility Providers (if any), shall have been filed with the Trustee. No such modification or amendment shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, or extend the time of payment or reduce the amount of any Mandatory Sinking Account Payment, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Revenues and other assets pledged under this Bond Indenture prior to or on a parity with the lien created by this Bond Indenture, or deprive the Holders of the Bonds of the lien created by this Bond Indenture on such Revenues and other assets (except as expressly provided in this Bond Indenture), without the consent of the Holders of all of the Bonds then Outstanding, or (3) modify any of the rights or obligations of the Trustee without its prior written consent thereto; nor shall the Trustee be required to consent to any such amendment that adversely affects its rights or obligations hereunder or under the Loan Agreement, the Liquidity Facilities or the Remarketing Agreements. It shall not be necessary for the consent of the Bondholders to approve the particular form of any Supplemental Bond Indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by the Issuer and the Trustee of any Supplemental Bond Indenture pursuant to this Subsection A, the Trustee shall mail a notice, setting forth in general terms the substance of such Supplemental Bond Indenture, to each Rating Agency then rating Bonds, to the Liquidity Facility Providers (if any), to the Credit Facility Providers (if any) and to the Holders of the Bonds at the addresses shown on the bond registration books of the Trustee. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Bond Indenture.

B. Without Bondholder Consent. This Bond Indenture and the rights and obligations of the Issuer, of the Trustee and of the Holders of the Bonds may also be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Issuer and the Trustee may enter into without the consent of any Bondholders (but with the consent of the Credit Facility Providers (if any) and only if not objected to by the Liquidity Facility Providers (if any) within five calendar days after it has been given written notice of such supplemental indenture, unless such modification or amendment affects only the Fixed Rate Bonds), if the Trustee determines that the provisions of such Supplemental Bond Indenture shall not materially adversely affect the interests of the Holders of the Bonds, including, without limitation, for any one or more of the following purposes:

(1) Additional Covenants or Security: to add to the covenants and agreements of the Issuer in this Bond Indenture contained other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds (or any portion thereof), or to surrender any right or power herein reserved to or conferred upon the Issuer;

(2) Curing Defects, Etc.: to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Bond Indenture, or in regard to matters or questions arising under this Bond Indenture, as the Issuer may deem necessary or desirable and not inconsistent with this Bond Indenture;

(3) Qualification of Bond Indenture: to modify, amend or supplement this Bond Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute;

(4) Eligibility of Bonds: to make the Bonds eligible for deposit with any Securities Depository;

(5) Rating: to obtain a rating on the Bonds;

(6) Credit or Liquidity Facility Compatibility: to conform to the terms and provisions of any Liquidity Facility or Credit Facility; or

(7) Prospective Effect: to make any modification or amendment to this Bond Indenture, even if consent of Holders would otherwise be required, (i) if such amendment will be effective upon the remarketing of all Bonds following the mandatory tender of the Bonds pursuant to Sections 4.07, 4.08, 4.09 or 4.10 or (ii) if all Bonds are in one or more of a Daily Mode, a Weekly Mode or an R-FLOATs Mode (except during any Non-Remarketing Period), if notice of such proposed modification or amendment is given to Holders (in the same manner as notices of redemption are given) at least 15 days before the effective date thereof and on or before such effective date, the Holders have the right to demand purchase of their Bonds pursuant to Section 4.06; provided that, on or prior to the effective date of such modification or amendment, the Trustee shall obtain a Favorable Opinion of Bond Counsel.

The Trustee shall give notice of any such modification or amendment to each Rating Agency then rating the Bonds provided the Trustee shall incur no liability for failure to do so.

C. Remarketing Agent Notice and Consent. All notices regarding amendments to this Bond Indenture shall be delivered to the Remarketing Agents at the time and in the same manner as such notices are delivered to the registered owners of the Bonds. No amendment shall become effective with respect to a Remarketing Agent without the written consent of such party if it adversely affects the rights, duties, privileges, immunities and liabilities of such party.

D. Trustee’s Rights. The Trustee may in its discretion, but shall not be obligated to, enter into any Supplemental Bond Indenture authorized by Subsections A or B of this Section that materially adversely affects the Trustee’s own rights, duties or immunities under this Bond Indenture or otherwise.

SECTION 9.02. Effect of Supplemental Bond Indenture.

Upon the execution of any Supplemental Bond Indenture pursuant to this Article, this Bond Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Bond Indenture of the Issuer, the Trustee and all Holders of Bonds Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Bond Indenture shall be deemed to be part of the terms and conditions of this Bond Indenture for any and all purposes.

SECTION 9.03. Endorsement of Bonds; Preparation of New Bonds.

Bonds delivered after the execution of any Supplemental Bond Indenture pursuant to this Article may, and if the Trustee so determines shall, bear a notation by endorsement or otherwise in form approved by the Issuer and the Trustee as to any modification or amendment provided for in such Supplemental Bond Indenture, and, in that case, upon demand of the Holder of any Bond Outstanding at the time of such execution and presentation of his Bond for such purpose at the Principal Corporate Trust Office of the Trustee or at such additional offices as the Trustee may select and designate for that purpose, a suitable notation shall be made on such Bond. If the Supplemental Bond Indenture shall so provide, new Bonds so modified as to conform, in the opinion of the Issuer and the Trustee, to any modification or amendment contained in such Supplemental Bond Indenture, shall be prepared and executed by the Issuer and authenticated by the Trustee, and upon demand of the Holders of any Bonds then Outstanding shall be exchanged at the Principal Corporate Trust Office, without cost to any Bondholder, for Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts of the same subseries, maturity, Interest Period and interest rate.

SECTION 9.04. Amendment of Particular Bonds.

The provisions of this Article shall not prevent any Bondholder from accepting any amendment as to the particular Bonds held by him, provided that due notation thereof is made on such Bonds.

SECTION 9.05. Consent by Purchasers or Remarketing Agent.

For purposes of this Article, (i) the purchasers of Bonds, whether purchasing as underwriters, for resale or otherwise, upon such purchase and (ii) the Remarketing Agent for Bonds, upon a mandatory tender date for such Bonds, may consent to an amendment, change, modification or waiver of any amendment or supplement with the same effect as a consent given by the Holders of such Bonds.

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ARTICLE X

DEFEASANCE

SECTION 10.01. Discharge of Bond Indenture.

The Bonds may be paid or shall be deemed paid by the Issuer in any of the following ways, provided that the Issuer also pays or causes to be paid any other sums payable hereunder by the Issuer:

A. Payment: by paying or causing to be paid the principal or Redemption Price of and interest on the Bonds, as and when the same become due and payable (from funds other than moneys paid pursuant to a Credit Facility);

B. Defeasance: by depositing with the Trustee, in trust, at or before maturity, money or securities in the necessary amount (as provided in Section 10.03) to pay or redeem all Bonds then Outstanding (from funds other than moneys paid pursuant to a Credit Facility); or

C. Surrender: by delivering to the Trustee, for cancellation by it, all Bonds then Outstanding.

If the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer and no amounts are owing to any Credit Facility Provider, then and in that case, at the election of the Issuer (evidenced by a Certificate of the Issuer, filed with the Trustee, signifying the intention of the Issuer to discharge all such indebtedness and this Bond Indenture and upon receipt by the Trustee and the Credit Facility Providers (if any) of (i) an Opinion or Opinions of Counsel to the effect that the obligations under this Bond Indenture and the Bonds have been discharged and (ii) written evidence from each Rating Agency then rating the Bonds that defeasance will not result in the reduction or withdrawal of such ratings), and notwithstanding that any Bonds shall not have been surrendered for payment, this Bond Indenture and the pledge of Revenues and other assets made under this Bond Indenture and all covenants, agreements and other obligations of the Issuer under this Bond Indenture shall cease, terminate, become void and be completely discharged and satisfied, except only as provided in Sections 5.06 and 10.02. In such event, upon Request of the Issuer, the Trustee shall cause an accounting for such period or periods as may be requested by the Issuer to be prepared and filed with the Issuer and shall execute and deliver to the Issuer all such instruments as may be necessary or desirable to evidence such discharge and satisfaction, and the Trustee shall pay over, transfer, assign or deliver all moneys or securities or other property held by it pursuant to this Bond Indenture that are not required for the payment or redemption of Bonds not theretofore surrendered for such payment or redemption (1) to the Liquidity Facility Providers (if any) to the extent of any amounts owed to such Liquidity Facility Providers (if any) pursuant to the respective Liquidity Facilities and (2) otherwise, to the Borrower; provided that in all events moneys in the Rebate Fund shall be subject to the provisions of Section 5.06.

SECTION 10.02. Discharge of Liability on Bonds.

Upon the deposit with the Trustee, in trust, at or before maturity, of money or securities in the necessary amount (as provided in Section 10.03) to pay or redeem any Outstanding Bond (whether upon or prior to its maturity or the redemption date of such Bond), provided that, if such Bond is to be redeemed prior to maturity, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the Issuer in respect of such Bond shall cease, terminate, become void and be completely discharged and satisfied, except only that thereafter the Holder thereof shall be entitled to payment of the principal or Redemption Price of and interest on such Bond by the Issuer and the Issuer shall remain liable for such payment, but only out of such money or securities deposited with the Trustee as aforesaid for its payment, provided further, however, that the provisions of Section 10.04 shall apply in all events.

SECTION 10.03. Deposit of Money or Securities with Trustee.

Whenever in this Bond Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities so to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Bond Indenture (other than the Purchase Fund and the Rebate Fund) and shall be:

A. Cash: lawful money of the United States of America in an amount equal to the principal amount of such Bonds and all unpaid interest thereon to maturity (based on the Maximum Rate for periods for which the actual interest rate is not known), except that, in the case of Bonds that are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or Redemption Price of such Bonds and all unpaid interest thereon to the redemption date (based on the Maximum Rate for periods for which the actual interest rate is not known); or

B. Governmental Obligations: Governmental Obligations, the principal of and interest on which when due (without any income from the reinvestment thereof) will provide money sufficient to pay the principal or Redemption Price of and all unpaid interest to maturity, or to the redemption date, as the case may be, on the Bonds to be paid or redeemed (based on an assumed interest rate of the Maximum Rate for periods for which the actual interest rate is not known), as such principal or Redemption Price and interest become due, provided that, in the case of Bonds that are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice;

provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Bond Indenture or by Request of the Issuer) to apply such money to the payment of such principal or Redemption Price and interest on such Bonds. Governmental Obligations issued in book entry form shall be deemed deposited with the Trustee or other escrow agent upon the perfection of a security interest therein in favor of such Person.

SECTION 10.04. Payment of Bonds After Discharge of Bond Indenture.

Notwithstanding any provisions of this Bond Indenture, any moneys held by the Trustee in trust for the payment of the Redemption Price or the principal of, or interest on, any Bonds and remaining unclaimed for two years (or, if less, one day before such moneys would escheat to the State of Texas under then applicable Texas law) after the principal of all of the Bonds has become due and payable (whether at maturity or upon call for redemption or by acceleration as provided in this Bond Indenture), if such moneys were so held at such date, or two years (or, if less, one day before such moneys would escheat to the State of Texas under then applicable Texas law) after the date of deposit of such moneys if deposited after said date when all of the Bonds became due and payable, shall be repaid to the Borrower (unless such moneys are proceeds of a Credit Facility and moneys are owed by the Borrower to the Credit Facility Provider obligated therein, in which event to such Credit Facility Provider) free from the trusts created by this Bond Indenture upon receipt of an indemnification agreement acceptable to the Trustee indemnifying the Trustee with respect to claims of Holders of Bonds that have not yet been paid, and all liability of the Trustee with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Borrower or any Credit Facility Provider as aforesaid, the Trustee may (at the cost of the Borrower) first mail to the Holders of Bonds that have not yet been paid, at the addresses shown on the bond registration books maintained by the Trustee, a notice, in such form as may be deemed appropriate by the Trustee with respect to the Bonds so payable and not presented and with respect to the provisions relating to the repayment to the Borrower or such Credit Facility Provider of the moneys held for the payment thereof.

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ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Liability of Issuer Limited.

Notwithstanding anything in this Bond Indenture or in the Bonds contained, the Issuer shall not be required to advance any moneys derived from any source other than the Revenues, the Additional Payments and other assets pledged under this Bond Indenture for any of the purposes in this Bond Indenture mentioned, whether for the payment of the principal or Redemption Price of or interest on the Bonds or for any other purpose of this Bond Indenture. Nevertheless, the Issuer may, but shall not be required to, advance for any of the purposes hereof any funds of the Issuer that may be made available to it for such purposes.

SECTION 11.02. Successor Is Deemed Included in All References to Predecessor.

Whenever in this Bond Indenture either the Issuer or the Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Bond Indenture contained by or on behalf of the Issuer or the Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not.

SECTION 11.03. Limitation of Rights to Parties and Certain Other Persons.

Nothing in this Bond Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any Person other than the Issuer, the Trustee, the Borrower, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any), the Bondholder Representative, and the Holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Bond Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee, the Borrower, the Credit Facility Providers (if any), the Liquidity Facility Providers (if any) and the Holders of the Bonds. The Credit Facility Providers (if any), the Bondholder Representative, are expressly deemed to be third-party beneficiaries of this Bond Indenture.

SECTION 11.04. Waiver of Notice.

Whenever in this Bond Indenture the giving of notice by mail, Electronic Means or otherwise is required, the giving of such notice may be waived in writing by the Person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.05. Destruction of Bonds.

Whenever in this Bond Indenture provision is made for the cancellation by the Trustee and the delivery to the Issuer of any Bonds, the Trustee shall, in lieu of such cancellation and delivery, destroy such Bonds and, upon request of the Issuer, deliver a certificate of such destruction to the Issuer.

SECTION 11.06. Severability of Invalid Provisions.

If any one or more of the provisions contained in this Bond Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Bond Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Bond Indenture, and this Bond Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

SECTION 11.07. Notices.

All notices to the Liquidity Facility Provider (if any) shall be given by Electronic Means (unless otherwise provided herein). Any notice required to be given to Bondholders shall also be given to the Credit Facility Providers (if any) and, during a Term Indexed Mode while a Bondholder Agreement is in effect, the Bondholder Representative. Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the Principal Corporate Trust Office (original address shown below), or at such other address as may have been filed in writing by the Trustee with the Interested Parties, the Remarketing Agents (if any), and the Liquidity Facility Providers (if any). Except with respect to notices to the Liquidity Facility Providers (if any) or the Credit Facility Providers (if any) with respect to claims under the Liquidity Facilities or the Credit Facility, respectively, which notices shall be given in accordance with such documents, any notice to or demand upon the Issuer, the Borrower, the Remarketing Agents (if any), the Tender Agent, the Liquidity Facility Providers (if any), the Credit Facility Providers (if any), or the Bondholder Representative shall be deemed to have been sufficiently given or served for all purposes by being delivered or sent by Electronic Means or by being deposited, postage prepaid, in a post office letter box, addressed, as the case may be, to the respective following addresses (or to such other address as may have been filed in writing by such party with the Trustee):

(1)	Issuer:

Harris County Industrial Development Corporation

c/o Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

Attention: President

(2)	Borrower:

HFOTCO LLC

1201 South Sheldon Road

Houston, Texas 77015

Attention: Michael Mangan

Tel.: (713) 948-6100

Fax: (281) 452-6306

Email: mmangan@hfotco.com

(3)	Remarketing Agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Municipal Money Markets

Municipal Bond Division

4 World Financial Center, 9th Floor

New York, NY 10080

Attention: Mona Payton

(4)	Trustee/Tender Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, Floor 16

Houston, Texas 77002

Attention: Public Finance

Tel.: (713) 227-1600

Fax: (713) 483-6979

Email: rosalyn.davis@bnymellon.com

(5)	Credit Facility Provider/Liquidity Facility Provider:

As specified in the Reimbursement Agreement (if any) with such Person

(6)	S&P:

Standard & Poor’s Rating Service

55 Water Street, 41st Floor

New York, New York 10041-0003

Attention: Structured Finance LOC Surveillance Group

Email: nyloc@standardandpoors.com

(7)	Moody’s:

Moody’s Investors Services, Inc.

7 World Trade Center

New York, New York 10007

Attention: Structured Finance

(8)	Fitch:

Fitch	Ratings

One State Street Plaza

New York, New York 10004

Attention: U.S. Public Finance

(9)	Bondholder Representative:

As specified in the Bondholder Agreement (if any)

SECTION 11.08. Evidence of Rights of Bondholders.

Any request, consent or other instrument required or permitted by this Bond Indenture to be signed and executed by Bondholders may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Bondholders in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any Person of Bonds transferable by delivery, shall be sufficient for any purpose of this Bond Indenture and shall be conclusive in favor of the Trustee and of the Issuer if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the Person signing such request, consent or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.

The ownership of Bonds shall be proved by the bond registration books held by the Trustee.

Any request, consent, or other instrument or writing of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in accordance therewith or reliance thereon.

SECTION 11.09. Disqualified Bonds.

In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Bond Indenture, Bonds that are held by or for the account of the Issuer or the Borrower, or by any other obligor on the Bonds, or by any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Borrower or any other obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. Bonds so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Borrower or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 11.10. Money Held for Particular Bonds.

The money held by the Trustee for the payment of the interest, principal or Redemption Price due on any date with respect to particular Bonds (or portions of Bonds in the case of registered Bonds redeemed in part only) shall, on and after such date and pending such payment, be set aside on its books and held in trust by it for the Holders of the Bonds entitled thereto, subject, however, to the provisions of Section 10.04.

SECTION 11.11. Funds and Accounts.

Any fund or account required by this Bond Indenture to be established and maintained by the Trustee may be established and maintained in the accounting records of the Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account; but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with industry standards to the extent practicable, and with due regard for the requirements of Section 6.06 and for the protection of the security of the Bonds and the rights of every Holder thereof. The Trustee may establish such additional funds and accounts as it deems necessary to perform its obligations hereunder.

SECTION 11.12. Limitation on Liability.

A. Limitation on Liability of Issuer. No provision of this Bond Indenture shall require the Issuer to expend or risk its own funds (other than the Revenues) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, and all expenses of the Issuer in carrying out its obligations under this Bond Indenture shall be payable solely from and to the extent of funds derived by the Issuer from the Borrower. Anything in this Bond Indenture to the contrary notwithstanding, the performance by the Issuer of all duties and obligations imposed upon it hereby, the exercise by it of all powers granted to it hereunder, the carrying out of all covenants, agreements, and promises made by it hereunder, and liability of the Issuer for all warranties and other covenants herein shall be limited solely to the money and revenue received from the payments by the Borrower under the Loan Agreement, moneys attributable to the proceeds of Bonds, and income from the temporary investment thereof; and the Issuer shall not be required to effectuate any of such duties, obligations, powers, or covenants except from, and to the extent of, such moneys, revenues, proceeds, and payments. Whether or not therein expressly so provided, every provision of this Bond Indenture relating to the conduct or affecting the liability of the Issuer shall be subject to the provisions of this Section.

B. No Recourse Against Others. No recourse under or upon any obligation, covenant, or agreement contained in this Bond Indenture, or in any Bond, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, or against any past, present, or future director, officer, or employee, as such, of the Issuer, the Trustee, or any successor corporation, either directly or through the Issuer or the Trustee, whether by virtue of any constitution or statute or rule of law, or by the enforcement of any assessment, judgment, or penalty, or otherwise; it being expressly understood that this Bond Indenture and the Bonds are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, directors, officers, or employees, as such, of the Issuer, the Trustee, or any successor corporation, or any of them, because of the creation of indebtedness hereby authorized, or under or by reason of the obligations, covenants, or agreements contained in this Bond Indenture or the Bonds or implied therefrom, and that any and all such personal liability either at common law or equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, director, officer, or employee, as such, are hereby expressly waived and released as a condition of, and in consideration for, the execution of this Bond Indenture and the issuance of the Bonds.

SECTION 11.13. Credit Facility Providers and Bondholder Representative.

The Bondholder Representative for the Bonds of a subseries, if a Bondholder Agreement is in effect therefor, and otherwise the Credit Facility Provider, if a Credit Facility is in effect for the Bonds of any subseries and the Credit Facility Provider for such Bonds is not in default under the Credit Facility on which it is obligated, shall be deemed to be the owner of such Bonds for the purpose of all approvals, consents, waivers or institution of any action and the direction of all remedies, except as otherwise provided herein.

SECTION 11.14. Business Days.

When any action is provided for herein to be done on a day named or within a specified time period, and the day or the last day of the period falls on a day other than a Business Day, such action may be performed on the next ensuing Business Day with the same effect as though performed on the appointed day or within the specified period.

SECTION 11.15. Governing Law.

This Bond Indenture and the Bonds are contracts made under the laws of the State of Texas and shall be governed by and construed in accordance with such laws applicable to contracts made and performed in said State.

SECTION 11.16. Execution in Several Counterparts.

This Bond Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 11.17. Consent to Loan Agreement; Exchange of Notes.

The Trustee is hereby authorized to, and does hereby, consent to execution and delivery by the Issuer and the Borrower of the amendment to the Loan Agreement to become effective simultaneously with this Bond Indenture.

On the effective date of this Bond Indenture, the Trustee shall exchange the “Note” (as defined in the Original Loan Agreement) held by it under the Original Bond Indenture for the Note (as defined in the Loan Agreement) issued to it by the Borrower on such effective date and, on behalf of the Borrower, shall cancel such “Note.”

SECTION 11.18. Effective Date and Effect.

This Bond Indenture shall become effective on August 19, 2014, provided that the Tender Agent shall have received the Purchase Price of all Bonds due on such date and (2) the Trustee shall have received written consents hereto from Bank of America, N.A. (as the Credit Facility Provider under the Original Bond Indenture) and an Opinion of Counsel to the effect that the Bonds issued pursuant to Section 3.01 are valid and enforceable obligations of the Issuer and interest on such Bonds is excludable from gross income of the owners thereof for federal income tax purposes, except with respect to any Bond for any period of time during which such Bond is held by a “substantial user” of any of the facilities financed with proceeds of the Bonds or by a “related person”, as such terms are defined in Section 147(a) of the Code. Promptly after this Bond Indenture has become effective, the Trustee shall cancel and release the letter of credit issued to it by Bank of America, N.A. under the Original Bond Indenture and return the same to the issuer thereof in accordance with Section 5.08F of the Original Bond Indenture.

Except as expressly modified by this Bond Indenture, the terms and provisions of the Original Bond Indenture shall remain in force and effect as restated hereby, all of which are expressly ratified and confirmed. No amendment to the Original Bond Indenture or the Bonds effected or authorized hereby is intended to or shall extinguish any indebtedness represented thereby.

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IN WITNESS WHEREOF, the Issuer has caused this Bond Indenture to be signed in its name by its duly authorized officer, and The Bank of New York Mellon Trust Company, National Association, in token of its acceptance of the trusts created hereunder, has caused this Bond Indenture to be signed in its corporate name by one of the officers thereunto duly authorized all as of the day and year first above written.

HARRIS COUNTY INDUSTRIAL
DEVELOPMENT CORPORATION

By	/s/ Authorized Representative
Authorized Representative

[Signature page to Amended and Restated Bond Indenture Series 2012]

[This page is intentionally left blank]

[Signature page to Amended and Restated Bond Indenture Series 2012]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Authorized Representative
Authorized Representative

[Signature page to Amended and Restated Bond Indenture Series 2012]

[This page is intentionally left blank]

[Signature page to Amended and Restated Bond Indenture Series 2012]

EXHIBIT A

TO

BOND INDENTURE

(FORM OF BOND)

[Insert legend from Section 2.20, if applicable]

UNITED STATES OF AMERICA

STATE OF TEXAS

HARRIS COUNTY INDUSTRIAL DEVELOPMENT CORPORATION

MARINE TERMINAL REVENUE BOND

(HFOTCO LLC PROJECT)

SERIES 2012

BOND NUMBER	PRINCIPAL AMOUNT
R-	$

INTEREST RATE[1]:	DATED DATE[2]:	MATURITY DATE:	CUSIP:

REGISTERED OWNER:

PRINCIPAL AMOUNT:                                          DOLLARS

INITIAL INTEREST MODE:

FIRST DAY OF INITIAL INTEREST PERIOD IN INITIAL INTEREST MODE:

The Harris County Industrial Development Corporation, a public non-profit corporation organized and existing under and by virtue of the laws of the State of Texas (hereinafter referred to as the “Issuer”), acknowledges itself indebted and for value received hereby promises to pay, but only from the sources mentioned herein, to the Registered Owner named above or registered assigns, the Principal Amount stated above on the Maturity Date stated above, upon the presentation and surrender hereof at the Principal Corporate Trust Office of the Trustee hereinafter mentioned, and to pay, but only from such sources, interest on such Principal Amount from the Dated Date stated above, or the most recent Interest Payment Date to which interest hereon has been paid or duly provided for, at the Interest Rate stated [above]3 [in the Bond Indenture referred to herein]4, until the Principal Amount is paid, payable on [May 1 and November 1 of each year]3 [the days provided in such Bond Indenture]4, and calculated as provided in the Bond Indenture referred to herein, which interest shall be paid by the Trustee hereinafter mentioned by check mailed (except as herein provided) to the Registered Owner hereof, at the address of such Registered Owner as it appears on the registration books kept by the Trustee, as registrar of the Issuer, as of the Record Date. Payment of the principal and Redemption Price of this Bond will be

[1]	Insert applicable rate per annum for Fixed Rate Bonds and “Variable” for all other Bonds.
[2]	Insert date of initial delivery of the Bonds under the Original Bond Indenture.
[3]	Insert for Fixed Rate Bonds.
[4]	Insert for Bonds other than Fixed Rate Bonds.

payable at the Principal Corporate Trust Office of the Trustee referred to herein. Registered Owners of at least $1,000,000 principal amount of Bonds (hereinafter defined) may receive the payment of interest by wire transfer at the wire transfer address specified by such Owner in a written request received by the Trustee. The principal and Redemption Price of and interest on this Bond are payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. When Cede & Co. is the Holder of the Bonds, said principal or Redemption Price and interest payments shall be made to Cede & Co. by wire transfer in immediately available funds.

Definitions. Unless otherwise defined herein, all terms herein shall have the same meanings, respectively, as such terms are given in the Bond Indenture (as hereafter defined).

Authority. This Bond is one of a duly authorized series of Bonds of the Issuer designated its “Marine Terminal Revenue Bonds (HFOTCO LLC Project), Series 2012” (hereinafter referred to as the “Bonds”), issued by the Issuer in the aggregate principal amount of $100,000,000 under and pursuant to the Development Corporation Act, Chapter 501, Texas Local Government Code, as amended to the date hereof (herein referred to as the “Act”), and pursuant to the Amended and Restated Bond Indenture, dated as of August 19, 2014 (herein, as supplemented and amended from time to time in accordance with its terms, referred to as the “Bond Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, National Association, as trustee (together with its successors in trust, herein referred to as the “Trustee”). The Bonds are issued for the purposes described in the Bond Indenture.

Subseries. As provided in the Bond Indenture, the Bonds may be divided into subseries. This Bond is one of the subseries, if any, specified in its title.

Limitation on Recourse. The Bonds are secured by a pledge and assignment to the Trustee of the Revenues and the security therefor and guarantees thereof and by the proceeds from the sale of the Bonds (until disbursed as provided by the Bond Indenture) and all funds and accounts authorized and established by the Bond Indenture (with the exception of the Rebate Fund and the Purchase Fund). This Bond is a limited obligation of the Issuer payable solely from the Revenues specified in the Bond Indenture, which consist of certain payments received or receivable by the Issuer from the Borrower under the Loan Agreement.

No recourse shall be had for the payment of the principal or Redemption Price of or interest on this Bond or for any claims based thereon or under the Bond Indenture against any member, officer, agent or employee of the Issuer or any person executing this Bond, all such liability, if any, being hereby expressly waived and released by every Registered Owner of this Bond by the acceptance hereof, as provided in the Bond Indenture.

NEITHER THE STATE OF TEXAS NOR ANY POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OF TEXAS, INCLUDING HARRIS COUNTY, TEXAS, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR THE INTEREST ON THE BONDS. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF TEXAS, HARRIS COUNTY, TEXAS, OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OF TEXAS IS PLEDGED TO THE PAYMENT OF PRINCIPAL OF OR INTEREST OR ANY REDEMPTION PREMIUM ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

Bond Indenture Controlling. Reference is hereby made to the Bond Indenture for a description of the rights, limitation of rights, duties and immunities of the Issuer, the Trustee, and the Registered Owners of the Bonds. By the acceptance of this Bond, the Registered Owner hereof assents to all provisions of the Bond Indenture. Certified copies of the Bond Indenture are on file at the Principal Corporate Trust Office of the Trustee.

Redemption and Purchase in Lieu of Redemption. The Bonds shall be subject to optional and mandatory redemption, as well as purchase in lieu of redemption, all as provided in the Bond Indenture.

Selection of Bonds to Be Redeemed. In the case of Bonds to be redeemed at the election or direction of the Borrower, the Borrower will select the subseries (if any), Mode, maturities, Interest Periods, interest rates, and principal amounts of the Bonds to be redeemed; if less than all Bonds of the same subseries (if any), maturity, Interest Period, and interest rate are to be redeemed, the Bonds of such subseries, maturity, Interest Period and interest rate to be redeemed will be selected by the Trustee, by lot, using such method of selection as the Trustee in its discretion shall consider appropriate and fair, except as otherwise provided in the Bond Indenture; provided that Liquidity Facility Bonds (if any) of such subseries are to be redeemed first.

Notice of Redemption. The Trustee is to give notice of the redemption of the Bonds in the name of the Issuer as provided in the Bond Indenture, but the failure of any Bondholder other than the Holder of this Bond to receive such notice will not affect the validity of the proceedings for the redemption of this Bond.

If, on any redemption date, moneys for the redemption of the Bonds of this subseries then to be redeemed, together with interest thereon to the redemption date, are held by the Trustee so as to be available for payment of the Redemption Price, then interest on such Bonds will cease to accrue from and after the redemption date and such Bonds will no longer be considered to be Outstanding under the Bond Indenture.

Optional and Mandatory Tender for Purchase. Bonds or portions thereof in the Daily Mode, Weekly Mode, or R- FLOATs Mode are required to be purchased at the option of the Registered Owner on the dates, by the Persons, at the price, from and to the extent of the funds, and on the other terms and conditions provided in the Bond Indenture. The Bond Indenture requires this Bond or a specified portion hereof to be tendered by the Registered Owner for purchase upon each Mandatory Purchase Date therefor described in the Bond Indenture. By accepting this Bond the Holder hereof agrees to all such provisions in the Bond Indenture.

Acceleration. In case an Event of Default as defined in Section 7.01 of the Bond Indenture shall occur, the principal of and interest on this Bond may become or be declared due and payable in the manner and with the effect provided in the Bond Indenture.

Defeasance. The Bond Indenture permits a discharge and satisfaction of the pledge of the Revenues or other moneys and securities pledged by the Bond Indenture upon payment to the Trustee of moneys or certain Investment Securities in an amount which, together with interest thereon, would be sufficient to provide moneys for the payment when due of the principal or Redemption Price of and interest due and to become due on said Bonds on and prior to the redemption or maturity date thereof, as the case may be.

Limitation on Suits. The Registered Owner of this Bond shall have no right to institute any suit, action or proceeding in equity or at law for the execution of any trust under the Bond Indenture, or for any other remedy under the Bond Indenture, except as otherwise expressly provided in the Bond Indenture.

Legal Holidays. If the specified date for any payment hereon shall be a Saturday, Sunday, or legal holiday or the equivalent (other than a moratorium) on which banking institutions generally are authorized to close in the place of payment or in the city in which is located the Principal Corporate Trust Office of the Trustee or shall otherwise be a day other than a Business Day, then such payment may be made on the next succeeding day which is not one of the foregoing days without additional interest and with the same force and effect as if made on the specified date for such payment.

Amendments. The Bond Indenture contains provisions permitting the Issuer to adopt Supplemental Bond Indentures modifying or amending the Bond Indenture and the rights and obligations of the Issuer and the Holders of the Bonds thereunder, in some cases without the consent of the Bondholders and in some cases with the written consent of the Holders of a majority in principal amount of the Bonds Outstanding thereunder; provided, however, that no such modification or amendment shall permit a change in the terms of redemption or maturity of the principal of any Outstanding Bond or of any installment of interest thereon or a reduction in the principal amount or the Redemption Price thereof or in the rate of interest thereon without the consent of the Holders of such Bond, or shall reduce the percentages or otherwise affect the classes of Bonds the consent of the Holders of which is required to effect any such modification or amendment.

Transfer and Exchange. This Bond is a negotiable instrument as provided in the Act, subject, however, to the provisions for registration and transfer contained in the Bond Indenture and in this Bond. This Bond is transferable, as provided in the Bond Indenture, only upon the registration books kept by the Trustee, as registrar of the Issuer, at the request of the Registered Owner hereof in person or by his attorney duly authorized in writing, upon surrender hereof together with a written instrument of transfer satisfactory to the Trustee duly executed by such Registered Owner or his duly authorized attorney and upon the payment of such charges as provided in the Bond Indenture. Upon surrender for transfer of this Bond, the Issuer shall issue in the name of the transferee a new Bond or Bonds in accordance with the provisions of the Bond Indenture and this Bond of the same aggregate principal amount and the same subseries, Interest Period, interest rate and maturity.

The Issuer and the Trustee may deem and treat the Person in whose name this Bond is registered upon the books of the Issuer as the absolute owner hereof, whether this Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal and Redemption Price of and interest on this Bond and for all other purposes whatsoever, and all such payments so made to the Registered Owner hereof or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums paid, and neither the Issuer nor the Trustee shall be affected by any notice to the contrary.

The Bonds are issuable as fully registered Bonds in denominations specified in the Bond Indenture. Bonds may, at the option of the Holders thereof, be exchanged for an equal aggregate principal amount of Bonds of the same maturity, subseries (if any), Interest Period, and interest rate of any other authorized denominations, upon surrender thereof at the Principal Corporate Trust Office of the Trustee with a written instrument of transfer satisfactory to the Trustee, duly executed by the Registered Owner or his attorney duly authorized in writing.

For every exchange or transfer of Bonds the Issuer or the Trustee may make a charge sufficient to reimburse the Issuer or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, which sum or sums shall be paid by the Person requesting such exchange or transfer, as a condition precedent to the exercise of the privilege of making such exchange or transfer. The cost of preparing each new Bond issued upon such exchange or transfer and any other expenses of the Issuer or the Trustee incurred in connection therewith shall be paid by the Person requesting such exchange or transfer.

Due Authority. It is hereby certified and recited by the Issuer that all conditions, acts, and things required by the statutes of the State of Texas and the Bond Indenture to exist, to have happened and to have been performed precedent to or in the issuance of the Bonds and of this Bond in order to make the Bonds and this Bond the legal, valid and binding limited obligations of the Issuer, in accordance with their terms, exist, have happened and have been performed in regular and due form as required by law, and that the issuance of the Bonds is within every debt limit and other limit upon the Issuer prescribed by law or by the Bond Indenture for the Issuer.

Severability; Governing Law. In case any provision in this Bond or any application thereof shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions and applications shall not in any way be affected or impaired thereby. This Bond shall be construed in accordance with and governed by the laws of the State of Texas and the federal law of the United States of America.

Unless a certificate of authentication hereon has been executed by the Trustee, by manual signature, this Bond shall not be entitled to any benefit under the Bond Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, as provided by the Act, the Issuer has caused this Bond to be duly executed.

HARRIS COUNTY INDUSTRIAL
DEVELOPMENT CORPORATION

Date:	By:
[Title]

(SEAL)

ATTEST:

By:
[Title]

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds described in the within mentioned Bond Indenture, a predecessor Bond for which has been approved by the Attorney General of Texas and registered by the Comptroller of Public Accounts of the State of Texas.

[Name of Trustee], as Trustee

By:
Authorized Signature

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                    Custodian                                  under Uniform Gift to Minors Act

                                                     (Cust)                                 (Minor)

                             (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(please print or typewrite name and address including postal zip code of assignee)

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                              Attorney                                                       to transfer the within Bond on the books kept for registration hereof, with full power of substitution in the premises.

Dated:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee which requirements will include membership or participation in STAMP or such other “signature guarantee program; as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Bond in every particular, without alteration or enlargement or any change whatsoever

EXHIBIT B

TO

BOND INDENTURE

INVESTMENT SECURITIES

“Investment Securities” means any of the following securities:

(1) Governments and Agencies: obligations of the United States of America or its agencies and instrumentalities;

(2) Government Guaranteed Obligations: other obligations, the principal of and interest on which are unconditionally guaranteed or insured by, or backed by the full faith and credit of, the United States of America or any agency or instrumentality thereof;

(3) Municipals: obligations of states, agencies, counties, cities, and political subdivisions of any state rated as to investment quality by S&P not less than “AA-” and by Moody’s not less than “A1/P-1” or “Aa3” and having a remaining term of one year or less;

(4) Insured CDs: certificates of deposit issued by a state or national bank or savings bank domiciled in the State of Texas and the short-term debt of which is rated at least “A1/P-1” or “Aa3” by Moody’s, if such certificates of deposit are for a fixed dollar amount plus a fixed rate of interest, and are guaranteed or insured by the Federal Deposit Insurance Corporation or its successor, and are not rated by S&P with the suffix “r”;

(5) Collateralized Repos: fully collateralized agreements to buy, hold for a specified time, and sell back at a future date obligations described in Clauses (1) through (3) immediately above, if such agreement:

(a) has a defined termination date within one year after purchase for a fixed principal sum plus interest;

(b) is secured by obligations described in such Clause (1);

(c) requires the securities being purchased to be pledged to the Trustee, held in the name of the Trustee, and deposited at the time the investment is made with the Trustee or with a third party selected and approved by Borrower Order;

(d) is placed through a primary government securities dealer, as defined by the Federal Reserve, or a financial institution doing business in the State of Texas; and

(e) is rated not less than “A-1+” by S&P and not less than “A1/P-1” or “Aa3” by Moody’s, and such rating by S&P does not include the suffix “r”, or the Trustee has received written confirmation from each Rating Agency that the investment of funds under such agreement will not result in the assignment of a rating to the Bonds of any subseries that is less than either such level;

(6) Bankers’ Acceptances: bankers’ acceptances that:

(a) have a stated maturity within three months after the date of issuance;

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(b) will be, in accordance with their terms, liquidated in full at maturity for a fixed dollar amount plus interest;

(c) are eligible as collateral for borrowing from a Federal Reserve Bank; and

(d) are issued by a bank organized and existing under the laws of the United States of America or any state, the short-term obligations of which bank are rated not less than “A-1+” by S&P and not less than “P-1” by Moody’s, and such rating by S&P does not include the suffix “r”;

(7) Commercial Paper: commercial paper that matures in a fixed dollar amount within three months after the date of its issuance, is rated not less than “A-1+” by S&P and not less than “P-1” by Moody’s, and such rating by S&P does not have an “r” appended to such rating;

(8) Money Market Mutual Funds: money market mutual funds that:

(a) are registered with and regulated by the United States Securities and Exchange Commission;

(b) provide the Trustee or the Issuer with a prospectus and other information required by the Securities Exchange Act of 1934 or the Investment Company Act of 1940;

(c) have a dollar-weight average stated maturity of 90 days or fewer;

(d) include in their investment objectives the maintenance of a stable net asset value of $1 per share; and

(e) are continuously rated as to investment quality not less than “AAAm” or “AAAm-G” by S&P and “Aaa” by Moody’s;

(9) Investment Contracts: obligations of any Person either (1) the long-term senior unsecured debt or claims-paying ability or financial strength of which, or of any unconditional guarantor of full and timely payment of its obligations thereunder, is rated at least “AA-” by S&P and “Aa3” by Moody’s or (2) both (a) which has agreed to pledge collateral therefor and (b) as to which the Trustee has received written confirmation from each Rating Service that an investment of funds under such obligation will not result in the assignment of a long-term rating to the Bonds by such Rating Service that is less than the lower of “AA-,” in the case of S&P, or “Aa3,” in the case of Moody’s, or the rating then assigned by such Rating Service to the long-term senior unsecured debt of the highest rated Credit Facility Provider (if any); and

(10) Deposit Agreements: demand deposits, including interest bearing money market accounts, time deposits, trust funds, trust accounts, overnight bank deposits, interest-bearing deposits, and certificates of deposit or bankers acceptances of depository institutions, including the Trustee or any of its affiliates, rated in the AA long-term ratings category or higher by S&P or Moody’s or which are fully FDIC-insured;

excluding, however, (A) obligations whse payment represents the coupon payments on the outstanding principal balance of underlying mortgage-backed securities collateral and pays no principal; (B) obligations whose payment represents the principal stream of cash flow from underlying mortgage-backed securities collateral and bears no interest; (C) collateralized mortgage obligations that have a stated final maturity date of greater than 10 years; and (D) collateralized mortgage obligations the interest rate on which is determined by an index that adjusts opposite to the changes in a market index.

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EXHIBIT C

TO

BOND INDENTURE

FORM OF REQUISITION

[Name and Address of Trustee]

Re:         Harris County Industrial Development Corporation Marine Terminal Revenue Bonds (HFOTCO LLC Project) Series 2012

REQUISITION NO.

Ladies and Gentlemen:

HFOTCO LLC, as the Borrower under the Amended and Restated Bond Indenture, dated as of August 19, 2014 (the “Bond Indenture”), from the Issuer of the above referenced Bonds to you, as Trustee, hereby directs you to withdraw the sum of $             from the Costs of Issuance Fund and $             from the Project Fund established under the Bond Indenture and to disburse such amounts [insert payment instructions].

In connection with this direction, the undersigned officers of the Borrower state that:

1. Eligible Costs: The Borrower has incurred Costs of the Projects at least equal to the above amount, no such Costs are the basis for any other requisition by the Borrower which has previously been honored or is now pending under the Bond Indenture, and either (a) such Costs were paid by the Borrower on or after January 13, 2012, or have not yet been paid by the Borrower, or (b) such Costs were incurred subsequent to, and paid from one or more draws under, a borrowing by the Borrower for such purpose, and the disbursement requested hereby will be applied to repay such borrowing in the same amount, or (c) such Costs were architectural, engineering, survey, soil testing, and similar costs incurred prior to commencement of the acquisition, construction, or rehabilitation of the Projects (other than land acquisition, site preparation, and similar costs incident to commencement of construction), or (d) such Costs are costs of issuance of the Bonds.

2. Limited Costs of Issuance and Non-Qualifying Project Costs: The disbursement requested hereby, when added to all previous disbursements from the Project Fund, will not result in financing by the Bonds of (a) costs of issuance of the Bonds in an amount which exceeds 2% of the proceeds (i.e., issue price exclusive of accrued interest) of the Bonds or (b) costs of issuance of the Bonds and property other than “qualified project costs” for Hurricane Ike Disaster Area Bonds in an aggregate amount that exceeds 5% of the net proceeds (i.e., proceeds reduced by amounts in a reasonably required reserve or replacement fund) of the Bonds.

All capitalized terms herein have the meanings ascribed to such terms in the Bond Indenture.

Very truly yours,

HFOTCO LLC

By:
[Name of Officer]
[Title]

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